                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                            DATED AS OF MAY 29, 1998

                  AMONG PIONEER AMERICAS ACQUISITION CORP. AND
        PCI CHEMICALS CANADA INC./PCI CHIMIE CANADA INC., AS BORROWERS,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, F/K/A BANK OF AMERICA ILLINOIS, AS ADMINISTRATIVE AGENT,
                     AS U.S. FUNDING AGENT AND AS A LENDER,

               BANK OF AMERICA CANADA, AS CANADIAN FUNDING AGENT
                                AND AS A LENDER,

                 BANK AMERICA ROBERTSON STEPHENS, AS ARRANGER,

                                      AND

                THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

                               TABLE OF CONTENTS

                                                                                                            Page

1. DEFINITIONS AND OTHER TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1. Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2. Other Definitional Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         1.3. Interpretation of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         1.4. Compliance with Financial Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         1.5. Currency Equivalents Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         1.6. Effect of Amendment and Restatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

2. LOANS; LETTERS OF CREDIT; OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.1. Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.2. Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.3. Bankers' Acceptances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         2.4. Loan Accounts; Demand Deposit Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         2.5. Interest and Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         2.6. Requests for Loans; Borrowing Base Certificates; Other Information. . . . . . . . . . . . . .  45
         2.7. Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         2.8. Overdraft Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         2.9. Over Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         2.10. Agents' and Lenders' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         2.11. Making of Payments; Application of Collections; Charging of Accounts.  . . . . . . . . . . .  48
         2.12. Agents' Election Not to Enforce. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         2.13. Reaffirmation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         2.14. Setoff.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         2.15. Fee Letter.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         2.16. Settlements, Distributions and Apportionment of Payments.  . . . . . . . . . . . . . . . . .  51
         2.17. Canadian or U.S. Dollar Loans Unavailable. . . . . . . . . . . . . . . . . . . . . . . . . .  52
         2.18. Reserves on Canadian Dollar Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         2.19. Unavailability of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         2.20. Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         2.21. Income Tax Act (Canada). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         2.22. Payments in Applicable Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

3. COLLATERAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         3.1. Grant of Security Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         3.2. Accounts Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3.3. Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         3.4. Supplemental Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         3.5. Collateral for the Benefit of Agents and Lenders. . . . . . . . . . . . . . . . . . . . . . .  61
         3.6. Certain Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62



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
         3.7. Landlord's Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         3.8. Canadian Bank Act Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

4. REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         4.1. Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         4.2. Authorization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         4.3. No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         4.4. Validity and Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         4.5. No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         4.6. Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         4.7. Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         4.8. Litigation; Contingent Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         4.9. Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         4.10. Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         4.11. Partnerships; Joint Ventures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         4.12. Business and Collateral Locations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         4.13. Senior Secured Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         4.14. Term Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         4.15. Eligibility of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.16. Patents, Trademarks, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.17. Solvency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.18. Contracts; Labor Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.19. Pension and Welfare Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         4.20. Regulations G, U and X.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         4.21. Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         4.22. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         4.23. Investment Company Act Representation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         4.24. Public Utility Holding Company Act Representation. . . . . . . . . . . . . . . . . . . . . .  72
         4.25. Environmental and Safety and Health Matters. . . . . . . . . . . . . . . . . . . . . . . . .  72
         4.26. Related Agreements and Transaction Documents.  . . . . . . . . . . . . . . . . . . . . . . .  73
         4.27. Capitalized Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         4.28. Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         4.29. Holding Companies; Licensing Companies.  . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         4.30. Year 2000 Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

5. COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         5.1. Financial Statements and Other Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         5.2. Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         5.3. Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         5.4. Nature of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         5.5. Books, Records and Access.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         5.6. Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         5.7. Repair. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82





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
         5.8. Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         5.9. Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         5.10. Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         5.11. Merger, Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         5.12. Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         5.13. Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         5.14. Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         5.15. Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         5.16. Guaranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         5.17. Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         5.18. Designated Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         5.19. Loans to Designated Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         5.20. Change in Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         5.21. Environmental Issues.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         5.22. Related Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         5.23. Unconditional Purchase Options.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         5.24. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         5.25. Transactions with Related Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         5.26. Amendment of Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         5.27. Designated Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         5.28. Limitation on Applicability of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . .  91
         5.29. Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         5.30. Holding Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         5.31. Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         5.32. Interest Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

6. DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         6.1. Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         6.2. Effect of Event of Default; Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

7. ADDITIONAL PROVISIONS REGARDING COLLATERAL AND ADMINISTRATIVE AGENT'S RIGHTS.  . . . . . . . . . . . . .  96
         7.1. Notice of Disposition of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         7.2. Application of Proceeds of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         7.3. Care of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         7.4. Performance of Borrowers' Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         7.5. Agents' and Lenders' Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

8. CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . .  97
         8.1. Conditions Precedent to Initial Loans and Letters of Credit.  . . . . . . . . . . . . . . . .  97
         8.2. Continuing Conditions Precedent to all Loans; Certification.  . . . . . . . . . . . . . . . .  99





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
9. INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         9.1. Environmental and Safety and Health Indemnity.  . . . . . . . . . . . . . . . . . . . . . .   99
         9.2. General Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         9.3. Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         9.4. Tax Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
         9.5. Currency Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         9.6. Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102

10. AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         10.1. Appointments of Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         10.2. Nature of Duties of each Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         10.3. Each Agent in its Capacity as Lender.  . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         10.4. Independent Credit Analysis. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         10.5. General Immunity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         10.6. Action by Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         10.7. Right to Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         10.8. Exercise of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         10.9. Each Agent's Resignation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
         10.10. Disbursement of Proceeds of Loans and Other Advances. . . . . . . . . . . . . . . . . . .  107
         10.11. Release of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
         10.12. Agreement to Cooperate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         10.13. Sharing of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         10.14. Agents and Lenders to Act as Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . .  108

11. GENERAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         11.1. Borrowers' Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         11.2. Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
         11.3. Expenses; Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
         11.4. BOA's and BAC's Fees and Charges.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         11.5. Lawful Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         11.6. No Waiver by Agent or any Lender; Amendments.  . . . . . . . . . . . . . . . . . . . . . .  112
         11.7. Termination of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         11.8. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         11.9. Assignments and Participations; Information. . . . . . . . . . . . . . . . . . . . . . . .  113
         11.10. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
         11.11. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
         11.12. Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
         11.13. Consent to Jurisdiction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
         11.14. Subsidiary Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         11.15. Borrowers' Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         11.16. Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         11.17. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         11.18. Language. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118





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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                 THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 29th day of May, 1998 by and among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to BANK OF AMERICA ILLINOIS (in its individual capacity, "BOA"), having an office at 231 South LaSalle Street, Chicago, Illinois 60697, as Administrative Agent, U.S. Funding Agent and a Lender hereunder, BANK OF AMERICA CANADA (in its individual capacity ("BAC")), having an office at 200 Front Street West, Toronto, Ontario, Canada M5V 3L2, as Canadian Funding Agent and a Lender hereunder, BANK AMERICA ROBERTSON STEPHENS, as Arranger, having an office at 231 South LaSalle Street, Chicago, Illinois 60697, the other Lenders from time to time party hereto, PIONEER AMERICAS ACQUISITION CORP. ("PAAC"), a Delaware corporation, having its principal office at 700 Louisiana Street, Suite 4300, Houston, Texas 77002 and PCI CHEMICALS CANADA INC./PCI CHIMIE CANADA INC., a New Brunswick corporation, having its principal office at 630 Rene-Levesque Boulevard West, 31st Floor, Montreal, Quebec, Canada H3B 1S6 ("PCI Canada") (PAAC and PCI Canada being collectively referred to herein as "Borrowers").

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the terms of the Original Loan Agreement, Original Lender made available certain loans and other financial accommodations to or for the benefit of each of PAAC and PCI Canada; and

                 WHEREAS, the parties hereto desire to amend and restate the Original Loan Agreement to (a) provide for separate Lender groups to make available loans and other financial accommodations to PAAC, on the one hand, and PCI Canada, on the other, (b) appoint Bank of America National Trust and Savings Association, successor by merger to Bank of America Illinois, as Administrative Agent and U.S. Funding Agent thereunder and appoint Bank of America Canada as Canadian Funding Agent thereunder and (c) otherwise revise the terms of the Original Loan Agreement in various respects;

                 NOW, THEREFORE, in consideration of any loan or advance or grant of credit (including any loan or advance or grant of credit by renewal or extension) now or hereafter made to each Borrower by, or on behalf of, Lenders, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS AND OTHER TERMS.

                 1.1.     Definitions.

                 In addition to terms defined elsewhere in this Agreement or any Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                 "1995 Closing Date" means April 12, 1995.

                 "Account Debtor" means any Person who is or who may become obligated to either Borrower or any Designated Subsidiary under, with respect to, or on account of an Account Receivable, Contract Right or other Collateral.

                 "Account Receivable" means any account of, or any monetary obligations owed to, either Borrower or any Designated Subsidiary and any other right of either Borrower or any Designated Subsidiary to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

                 "Adjusted Reference Rate" means, at any time, the Reference Rate plus one-half of one percent (0.50%). Each change in the interest rate on any Adjusted Reference Rate Loan shall take effect on the effective date of the change in the Adjusted Reference Rate.

                 "Adjusted Reference Rate Loan" means any Canadian Dollar portion of the Revolving Loan which bears interest at a Floating Rate determined with reference to the Adjusted Reference Rate.

                 "Administrative Agent" means Bank of America National Trust and Savings Association in its capacity as administrative agent for Lenders hereunder and under the Related Agreements, or any successor administrative agent pursuant to Section 10.

                 "Affected Lender" has the meaning ascribed to such term in
Section 2.19.

                 "After-Tax Basis" means, in the case of any amount paid or payable to any Agent or any Lender, a basis such that any payment received or deemed to have been received shall be forthwith supplemented by a further supplemental payment to such Agent or such Lender, so that after taking into account all federal, state, provincial or local income Taxes, such Agent or such Lender receives an amount equal to the original payment received or deemed to have been received.

                 "Agents" means, collectively, Administrative Agent and Funding Agents.

                 "Agreement" means this Amended and Restated Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time.

                 "Applicable Currency" means, as to any particular payment or Loan, Canadian Dollars or U.S. Dollars.

                 "Applicable Margin" means, at any time, a percentage determined with reference to the Interest Coverage Ratio for the twelve month period ending on the last day of PAAC's most recent fiscal quarter, as set forth below for the applicable interest rate or fee:

                                                                                                 Applicable
                                Applicable           Applicable             Applicable           Margin for
                                Margin for       Margin for Floating        Margin for        Letter of Credit
  Interest Coverage Ratio    Fixed Rate Loans        Rate Loans             Non-Use Fee         Commissions
  -----------------------    ----------------    -------------------        -----------       ----------------

 Greater than or equal            1.75%                 0.75%                  0.35%               1.50%
   to 3.5:1.0

 Less than 3.5:1.0 and            2.00%                 1.00%                  0.40%               1.75%
   greater than or equal
   to 3.0:1.0

 Less than 3.0:1.0 and            2.25%                 1.25%                  0.45%               2.00%
   greater than or equal
   to 2.5:1.0

 Less than 2.5:1.0                2.50%                 1.50%                  0.50%               2.25%

The Interest Coverage Ratio for any fiscal quarter shall be determined pursuant to PAAC's monthly financial statements for the last month in such quarter delivered pursuant to Section 5.1.1(b) or, with respect to the last fiscal quarter in any Fiscal Year, PAAC's annual audited financial statements for such Fiscal Year delivered pursuant to Section 5.1.1(a). Changes in the Applicable Margin shall become prospectively effective five (5) days after receipt by Administrative Agent of the applicable financial statements, accompanied by a calculation of the Interest Coverage Ratio. The Applicable Margin for the period from the Closing Date until five (5) days after receipt by Administrative Agent of PAAC's financial statements for December 31, 1997, shall be set at the level that would be applicable if the Interest Coverage Ratio were less than 2.50:1.0.

                 "Application" means an application by a Borrower, in a form and containing terms and provisions acceptable to Administrative Agent and the applicable Issuing Bank, for the issuance by such Issuing Bank of a Letter of Credit.

                 "Assignee Deposit Accounts" has the meaning ascribed to such term in Section 3.2(d).

                 "Assignment and Acceptance Agreement" means an agreement in the form of Exhibit D pursuant to which a Lender assigns all or a portion of its rights, and delegates all or such portion of its obligations, under this Agreement and the Related Agreements, to another Person.

                 "Attorneys' Fees" has the meaning ascribed to such term in
Section 11.3.

                 "BA Availment" means that portion of the Revolving Loan which has been used by PCI Canada (or, as the context may require, is available for use by PCI Canada) by way of issuance of Bankers' Acceptances.

                 "BA Discount Proceeds" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable date of advance which is equal to the face amount of such Bankers' Acceptance accepted by a BA Lender multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (a) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (b) a fraction, the numerator of which is the term of such Bankers' Acceptance accepted by a BA Lender and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

                 "BA Discount Rate" means, with respect to a Bankers' Acceptance accepted by a BA Lender, the discount rate, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable date of advance, for bankers' acceptances of BAC having a comparable face amount and identical maturity date to the face amount and maturity date of Bankers' Acceptance accepted by such BA Lender.

                 "BAC" has the meaning ascribed to such term in the Preamble.

                 "BA Lenders" means Bank of America Canada, Credit Lyonnais Canada, and any other Canadian Lender who becomes a BA Lender pursuant to the terms of this Agreement from time to time.

                 "Bankers' Acceptances" means those drafts or bills of exchange in Canadian Dollars issued by PCI Canada and accepted by a BA Lender pursuant to this Agreement.

                 "Bankers' Acceptance Fee" means a fee, if any, expressed as a percentage per annum determined and adjusted by BAC from time to time as a reference rate for determining fees to be charged to its corporate customers for the acceptance by BAC at its main branch in Toronto, Ontario of drafts or bills of exchange in Canadian Dollars issued by such corporate customers, plus the Applicable Margin for Fixed Rate Loans.

                 "Bankers' Acceptance Obligations" means at any time an amount equal to the U.S. Dollar Equivalent of the aggregate of the principal face amount of all outstanding Bankers' Acceptances.

                 "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois, San Francisco, California or Toronto, Canada; provided, with respect to (a) LIBO Rate Loans, Banking Days shall not include a day on which dealings in U.S. Dollars may not be carried on by U.S. Funding Agent in the London interbank LIBO market, (b) U.S. Dollar Loans made or to be made by Canadian Lenders, Banking Days shall not include a day on which dealings in U.S. Dollars may not be carried on by Canadian Funding Agent in the applicable foreign exchange market and (c) BA Availments shall not include a day on which banks are authorized or required to be closed for the conduct of commercial banking business in Toronto or Montreal, Canada.

                 "BMPC" means Black Mountain Power Company, a Subsidiary of
PCAC.

                 "BOA" has the meaning ascribed to such term in the Preamble.

                 "Borrower Collateral" has the meaning ascribed to such term in
Section 3.1.

                 "Borrowers" has the meaning ascribed to such term in the Preamble.

                 "Borrowing Base" means the sum of:

                          (a) an amount equal to 85% of the U.S. Dollar Equivalent of the net amount (after deduction of such reserves and allowances as Administrative Agent deems proper and necessary in its reasonable business judgment) of Eligible Account Receivable of each Borrower and each Designated Subsidiary; plus

                          (b) an amount equal to the least of (i) the Inventory Sublimit, (ii) 50% of the U.S. Dollar Equivalent of the net value (after deduction of such reserves as Administrative Agent deems proper and necessary in its reasonable business judgment) of Eligible Inventory and (iii) an amount equal to 35% of the amount in clause
         (a)(i) hereof; and

                 "Borrowing Base Certificate" means a certificate in the form of Exhibit A attached hereto, executed and certified as accurate by an officer of a Borrower designated in writing from time to time by such Borrower to Administrative Agent pursuant to resolutions of the Board of Directors of such Borrower.

                 "Canadian Bank Act Security" means all security under the Bank Act (Canada) granted by PCI Canada to BAC to be held and dealt with by the Canadian Funding Agent pursuant to Section 3.8 and the other applicable terms of this Agreement.

                 "Canadian Dollar Loans" means Loans denominated in Canadian Dollars.

                 "Canadian Dollars" and "C$" each mean lawful money of Canada.

                 "Canadian Funding Agent" means BAC in its capacity as funding agent for Canadian Lenders hereunder and under the Related Agreements, or any successor funding agent that is a resident of Canada under the Income Tax Act (Canada) or is entitled to complete exemption from Canadian withholding tax imposed on or with respect to any payments to be made to it pursuant to this Agreement, for Canadian Lenders pursuant to Section 10.

                 "Canadian Issuing Bank" means BAC or any other Canadian Lender selected by Canadian Funding Agent with PCI Canada's consent (which will not be unreasonably withheld) to issue Letters of Credit under this Agreement for the account of PCI Canada.

                 "Canadian Lenders" means, collectively, BAC and any other Person that becomes a Canadian Lender under this Agreement and each of their respective successors and assigns as provided in this Agreement.

                 "Canadian Pension Laws" has the meaning ascribed to such term in Section 4.19(b).

                 "Canadian Pension Plan" means any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, either Borrower in respect of any Person's employment in Canada with such Borrower.

                 "Canadian Prime Rate" means, at any time, the higher of (i) the rate per annum which the Canadian Funding Agent announces as its prime rate for Canadian Dollar commercial loans made in Canada, effective as of the date announced and (ii) the average rate for 30 day Canadian Dollar bankers' acceptances that appear on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the applicable day plus 0.50% per annum. Each change in the interest rate on any Canadian Prime Rate Loan shall take effect on the effective date of the change in the Canadian Prime Rate.

                 "Canadian Prime Rate Loan" means any Canadian Dollar portion of the Revolving Loan which bears interest at a Floating Rate determined with reference to the Canadian Prime Rate.

                 "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

                 "Closing Date" means the first date on which Loans are made, or Letters of Credit are issued, under this Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                 "Collateral" means, collectively, (a) the Borrower Collateral and (b) the Obligor Collateral.

                 "Companies" means, collectively, the Borrowers and the Designated Subsidiaries.

                 "Contingent Payment Agreement" shall mean that certain Contingent Payment Agreement dated on or about the 1995 Closing Date among Parent, PAAC and Sellers.

                 "Contract Right" means any right of either Borrower or any Designated Subsidiary to payment under a contract for the sale or lease of goods or the rendering of services, which right is not yet earned by performance.

                 "Credit" means the facility established under this Agreement pursuant to which U.S. Lenders will make Revolving Loans to PAAC and/or cause U.S. Issuing Bank to issue Letters of Credit for the account of PAAC and Canadian Lenders will make Revolving Loans to PCI Canada (including Bankers' Acceptances issued by PCI Canada), and/or cause Canadian Issuing Bank to issue Letters of Credit for the account of PCI Canada.

                 "Default Rate" means, with respect to a Loan, the rate of interest which is applicable to such Loan after the occurrence of an Event of Default, as determined pursuant to Section 2.5.1(d).

                 "Demand Deposit Account" has the meaning ascribed to such term in Section 2.3.

                 "Depository Accounts" has the meaning ascribed to such term in
Section 3.2(d).

                 "Designated Subsidiary" means any Subsidiary of PAAC (other than PCI Canada) so designated by PAAC from time to time, with Administrative Agent's written consent, which shall not be unreasonably withheld; provided, that neither Kemwater nor any Subsidiary of Kemwater shall be a Designated Subsidiary unless otherwise agreed in writing by all Lenders. The Designated Subsidiaries existing on the Closing Date are designated as such on Schedule 4.10.

                 "Disproportionate Advance" has the meaning ascribed to such term in Section 2.1.1(b).

                 "East" means Pioneer (East), Inc., a Subsidiary of PAI.

                 "EBITDA" for any period means net earnings (excluding interest income) before interest expense, tax expense, depreciation and amortization, all determined for PAAC and its Subsidiaries on a consolidated basis and in accordance with GAAP; provided, that for purposes hereof (a) net earnings shall not include any gains or losses on the sale or other disposition of Investments or fixed assets or any other extraordinary or unusual items of income or loss,
(b) net earnings for periods that include any portion of the 1997 Fiscal Year shall exclude up to US$31,000,000 related to prepayment premiums paid or incurred by PAAC in connection with the refinancing of some or all of PAAC's 13 3/8% First Mortgage Notes due 2005 on or about the OCC Closing Date and (c) net earnings shall not include any gains or losses of unconsolidated Subsidiaries, except where reflected in cash dividends.

                 "Eligible Account Receivable" means an Account Receivable owing to a Borrower or a Designated Subsidiary which meets the following requirements:

                 (a) it is genuine and in all respects what it purports to be;

                 (b) it arises from either (i) the performance of services by such Borrower or such Designated Subsidiary, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto or (ii) the sale or lease of goods by such Borrower or such Designated Subsidiary; and if it arises from the sale or lease of goods, (A) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and neither such Borrower nor such Designated Subsidiary has knowledge that the Account Debtor has failed to accept delivery of all or a portion of such goods, and (B) such Borrower or such Designated Subsidiary has possession of shipping and delivery receipts evidencing such shipment, delivery and acceptance;

                 (c) it (i) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (A) is dated not earlier than the date of shipment or performance and (B) if the Account Receivable is a "Foreign Account" (as defined below) it is payable within one hundred twenty (120) days after the applicable invoice date and (ii) is not unpaid on the date that is
(A) sixty (60) days after the applicable invoice date if the Account Receivable is a "Domestic Account" (as defined below) and (B) one hundred twenty (120) days after the applicable invoice date if the Account Receivable is a Foreign Account;

                 (d) it is not owing by an Account Debtor with respect to which invoices representing 15% or more of the unpaid net amount of all Account Receivables owing by such Account Debtor are unpaid more than sixty (60) days after the applicable invoice date;

                 (e) it is not subject to any assignment, claim or Lien (including without limitation Priority Payables), other than (i) a Lien in favor of Administrative Agent, for the benefit of Agents and Lenders, and (ii) Liens consented to by Administrative Agent in writing;

                 (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to Administrative Agent identifying or including such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

                 (g) there are no proceedings or actions which to the knowledge of either Borrower are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which are reasonably likely to materially impair its ability to pay any Account Receivable in full when due;

                 (h) it does not arise out of a contract which, by its terms, forbids, restricts or makes void or unenforceable the assignment by such Borrower or such Designated Subsidiary to Administrative Agent, for the benefit of Agents and Lenders, of the Account Receivable arising with respect thereto;

                 (i) the Account Debtor with respect thereto is not a Borrower, a Subsidiary, a Related Party (other than Saguaro Power Company L.P.) or an Obligor, or a director, officer, employee or agent of a Borrower, a Subsidiary, a Related Party or an Obligor;

                 (j) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America or Canada (a "Domestic Account");

                 (k) it is not a Domestic Account (a "Foreign Account"), but only to the extent that the aggregate amount of all Foreign Accounts does not exceed the U.S. Dollar Equivalent of $3,000,000 (the "Foreign Account Limit");

                 (l) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

                 (m) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower or such Designated Subsidiary or any Subsidiary, Related Party or other Obligor (or by any agent or custodian of such Borrower or such Designated Subsidiary, or any Subsidiary, Related Party or Obligor) for the account of or subject to further and/or future direction from the Account Debtor thereof;

                 (n) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to Accounts Receivable;

                 (o) it arises in the ordinary course of such Borrower's or such Designated Subsidiary's business;

                 (p) if (i) the Account Debtor is the United States of America or any state or local governmental entity, or any department, agency or instrumentality thereof, such Borrower or such Designated Subsidiary has assigned its rights to payment of such Account Receivable to Administrative Agent, for the benefit of Agents and Lenders, pursuant to the Assignment of Claims Act of 1940, as amended, or pursuant to any similar state or local law, regulation or requirement or (ii) the Account Debtor is Her Majesty in right of Canada or any provincial or local government entity, or any ministry, department, agency or instrumentality thereof, such Borrower or such Designated Subsidiary has assigned its rights to payment of such Account Receivable to Administrative Agent, for the benefit of Agents and Lenders, pursuant to the Financial Administration Act, R.S.C. 1985, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement, but in each case only to the extent that the aggregate amount of such government Accounts exceeds the U.S. Dollar Equivalent of $10,000,000 or the amount of any individual government Accounts exceeds the U.S. Dollar Equivalent of $2,000,000;

                 (q) if Administrative Agent in its reasonable business judgment has established a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable in the Applicable Currency due from such Account Debtor, including such Account Receivable, does not exceed such credit limit; provided, however, that Administrative Agent may not reduce any credit limit with respect to any Account Debtor except upon forty-five (45) days' prior notice to Borrowers;

                 (r) if the Account Receivable is evidenced by chattel paper or an instrument, (i) Administrative Agent shall have specifically agreed in writing to include such Account Receivable as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable and (iii) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to Administrative Agent, for the benefit of Agents and Lenders, in a manner satisfactory to Administrative Agent;

                 (s) it is an Account Receivable with respect to which Administrative Agent, for the benefit of Agents and Lenders, has a valid, first priority and fully perfected Lien, other than Foreign Accounts with an aggregate value less than or equal to the Foreign Account Limit; and

                 (t) it is an Account Receivable that Administrative Agent in its reasonable business judgment deems to be acceptable.

Administrative Agent further reserves the right in its reasonable business judgment, from time to time hereafter, to designate upon ten (10) Banking Days' prior notice to Borrowers as ineligible specific Accounts Receivable that meet the aforementioned criteria for Eligible Account Receivable, including without limitation if Administrative Agent in its reasonable business judgment determines that the prospect of payment or performance of the Account Debtor with respect to such Account Receivable is or will be materially impaired for any reason whatsoever. An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable.

                 "Eligible Inventory" means Inventory of a Borrower or any Designated Subsidiary, which meets the following requirements:

                 (a) it is owned by a Borrower or a Designated Subsidiary and is not subject to any prior assignment, claim or Lien (including without limitation Priority Payables), other than (i) a Lien in favor of Administrative Agent, for the benefit of Agents and Lenders, and (ii) Liens consented to by Administrative Agent in writing;

                 (b) if it is a hard good held for sale or lease or furnishing under contracts of service, it is (except as Administrative Agent may otherwise consent in writing) new and unused;

                 (c) except as Administrative Agent may otherwise consent, it is in the possession and control of a Borrower, a Designated Subsidiary or their respective agents;

                 (d) if it is in the possession or control of a bailee, warehouseman, processor or other Person other than a Borrower or a Designated Subsidiary, Administrative Agent is in possession of such agreements, instruments and documents as Administrative Agent may require (each in form and content acceptable to Administrative Agent and duly executed, as appropriate, by the bailee, warehouseman, processor or other Person in possession or control of such Inventory, as applicable), including but not limited to warehouse receipts in Administrative Agent's name, for the benefit of Agents and Lenders, covering such Inventory;

                 (e) it is not Inventory which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof and in respect of which Inventory a Borrower or a Designated Subsidiary shall have received any progress or other advance payment which is or may be credited against any Account Receivable generated upon the sale or lease of any such goods;

                 (f) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215 or any successor statute or section;

                 (g) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of a Borrower's or a Designated Subsidiary's business, properties or assets, (iii) work-in-process,
(iv) parts supplies or (v) general supplies;

                 (h) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to Inventory;

                 (i) Administrative Agent has not determined in its reasonable business judgment and after ten (10) Banking Days' prior notice to Borrowers that it is unacceptable due to age, type, category, quality and/or quantity;

                 (j) it is Inventory with respect to which Administrative Agent, for the benefit of Agents and Lenders, has a valid, first priority and fully perfected Lien;

                 (k) it is not Inventory the use of which by a Borrower or a Designated Subsidiary or the manufacture or sale thereof by a Borrower or a Designated Subsidiary, is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement of any other Person, other than Inventory subject to the two certain DSA Anode Lease Agreements dated January 1, 1987 between Electrode Corporation and Stauffer Chemical Company; and

                 (l) it is not Inventory which may become subject to the claims of a supplier pursuant to Section 81.1 of the Bankruptcy and Insolvency Act, R.S.C. 1985, c.B-3, as amended, or any applicable provincial laws granting revendication or similar rights to unpaid suppliers.

Notwithstanding anything to the contrary contained herein, up to an aggregate amount equal to the U.S. Dollar Equivalent of $1,000,000 of Inventory located at leased locations of Borrowers and the Designated Subsidiaries and listed on schedules provided to Administrative Agent by Borrowers from time to time, shall at all times deemed to be Eligible Inventory hereunder, despite the fact that the lessors of the applicable leased locations have not executed and delivered to Administrative Agent landlord's waivers in form and substance reasonably satisfactory to Administrative Agent, so long as such Inventory would be classified as Eligible Inventory except for the failure to deliver such landlord's waivers.

Administrative Agent further reserves the right in its reasonable business judgment, from time to time hereafter, to designate upon ten (10) Banking Days' prior notice to Borrowers as ineligible specific items of Inventory that meet the aforementioned criteria for Eligible Inventory. Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

                 "Environmental Laws" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Canadian Environmental Protection Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other federal, state, provincial or local statute, law, ordinance, code, rule, regulation, order, guideline, policy or decree, common law obligation or requirement or other requirement regulating, relating to, or imposing liability or standards of conduct (including but not limited to permit requirements, and emission or effluent restrictions) with respect to protection or conservation of the environment concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect in any applicable jurisdiction.

                 "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under any Environmental Law or (b) damages arising from or costs incurred by such governmental entity in response to a Release of any Hazardous Material or the spillage, disposal or release into the environment of any other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

                 "Equipment" means all equipment of either Borrower or any Designated Subsidiary of every description, including without limitation fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                 "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with either Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

                 "Eurocurrency Reserve Requirement" means, with respect to any LIBO Rate Loan for any Interest Rate Period, a percentage equal to the daily average during such Interest Rate Period of the percentages in effect on each day of such Interest Rate Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by BOA against (i) any category of liabilities that includes deposits by reference to which the LIBO Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes LIBO Rate Loans. For purposes of this Agreement, any LIBO Rate Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to BOA from time to time under Regulation D.

                 "Event of Default" has the meaning ascribed to such term in
Section 6.1.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Banking Day, the average of the quotations for such day on such transactions received by BOA from three federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Fiscal Year" means any period of twelve (12) consecutive calendar months ending on December 31. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1997") refer to the Fiscal Year ending on the thirty-first (31st) day of December occurring during such calendar year.

                 "Fixed Rate" means the BA Discount Rate or the LIBO Rate.

                 "Fixed Rate Loan" means a BA Availment or a LIBO Rate Loan.

                 "Floating Rate" means the Canadian Prime Rate, the Reference Rate or the Adjusted Reference Rate.

                 "Floating Rate Loan" means a Canadian Prime Rate Loan, a Reference Rate Loan or an Adjusted Reference Rate Loan.

                 "Funding Agents" means, collectively, U.S. Funding Agent and Canadian Funding Agent.

                 "FX Trading Office" means such office as a Funding Agent may from time to time designate as its office for foreign exchange trading.

                 "GAAP" means generally accepted accounting principles as in effect from time to time (except as otherwise provided in Section 1.4), in the United States, as applied in the preparation of the audited financial statements referred to in Section 4.6.

                 "General Intangibles" means all general intangibles now owned or hereafter acquired by either Borrower or any Designated Subsidiary, to the extent that any of the foregoing arises out of or relates to Accounts Receivable or Inventory, including without limitation all right, title and interest of such Borrower or such Designated Subsidiary in and to: (a) all tax refunds and tax refund claims; (b) registered and unregistered patents, service marks, copyrights, applications for any of the foregoing and (c) all trade secrets and other confidential information relating to the business of such Borrower or such Designated Subsidiary, in each case to the extent that any of the foregoing arises out of or relates to Accounts Receivable or Inventory.

                 "Hazardous Materials" means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in any Environmental Law, and shall include, but not be limited to, petroleum, including crude oil, any radioactive material, including but not limited to any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, polychlorinated biphenyls and asbestos in any form or condition.

                 "ICI Agreement" means the Asset Purchase Agreement dated as of September 22, 1997 among PCI Canada, PCI Carolina, Parent, ICI Sellers and Imperial Chemical Industries PLC, as amended through the ICI Closing Date.

                 "ICI Closing Date" means November 5, 1997.

                 "ICI Sellers" means ICI Canada Inc. and ICI Americas Inc.

                 "Imperial" means Imperial West Chemical Co., an indirect Subsidiary of PAAC.

                 "Income Tax Act (Canada)" means the Income Tax Act of Canada, R.S.C., 1985, C.1 (5th Supp.), as amended.

                 "Indebtedness" of any Person means, without duplication, (a) the principal portion of any obligation of such Person for borrowed money, including without limitation (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (b) the principal component of any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (d) any obligation of such Person as lessee under a Capitalized Lease, (e) any net obligation of such Person with respect to interest rate swaps, interest rate caps, interest rate collars or other interest hedging agreements, (f) any net obligation of such Person in respect of foreign exchange contracts, (g) any obligation of such Person with respect to letters of credit, acceptances, guarantees or similar obligations of another Person issued for the account of such Person and (h) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer and such Indebtedness is recourse to some or all of the assets of such Person.

                 "Interest Coverage Ratio" means the ratio of (a) EBITDA for any period to (b) interest expense (net of interest income not otherwise included in the calculation of earnings) for such period, each determined for PAAC and its Subsidiaries on a consolidated basis and in accordance with GAAP.

                 "Interest Coverage Sale Threshold" means with respect to any sale, transfer, conveyance, lease or other disposition of assets otherwise permitted under Section 5.11, that the Interest Coverage Ratio after such transaction, calculated in the manner set forth in Section 5.32, but using the financial results most recently reported by Borrowers to Administrative Agent (whether monthly, quarterly or annual), adjusted to reflect the pro forma effect of such transaction, is at least 1.1:1.0.

                 "Interest Rate Period" means with respect to any portion of the Revolving Loans, the period commencing on the date on which a LIBO Rate is deemed applicable to such portion of the Revolving Loans or a LIBO Rate Loan commences, and ending on the numerically corresponding day one (1), two (2), three (3) or six (6) months thereafter, as selected by a Borrower pursuant to
Section 2.5.1(b); provided, however, that:

                 (a) any Interest Rate Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Rate Period shall end on the next preceding Banking Day;

                 (b) any Interest Rate Period which begins on the last Banking Day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Rate Period, shall end on the last Banking Day of the calendar month at the end of such Interest Rate Period; and

                 (c) no Interest Rate Period shall extend beyond the Termination Date.

                 "Inventory" means any and all of each Borrower's and each Designated Subsidiary's goods (including without limitation goods in transit) wheresoever located, which are held for sale or lease, furnished or to be furnished under any contract of service or lease or consignment, or held as raw materials, work in process, or supplies or materials used or consumed in such Borrower's or such Designated Subsidiary's business (other than parts supplies), or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and any and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or any other property described in Section 3.1(a), which are returned to and/or repossessed and/or stopped in transit by, or at any time hereafter are in the possession or under the control of, either Borrower, any Designated Subsidiary, any Agent or any Lender or any agent or bailee of any of them, and all documents of title or other documents representing the same.

                 "Inventory Sublimit" means the U.S. Dollar Equivalent of (a) $15,000,000, during the period commencing on the date hereof and ending on the day before the second anniversary of the date hereof, (b) $12,500,000, during the period commencing on the second anniversary of the date hereof and ending on the day before the third anniversary of the date hereof and (c) $10,000,000, at all times on and after the third anniversary of the date hereof.

                 "Investment" of any Person means any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise.

                 "Issuing Banks" means, collectively, U.S. Issuing Bank and Canadian Issuing Bank.

                 "Kemwater" means Kemwater North America Company, a Delaware corporation and a Subsidiary of Parent.

                 "L/C Draft" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

                 "Lenders" means, collectively, U.S. Lenders and Canadian
Lenders.

                 "Letter of Credit" means a standby letter of credit issued by an Issuing Bank hereunder on the Application of a Borrower.

                 "Letter of Credit Obligations" of either Borrower means at any time an amount equal to the sum of (a) the U.S. Dollar Equivalent of the aggregate outstanding undrawn face amount of all Letters of Credit issued on the Application of such Borrower plus (b) the U.S. Dollar Equivalent of the aggregate outstanding face amount of all accepted but unpaid L/C Drafts relating to Letters of Credit issued on the Application of such Borrower.

                 "Liabilities" means all of the liabilities, obligations (including obligations of performance) and indebtedness of each Borrower to any Agent or any Lender of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and arising under, or in connection with, this Agreement, any Note, any Related Agreement, any Bankers' Acceptance, any Letter of Credit or any Application therefor, including without limitation all Overdraft Loans, interest, charges, expenses, Attorneys' Fees and other sums chargeable to such Borrower by any Agent or any Lender hereunder or thereunder. "Liabilities" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

                 "LIBO Base Rate" means, with respect to each Interest Rate Period for a LIBO Rate Loan, the rate per annum (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100%)) at which U.S. Dollar deposits in immediately available funds are offered to the LIBO Office of BOA two (2) Banking Days prior to the beginning of such Interest Rate Period by major banks in the applicable interbank eurodollar market as at or about the relevant local time of such LIBO Office, for delivery on the first (1st) day of such Interest Rate Period, for the number of days comprised therein and in an amount equal to the amount of the LIBO Rate Loan to be outstanding during such Interest Rate Period. As used herein, "relevant local time" as to any LIBO Office means 11:00 a.m. (London time), when such LIBO Office is located in Europe or the Middle East, and 10:00 a.m. (Chicago time), when such LIBO Office is located in North America or the Caribbean.

                 "LIBO Office" means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBO Rate Loans of such Lender hereunder or such other office or offices through which such Lender determines its LIBO Base Rate. A LIBO Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

                 "LIBO Rate" means, with respect to each Interest Rate Period for a LIBO Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100th of 1%)) determined pursuant to the following formula:

         LIBO Rate =                         LIBO Base Rate
                              --------------------------------------------
                                   1-Eurocurrency Reserve Requirement

                 "LIBO Rate Loan" means any U.S. Dollar portion of the Revolving Loan which bears interest at a Fixed Rate determined with reference to the LIBO Rate.

                 "Lien" means any security interest, mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or encumbrance, including without limitation the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

                 "Loan" means (a) any Revolving Loan made pursuant to Section
2.1.1 and (b) any other loan, advance or other availment made to either Borrower by any Agent or any Lender under or pursuant to this Agreement.

                 "Loan Account" has the meaning ascribed to such term in
Section 2.4.

                 "Loan Limit" at any time means with respect to (a) PAAC, an amount equal to US$35,000,000 (the "PAAC Maximum") and (b) PCI Canada, an amount equal to the U.S. Dollar Equivalent of $30,000,000 (the "PCI Canada Maximum"), in each case, minus any permanent reductions in such amounts made pursuant to Section 2.1.2, provided, that the PAAC Maximum and the PCI Canada Maximum may be reallocated by Borrowers two times during each 12 month period hereafter, by means of a written notice executed by Borrowers and received by Administrative Agent at least thirty (30) days prior to the effective date of such reallocation, so long as (i) the aggregate amount of the PAAC Maximum and the PCI Maximum does not at any time exceed the U.S. Dollar Equivalent of $65,000,000 minus any permanent reductions in such amounts made pursuant to
Section 2.1.2, (ii) the PAAC Maximum is not at any time less than US$25,000,000 or greater than the sum of the Maximum Loan Amounts of the U.S. Lenders, (iii) the PCI Canada Maximum is not at any time greater than the U.S. Dollar Equivalent of the sum of the Maximum Loan Amounts of the Canadian Lenders and
(iv) at the effective date of each reallocation, Borrowers deliver to Administrative Agent such amended and restated Notes as Administrative Agent shall reasonably request in order to evidence the reallocated Loan Limits.

                 "Margin Stock" has the meaning ascribed to such term in Regulation U of the Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

                 "Material Adverse Change" means (a) a material adverse change in the condition (financial or otherwise), operations, performance, prospects, properties or affairs, of either Borrower or in the ability of either Borrower to perform its obligations under any material agreement to which such Borrower is a party, (b) a material adverse change in the condition (financial or otherwise), operations, performance, prospects, properties or affairs of Borrowers and the Designated Subsidiaries taken as a whole or in the ability of Borrowers and the Designated Subsidiaries taken as a whole to perform their obligations under any material agreements to which they are parties, or (c) an impairment of Administrative Agent's interest, for the benefit of Agents and Lenders, in any material portion of the Collateral or the material diminution in value of the Collateral.

                 "Material Adverse Effect" means (a) a material adverse effect upon the condition (financial or otherwise), operations, performance, prospects, properties or affairs, of either Borrower or upon the ability of either Borrower to perform its obligations under any material agreement to which such Borrower is a party, (b) a material adverse effect upon the condition (financial or otherwise), operations, performance, prospects, properties or affairs of Borrowers and the Designated Subsidiaries taken as a whole or upon the ability of Borrowers and the Designated Subsidiaries taken as a whole to perform their obligations under any material agreements to which they are parties, or (c) an impairment of Administrative Agent's interest, for the benefit of Agents and Lenders, in any material portion of the Collateral or the material diminution in value of the Collateral.

                 "Maximum Loan Amount" means, with respect to any Lender, the aggregate maximum amount of Loans which such Lender has agreed, pursuant to the terms and conditions of this Agreement, to make available to Borrowers, as set forth on the signature page hereto or in an Assignment and Acceptance Agreement executed by such Lender.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA that is maintained for employees of either Borrower or any ERISA Affiliate.

                 "Note" means any promissory note of a Borrower evidencing any loan or advance made by any Lender to such Borrower pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time.

                 "Obligor" means each Borrower and each other Person (including without limitation each Designated Subsidiary) who is or shall become primarily or secondarily liable on any of the Liabilities, or who grants to Administrative Agent, for the benefit of Agents and Lenders, a Lien on any property of such Person as security for any of the Liabilities.

                 "Obligor Collateral" means any real or personal property of any Obligor on which a Lien has been granted to Administrative Agent, for the benefit of Agents and Lenders, in order to secure the Liabilities and/or such Obligor's guaranty of the Liabilities.

                 "OCC" means OCC Tacoma, Inc., a Delaware corporation.

                 "OCC Closing Date" means June 17, 1997.

                 "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970 and any other federal, state, provincial or local statute, law, ordinance, code, rule, regulation, order, policy, guideline or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as in effect from time to time in any applicable jurisdiction.

                 "Original Lender" means BOA in its capacity as a "Lender" under the Original Loan Agreement.

                 "Original Loan Agreement" means the Loan and Security Agreement dated as of the OCC Closing Date among BOA, as Agent, Original Lender, and PAAC, as amended, supplemented and modified to the Closing Date, including without limitation by means of a certain Consent and Amendment No. 1 to Loan and Security Agreement dated the ICI Closing Date among BOA, as Agent, Original Lender, PAAC and PCI Canada ("Amendment No. 1").

                 "Over Advance" has the meaning ascribed to such term in
Section 2.9.

                 "Overall Share" means, with respect to any Lender, a fraction (expressed as a percentage in nine (9) decimal places), the numerator of which shall be the Maximum Loan Amount of such Lender and the denominator of which shall be the aggregate amount of the Maximum Loan Amounts of all Lenders.

                 "Overdraft Loan" has the meaning ascribed to such term in
Section 2.8.

                 "PAAC" has the meaning ascribed to such term in the Preamble.

                 "PAAC Offering Memorandum" means that certain Offering Memorandum relating to the issuance of the PAAC Senior Secured Notes dated June 11, 1997.

                 "PAAC Senior Secured Loans" means, collectively, all Indebtedness of PAAC represented by the PAAC Senior Secured Notes.

                 "PAAC Senior Secured Note Documents" means, collectively, the agreements, instruments and documents evidencing and governing the PAAC Senior Secured Notes, including the PAAC Senior Secured Note Indenture, as each of the same has been and may hereafter be amended, modified or supplemented from time to time in compliance with Section 5.26 hereof.

                 "PAAC Senior Secured Note Indenture" means the Indenture dated as of the OCC Closing Date among PAAC, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York as Trustee for the PAAC Senior Secured Notes.

                 "PAAC Senior Secured Notes" means, collectively, PAAC's 9 1/4% Senior Secured Notes due 2007, Series B, in the aggregate principal amount due upon maturity of not more than US$200,000,000.

                 "PAAC Term Lenders" means the lenders of the PAAC Term Loans pursuant to the PAAC Term Loan Documents.

                 "PAAC Term Loan Agreement" means the Term Loan Agreement dated as of the OCC Closing Date among PAAC, the PAAC Term Lenders, DLJ Capital Funding, Inc., as Syndication Agent for the PAAC Term Lenders, Salomon Brothers Holding Company, Inc., as Documentation Agent for the PAAC Term Lenders and Bank of America National Trust and Savings Association, formerly known as Bank of America Illinois, as Administrative Agent for the PAAC Term Lenders.

                 "PAAC Term Loan Documents" means, collectively, the agreements, instruments and documents evidencing and governing the PAAC Term Loans, including the PAAC Term Loan Agreement, as each of the same has been and may hereafter be amended, modified or supplemented from time to time in compliance with Section 5.26 hereof.

                 "PAAC Term Loans" means, collectively, all indebtedness of PAAC under the PAAC Term Loan Documents, in the aggregate principal amount due upon maturity of not more than US$100,000,000.

                 "PAI" means Pioneer Americas, Inc., a Subsidiary of PAAC.

                 "PAI Term Lenders" means the lenders of the PAI Term Loans pursuant to the PAI Term Loan Documents.

                 "PAI Term Loan Agreement" means that Term Loan Agreement dated as of October 30, 1997 among PAI, PAAC, the PAI Term Lenders, DLJ Capital Funding, Inc., as Syndication Agent for the PAI Term Lenders, Salomon Brothers Holding Company Inc., as Documentation Agent for the PAI Term Lenders, Bank of America National Trust and Savings Association, formerly known as Bank of America Illinois, as Administrative

Agent for the PAI Term Lenders and United States Trust Company of New York, as Collateral Agent for the PAI Term Lenders.

                 "PAI Term Loan Documents" means, collectively, the agreements, instruments and documents evidencing and governing the PAI Term Loans, including the PAI Term Loan Agreement, as each of the same has been or may hereafter be amended, modified or supplemented from time to time in compliance with Section 5.26 hereof.

                 "PAI Term Loans" means, collectively, all indebtedness of PAI under the PAI Term Loan Documents, in the aggregate principal amount due upon maturity of not more than US$83,000,000.

                 "Parent" means Pioneer Companies, Inc., (formerly known as GEV Corporation), a Delaware corporation.

                 "Participant" means any Person, now or at any time or times hereafter, participating with any Lender, pursuant to the provisions of Section 11.9, in any of the Loans made (including, without limitation, Bankers' Acceptances accepted) or Letters of Credit issued, pursuant to this Agreement or any Related Agreement.

                 "Payment Liabilities" means all Liabilities (other than contingent obligations of a Borrower with respect to which neither any Agent nor any Lender has asserted a claim against such Borrower or against which such Borrower has provided reserves or Collateral satisfactory to such Agent or such Lender); provided, that Payment Liabilities shall include the Bankers' Acceptance Obligations and the Letter of Credit Obligations.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "PCAC" means Pioneer Chlor Alkali Company, Inc., an indirect Subsidiary of PAAC.

                 "PCI Canada" has the meaning ascribed to such term in the Preamble.

                 "PCI Canada Offering Memorandum" means that certain Offering Memorandum relating to the issuance of the PCI Canada Senior Secured Notes dated October 22, 1997.

                 "PCI Canada Senior Secured Loans" means, collectively, all Indebtedness of PCI Canada represented by the PCI Canada Senior Secured Notes.

                 "PCI Canada Senior Secured Note Documents" means, collectively, the agreements, instruments and documents evidencing and governing the PCI Canada Senior Secured Notes, including the PCI Canada Senior Secured Note Indenture, as each of the same has been or may hereafter be amended, modified or supplemented from time to time in compliance with Section
5.26 hereof.

                 "PCI Canada Senior Secured Note Indenture" means, the Indenture dated as of October 30, 1997 among PCI Canada, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York as Trustee for the PCI Canada Senior Secured Notes.

                 "PCI Canada Senior Secured Notes" means, collectively, PCI Canada's 9 1/4% Senior Secured Notes due 2007, Series B, in the aggregate principal amount due upon maturity of not more than US$175,000,000.

                 "PCI Carolina" means PCI Carolina, Inc., a Subsidiary of PAI.

                 "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which any Borrower or any ERISA Affiliate may have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                 "Permitted Intercompany Indebtedness" shall mean Indebtedness of a Designated Subsidiary to PAAC as permitted pursuant to Section 5.19.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

                 "PPSA" means the Personal Property Security Act as in effect in the Province of Ontario, or any other Canadian federal or provincial statute pertaining to the granting, perfecting or priority of Liens on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

                 "Pre-Settlement Determination Date" has the meaning ascribed to such term in Section 2.16.

                 "Priority Payables" means, with respect to any Person, any amount payable by such Person which is secured by a Lien in favor of a governmental authority or other regulatory body which ranks or is capable of ranking prior to or pari passu with the Liens held or to be held by the Administrative Agent hereunder, for the benefit of Agents and Lenders, in respect of any Eligible Account Receivable or Eligible Inventory, including, without limiting the generality of the foregoing, amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, withholding tax, workers compensation, government royalties, pension fund obligations, overdue rents or taxes, and other statutory or other claims that have or may have priority over such Liens held by the Administrative Agent, for the benefit of Agents and Lenders.

                 "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage in nine (9) decimal places), the numerator of which shall be the Maximum Loan Amount of such Lender and the denominator of which shall be the aggregate amount of the Maximum Loan Amounts of (a) if such Lender is a U.S. Lender, all U.S. Lenders or (b) if such Lender is a Canadian Lender, all Canadian Lenders, as applicable.

                 "Reference Rate" means, at any time, the higher of (a) the rate of interest then most recently announced by BOA at Chicago, Illinois as its reference rate and (b) the then applicable Federal Funds Rate plus one-half of one percent (0.50%). Each change in the interest rate on any Reference Rate Loan shall take effect on the effective date of the change in the Reference Rate.

                 "Reference Rate Loan" means any U.S. Dollar portion of the Revolving Loan which bears interest at a Floating Rate determined with reference to the Reference Rate.

                 "Register" has the meaning ascribed to such term in Section 11.9(d).

                 "Related Agreement" means any agreement, instrument or document (including without limitation notes, guarantees, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, intercreditor agreements, trust account agreements and all other written matter) heretofore, now, or hereafter delivered to any Agent or any Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, and executed by or on behalf of either Borrower, any Designated Subsidiary or any other Obligor, as each of the same may be amended, modified or supplemented from time to time and shall specifically include any Notes and any Supplemental Documentation. The Related Agreements shall specifically exclude the Transaction Documents.

                 "Related Party" means, with respect to any Person, any other Person (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person or a subsidiary of such first Person, (b) that beneficially owns or holds ten percent (10%) or more of the equity interest of such first Person or a subsidiary of such first Person or (c) ten percent (10%) or more of the equity interest of which is beneficially owned or held by such first Person or a subsidiary of such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Release" means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

                 "Reportable Event" has the meaning given to such term in ERISA.

                 "Requisite Lenders" means Lenders having, in the aggregate, Overall Shares that represent at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Overall Shares of all Lenders; provided, that during any time that there are only two Lenders, "Requisite Lenders" shall mean both Lenders.

                 "Revolving Credit Amount" means an amount equal to US$65,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

                 "Revolving Loan" means the loans made pursuant to Section 2.1.1, including without limitation BA Availments.

                 "Revolving Loan Availability" means, for each Borrower, (a) the lesser of (i) such Borrower's Loan Limit and (ii) the Borrowing Base minus the outstanding Liabilities of the other Borrower, minus (b) the Letter of Credit Obligations of such Borrower.

                 "Seller Notes" means, collectively, the subordinated promissory notes issued by Parent to the Sellers in the original aggregate principal amount of US$10,000,000, as adjusted.

                 "Sellers" means the "Sellers" as defined in the Stock Purchase Agreement.

                 "Senior Secured Loans" means, collectively, the PAAC Senior Secured Loans and the PCI Canada Senior Secured Loans.

                 "Senior Secured Note Documents" means, collectively, the PAAC Senior Secured Note Documents and the PCI Canada Senior Secured Note Documents.

                 "Settlement Date" has the meaning ascribed to such term in
Section 2.16.

                 "Spot Rate" for a currency means the rate quoted by the applicable Funding Agent as the spot rate for the purchase of such currency with another currency through its FX Trading Office at approximately 10:30 a.m. (local time) on the date two (2) Banking Days prior to the date as of which the foreign exchange computation is made.

                 "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of March 24, 1995, by and among PAAC and Parent, as purchasers, and Richard C. Kellogg, Jr., Frans G.J. Speets, D.A. Huckabay, and all common shareholders, warrant holders and option holders of PAI, as sellers.

                 "Subordinated Debt" means, collectively, that portion of any liabilities, obligations or Indebtedness of either Borrower or any Designated Subsidiary which is subordinated as to right and time of payment of principal and interest thereon, to all of the Liabilities.

                 "Subordinated Debt Documents" means, collectively, the agreements, instruments and documents evidencing or otherwise pertaining to any Subordinated Debt, as each of the same may be amended, modified or supplemented from time to time in compliance with Section 5.26.

                 "Subsidiary" means any Person of which or in which either Borrower and its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                 "Supplemental Documentation" has the meaning ascribed to such term in Section 3.4.

                 "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets or required to be collected or withheld by such Person.

                 "TC Notes" means, collectively, the subordinated promissory notes issued by All-Pure Chemical Co. on July 31, 1996 to the sellers of the stock of T.C. Holdings, Inc., in the original aggregate principal amount of US$4,500,000.

                 "TCH" means T.C. Holdings, Inc., a Subsidiary of All Pure Chemical Co.

                 "Term Loan Documents" means, collectively, the PAAC Term Loan Documents and the PAI Term Loan Documents.

                 "Term Loans" means, collectively, the PAAC Term Loans and the PAI Term Loans.

                 "Termination Date" means June 17, 2002.

                 "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than two hundred seventy
(270) days incurred in the ordinary course of such Person's business.

                 "Transaction Documents" means, collectively, the agreements, instruments and documents evidencing and governing the Transactions, as each of the same has been or may hereafter be amended, modified or supplemented from time to time in compliance with Section 5.26 hereof.

                 "Transactions" means, collectively, (a) the financing pursuant to the Senior Secured Note Documents, (b) the financing pursuant to the Term Loans, (c) the acquisition on the OCC Closing Date by PCAC of certain assets of OCC Tacoma, Inc. and certain transactions consummated in connection therewith,
(d) the acquisition on the ICI Closing Date by PCI Canada and PCI Carolina of certain assets of the ICI Sellers and certain transactions consummated in connection therewith.

                 "UCC" means the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

                 "Unmatured Event of Default" means any event or condition which, with the lapse of time or giving of notice to Borrowers or both, would constitute an Event of Default.

                 "U.S. Dollar Equivalent" means at any time (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in U.S. Dollars as determined by Administrative Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with Canadian Dollars.

                 "U.S. Dollar Loan" means any Loans denominated in U.S.
Dollars.

                 "U.S. Dollars" and "US$" each mean lawful money of the United States.

                 "U.S. Funding Agent" means BOA in its capacity as funding agent for U.S. Lenders hereunder and under the Related Agreements, or any successor funding agent for U.S. Lenders that is a corporation organized under the laws of the United States (or a state thereof) or is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to this Agreement, pursuant to Section 10.

                 "U.S. Issuing Bank" means BOA or any other U.S. Lender selected by U.S. Funding Agent with the consent of PAAC (which will not be unreasonably withheld) to issue Letters of Credit under this Agreement for the account of PAAC.

                 "U.S. Lenders" means, collectively, BOA and any other Person that becomes a U.S. Lender under this Agreement and each of their respective successors and assigns as provided in this Agreement.

                 "ZENECA Indemnity" means the indemnity in favor of PAI by ZENECA Delaware Holdings, Inc. and ZENECA, Inc. (as successors to ICI Delaware Holdings, Inc. and ICI Americas, Inc., respectively) in respect of certain environmental matters, issued in connection with the purchase by PAI in October, 1988 of PCAC.

                 1.2.     Other Definitional Provisions.

                 Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have such defined meanings when used in any Related Agreement or Supplemental Documentation. Terms used in this Agreement which are defined in any Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Exhibit. Other terms used in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC or the PPSA (Ontario), as the context may indicate, to the extent the same are used or defined therein.

                 1.3.     Interpretation of Agreement.

                 A Section, an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 1.4.     Compliance with Financial Restrictions.

                 Compliance with each of the financial ratios and restrictions contained in Section 5 shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

                 1.5.     Currency Equivalents Generally.

                 For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars or other currency of an amount in U.S. Dollars, and the equivalent in U.S. Dollars of an amount in Canadian Dollars or other currency, shall be determined at the Spot Rate. All references in this Agreement to dollar amounts or "$" which do not specify a currency shall be deemed to mean U.S. Dollars.

                 1.6.     Effect of Amendment and Restatement.

                 Upon the Closing Date, the Original Loan Agreement (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated by this Agreement; provided, however, that the obligations to repay the loans and advances arising under the Original Loan Agreement shall continue in full force and effect and the liens and security interests securing payment thereof shall be continuing but shall now be governed by the terms of this Agreement and the Related Agreements.

2.       LOANS; LETTERS OF CREDIT; OTHER MATTERS.

                 2.1.     Loans.

                 2.1.1.   Revolving Loans.

                 (a) Subject to the terms and conditions of this Agreement and the Related Agreements, and in reliance upon the warranties and representations of each Borrower set forth herein and the warranties and representations of each Borrower and each other Obligor set forth in the Related Agreements, (i) each U.S. Lender, severally and not jointly, agrees to make its Pro Rata Share of such Revolving Loans from time to time before the Termination Date to PAAC as PAAC may from time to time request and (ii) each Canadian Lender, severally and not jointly, agrees to make its Pro Rata Share of such Revolving Loans from time to time before the Termination Date to PCI Canada as PCI Canada may from time to time request; provided, that, except as provided in Section 2.9, the U.S. Dollar Equivalent of the aggregate outstanding principal amount of the Revolving Loans made by or on behalf of Lenders to each Borrower shall not at any time exceed the U.S. Dollar Equivalent of such Borrower's Revolving Loan Availability; and provided further, that, the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Loans plus the aggregate Letter of Credit Obligations shall not exceed the Revolving Credit Amount. Revolving Loans made by or on behalf of Lenders may be repaid and, subject to the terms and conditions hereof, reborrowed to but not including the Termination Date unless the Credit extended under this Agreement is otherwise terminated as provided in this Agreement. No Lender shall be obligated at any time to make available to either Borrower its Pro Rata Share of any requested Revolving Loan if the U.S. Dollar Equivalent of such amount, plus such Lender's Pro Rata Share of the U.S. Dollar Equivalent of the sum of (x) all Revolving Loans then outstanding and
(y) all Letter of Credit Obligations, would exceed such Lender's Maximum Loan Amount at such time. No Lender shall be obligated to make available its Pro Rata Share of any Revolving Loans during the existence of any Event of Default or Unmatured Event of Default; provided that notwithstanding the foregoing or anything contained herein to the contrary, each applicable Lender shall, at the request of Administrative Agent, continue to be obligated to make its Pro Rata Share of the Revolving Loans available to each Borrower for a period of up to five (5) Banking Days after the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, but in any event, (y) the aggregate amount of such Revolving Loans outstanding at any time for all Lenders shall not exceed the U.S. Dollar Equivalent of $3,250,000 and (z) no Lender shall be obligated at any time to make available to either Borrower its Pro Rata Share of any such requested Revolving Loan if the U.S. Dollar Equivalent of such amount, plus its Pro Rata Share of the U.S. Dollar Equivalent of the sum of (x) all Revolving Loans then outstanding and (y) all Letter of Credit Obligations, would exceed such Lender's Maximum Loan Amount at such time. Neither any Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make advances hereunder, and the failure of any Lender to make its Pro Rata Share of any advance hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of Loans hereunder, nor require such other Lender to make more than its Pro Rata Share of any Loans hereunder.

                 (b) Subject to the terms and conditions of this Agreement and the Related Agreements, Revolving Loans to be made to PAAC shall be advanced by U.S. Funding Agent, on behalf of U.S. Lenders, as set forth herein, and Revolving Loans to be made to PCI Canada shall be advanced by Canadian Funding Agent, on behalf of Canadian Lenders, as set forth herein. Revolving Loans shall be directly advanced to PCI Canada only from Canadian Lenders and not from any Lender who is a non-resident person for purposes of the Income Tax Act (Canada). If either Borrower makes a request for a Revolving Loan as provided herein (except for BA Availments), or if Administrative Agent informs the applicable Funding Agent that Administrative Agent desires to make a Revolving Loan (except for BA Availments) pursuant to any other provision of this Agreement or any Related Agreement that permits Administrative Agent to advance or cause to be advanced Revolving Loans (except for BA Availments) to a Borrower, the applicable Funding Agent, at its option and in its sole and absolute discretion, shall do either of the following:

                 (i) Advance the amount of the proposed Revolving Loan to such Borrower disproportionately (a "Disproportionate Advance") out of such Funding Agent's own funds on behalf of the applicable Lenders, and request settlement in accordance with Section 2.16, such that, upon such settlement, each applicable Lender's share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share and such Disproportionate Advance shall be deemed to be repaid to such Funding Agent; or

                 (ii) Notify each applicable Lender and the applicable Borrower by telecopy or other similar form of teletransmission of the proposed advance on the same day such Funding Agent is notified by such Borrower of such Borrower's request for an advance hereunder or the same day such Funding Agent has been informed of Administrative Agent's desire to make a Revolving Loan for the benefit of such Borrower (to the extent permitted hereunder or under any Related Agreement). Each applicable Lender shall remit, to the applicable Demand Deposit Account, on or prior to twelve o'clock noon, local time, on the Banking Day immediately succeeding the date of such notification, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

Subject to Section 2.19, if and to the extent that a Lender does not settle with the applicable Funding Agent as required under clause (i), the applicable Borrower agrees to repay to such Funding Agent forthwith on demand such amount required to be paid by such Lender to such Funding Agent, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to such Funding Agent, at the interest rate applicable at such time for such Revolving Loans; provided, that such Borrower's obligation to repay such advance to such Funding Agent shall not relieve each Lender of its liability to such Funding Agent or such Borrower for failure to settle as provided in clause (i).

                 (c) In the event the U.S. Dollar Equivalent of the sum of the aggregate outstanding principal balance of the Revolving Loans of either Borrower and the Letter of Credit Obligations of such Borrower exceeds such Borrower's Revolving Loan Availability, such Borrower shall, unless Administrative Agent permits such Over Advance as provided in Section 2.8 or Requisite Lenders shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

                 (d) Each Revolving Loan (except for BA Availments) made to (i) PCI Canada may be denominated, at PCI Canada's option, in either U.S. Dollars or Canadian Dollars and (ii) PAAC shall be denominated in U.S. Dollars. If no Applicable Currency is specified by PCI Canada, Agents and Lenders may assume that the request is for a Revolving Loan (except for BA Availments) denominated in U.S. Dollars. Each U.S. Dollar Revolving Loan shall be in an amount equal to US$500,000 or an integral multiple thereof. Each Canadian Dollar Revolving Loan shall be in an amount equal to C$500,000 and in integral multiples of C$100,000 thereafter. All BA Availments shall be denominated in Canadian Dollars.

                 (e) Each Revolving Loan hereunder shall be paid by the applicable Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at the applicable Borrower's election, and in the manner set forth in Section 2.1.2, be repaid in whole or in part at any time prior to such date without premium or penalty (other than as expressly provided in Section 2.5.6 with respect to Fixed Rate Loans repaid prior to the end of the applicable Interest Rate Period or maturity date of a Bankers' Acceptance, as the case may be).

                 2.1.2. Prepayment of Liabilities; Reduction of Revolving Credit Amount. Borrowers may prepay all of the Liabilities in full at any time, without premium or penalty (other than as expressly provided in Section
2.5.6 with respect to Fixed Rate Loans repaid prior to the end of the applicable Interest Rate Period or maturity date of a Bankers' Acceptance, as the case may be), by delivering to Administrative Agent a written notice specifying the date of such prepayment (which shall be no less than three (3) Banking Days after receipt by Administrative Agent of such notice) and by prepaying the outstanding principal balance of the Revolving Loans, together with (a) all accrued and unpaid interest on the Liabilities, (b) all other outstanding Liabilities and (c) cash in the amount of, or adequate (in Administrative Agent's determination) cash collateral for, the aggregate Letter of Credit Obligations and Bankers' Acceptance Obligations. Each Borrower may repay its Liabilities in part at any time, without premium or penalty (other than as expressly provided in Section 2.5.6 with respect to Fixed Rate Loans repaid prior to the end of the applicable Interest Rate Period) by delivering to Administrative Agent a written notice specifying (i) the aggregate amount of such prepayment, (ii) the amount of such prepayment that is to be applied to LIBO Rate Loans, BA Availments, Canadian Prime Rate Loans, Adjusted Reference Rate Loans and Reference Rate Loans, respectively, (iii) the date of such prepayment (which shall be no less than three (3) Banking Days after receipt by Administrative Agent of such notice, in the case of repayment of Fixed Rate Loans and no less than one (1) Banking Day after receipt by Administrative
Agent of such notice, in the case of repayment of Floating Rate Loans) and by prepaying such principal amount, together with (in the case of Fixed Rate
Loans) all accrued and unpaid interest thereon. Borrowers may, without premium or penalty (other than as expressly provided in Section 2.5.6 with respect to Fixed Rate Loans repaid prior to the end of the applicable Interest Rate Period or the maturity date of a Bankers' Acceptance, as the case may be) permanently reduce the Revolving Credit Amount and the individual Loan Limits of either or both Borrowers (including without limitation the PAAC Maximum and the PCI Canada Maximum, as applicable), by integral multiples of the U.S. Dollar Equivalent of $1,000,000, by delivering to Administrative Agent a written notice specifying (A) the amount of the reduction in the Revolving Credit Amount, (B) the amount of each resulting reduction in a Borrower's Loan Limit (the aggregate amount of which reductions must equal the amount of the reduction in the Revolving Credit Amount) and the PAAC Maximum and/or the PCI Canada Maximum, as applicable and (C) the effective date of such reductions (which shall be no less than three (3) Banking Days after receipt by Administrative Agent for such notice), provided that (I) after giving effect to each such reduction, the Revolving Credit Amount equals or exceeds the U.S. Dollar Equivalent of the aggregate outstanding amount of the Loans plus the aggregate Letter of Credit Obligations then outstanding and each Borrower's Loan Limit equals or exceeds the U.S. Dollar Equivalent of the aggregate outstanding amount of such Borrower's Loans plus such Borrower's Letter of Credit Obligations then outstanding and (II) the Revolving Credit Amount may not be reduced below US$40,000,000 and the Loan Limit of PAAC may not be reduced below the U.S. Dollar Equivalent of $25,000,000. Each notice sent pursuant to this Section
2.1.2 shall be irrevocable. Notwithstanding any other provision hereof, the effective date of prepayment of BA Availments shall be deemed to be the latest date of maturity of any applicable Bankers' Acceptance toward which the prepayment relates.

                 2.1.3. Maximum Outstanding Liabilities. Notwithstanding any other provision of this Agreement, the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Loans plus the aggregate Letter of Credit Obligations shall not exceed the Revolving Credit Amount, and the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Loans to each Borrower plus the Letter of Credit Obligations of such Borrower shall not exceed such Borrower's Loan Limit; provided, however, that the foregoing shall not limit the right of Administrative Agent to direct each Funding Agent to advance Revolving Loans to the applicable Borrower pursuant to any other provision of this Agreement or any Related Agreement that permits Administrative Agent to so direct a Funding Agent; provided that, no deemed Revolving Loan shall be deemed to be a Revolving Loan by way of BA Availment. Any Revolving Loan advanced by Administrative Agent to a Borrower under any of the foregoing provisions shall be deemed to be a Revolving Loan made by the applicable Funding Agent on behalf of the applicable Lenders; provided that, no deemed Revolving Loan shall be deemed to be a Revolving Loan by way of BA Availment.

                 2.1.4.   Direction by Administrative Agent.  Subject to
Section 2.3, each Funding Agent agrees to promptly act upon any direction by Administrative Agent to advance Revolving Loans to the applicable Borrower pursuant to any provision of this Agreement that permits Administrative Agent to so direct such Funding Agent. Each applicable Lender agrees to fund or reimburse such Funding Agent pursuant to Section 2.1.1(b).

                 2.2.     Letters of Credit.

                 (a) In addition to Loans made pursuant to Section 2.1, Administrative Agent will, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as Administrative Agent may require, request, on a Borrower's behalf, that the applicable Issuing Bank issue Letters of Credit on such terms as are satisfactory to Administrative Agent and such Issuing Bank, provided, however that no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, (i) the U.S. Dollar Equivalent of the aggregate Letter of Credit Obligations exceed $20,000,000, (ii) the U.S. Dollar Equivalent of the aggregate Letter of Credit Obligations exceeds the lesser of (A) the Revolving Credit Amount minus the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Revolving Loans and (B) the aggregate Borrowing Base of all Borrowers minus the U.S. Dollar Equivalent of the aggregate outstanding principal balance of the Revolving Loans and (iii) the U.S. Dollar Equivalent of either Borrower's Letter of Credit Obligations exceeds the lesser of (A) such Borrower's Loan Limit minus the U.S. Dollar Equivalent of the aggregate outstanding principal balance of such Borrower's Revolving Loans and (B) such Borrower's Borrowing Base minus the U.S. Dollar Equivalent of the aggregate outstanding principal balance of such Borrower's Revolving Loans. If any such excess shall at any time exist, the applicable Borrower shall, unless Requisite Lenders shall otherwise consent, promptly make such payments as are necessary to eliminate such excess or shall promptly post cash collateral in the amount of such excess. No letter of Credit shall have a term of more than one year and no Letter of Credit shall have an expiry date after the Termination Date. Prior to the Closing Date, Original Lender issued certain letters of credit for the account of PAI under a certain Loan and Security Agreement dated the 1995 Closing Date and issued certain Letters of Credit for the account of PAAC under the Original Loan Agreement (collectively, the "Existing Letters of Credit"). All Existing Letters of Credit still outstanding on the date hereof are listed on Exhibit G. Agents, Issuing Banks, Lenders and Borrowers hereby agree that the Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement by US Issuing Bank for the account of PAAC and the Letter of Credit Obligations in respect thereof shall be primary obligations of PAAC. Letters of Credit to be issued on the Application of PAAC shall be issued by U.S. Issuing Bank and shall be denominated in U.S. Dollars. Letters of Credit to be issued on the Application of PCI Canada shall be issued by Canadian Issuing Bank and may be denominated, at PCI Canada's option, in either U.S. Dollars or Canadian Dollars. If no Applicable Currency is specified by PCI Canada, Administrative Agent and Canadian Issuing Bank may each assume that the request is for a Letter of Credit denominated in U.S. Dollars.

                 (b) Each Borrower agrees to pay to the applicable Issuing Bank, on demand, such Issuing Bank's standard issuance, negotiation and administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit for such Borrower and if not so paid, each applicable Lender shall, without regard to any other provision of this Agreement or any other Related Agreement, any defense that such Borrower may have to its obligation to pay such Issuing Bank in connection with such fees and charges or any defense that any Lender may have in connection with the participation described in Section 2.2(e) in connection with any Letter of Credit or L/C Draft, pay such Issuing Bank for such Lender's Pro Rata Share of such fees and charges, and any payments so made by such Lenders to such Issuing Bank shall be deemed to be Revolving Loans. Each Lender (other than a Lender that is an Issuing Bank) acknowledges and agrees that it shall not be entitled to any of the fees and charges of either Issuing Bank. Each Borrower further agrees to pay the applicable Funding Agent, for the benefit of each Lender that is a participant in a Letter of Credit pursuant to Section 2.2(e), a commission equal to the Applicable Margin at such time for Letter of Credit commissions (calculated on the basis of a year consisting of three hundred sixty (360) days and paid for actual days elapsed) of the daily average of the undrawn amount of each Letter of Credit issued on the Application of such Borrower and on each L/C Draft accepted (but not yet paid) in connection therewith. Such Letter of Credit commissions shall be paid in arrears on the last day of each quarter hereafter, commencing June 30, 1998. At all times that any Default Rate is being charged under this Agreement, the Letter of Credit commission shall be equal to the otherwise applicable commission (i.e. the Applicable Margin at such time for Letter of Credit commissions) plus two percent (2%) per annum. Administrative Agent may provide for the payment of any fees, charges or commissions due hereunder by directing the applicable Funding Agent to advance the amount thereof to the applicable Borrower as a Revolving Loan. Each Borrower agrees to pay the applicable Issuing Bank a Letter of Credit fronting fee in an amount equal to 1/8% per annum of the amount of each Letter of Credit, which fronting fees shall be payable at the same times as the Letter of Credit commissions payable hereunder in respect of such Letter of Credit.

                 (c)      Subject to the remaining sentences of this clause
(c), each Borrower agrees to reimburse the applicable Issuing Bank, on demand, for each payment made by such Issuing Bank under or pursuant to any Letter of Credit issued on such Borrower's Application or L/C Draft thereunder and if not so reimbursed, each Lender that has purchased a participation in such Letter of Credit or L/C Draft pursuant to Section 2.2(e), shall, without regard to any other provision of this Agreement or any other Related Agreement, any defense that such Borrower may have to its obligation to reimburse such Issuing Bank in connection with such payment or any defense that any Lender may have in connection with the participation described in Section 2.2(e) in connection with any Letter of Credit or L/C Draft, reimburse such Issuing Bank for such Lender's Pro Rata Share of such payment, and any payments so made by such Lenders to such Issuing Bank shall be deemed to be Revolving Loans. Agents and Lenders agree that so long as such Borrower has sufficient Revolving Loan Availability and provided that no Event of Default is then in existence or would be caused thereby, Administrative Agent will provide for the payment of any reimbursement obligations and any interest accrued thereon by directing the applicable Funding Agent to advance the amount thereof to such Borrower as a Revolving Loan as soon as reasonably practicable. Prior to such advance, the amount of such reimbursement obligations shall bear interest at the interest rate then applicable to (i) Reference Rate Loans, if such reimbursement obligations are owed by PAAC, (ii) Canadian Prime Rate Loans, if such reimbursement obligations are owed by PCI Canada in respect of a Canadian Dollar denominated Letter of Credit or (iii) Adjusted Reference Rate Loans, if such reimbursement obligations are owed by PCI Canada in respect of a U.S. Dollar denominated Letter of Credit. Administrative Agent shall have the option to so provide for such payments pursuant to Section 2.9, even if a Borrower does not have sufficient Revolving Loan Availability or pursuant to
Section 2.1.1(a), if an Event of Default is then in existence or would be caused thereby and such amounts will bear interest at the rate set forth in
Section 2.9. In the event a Letter of Credit or L/C Draft is not reimbursed from a Revolving Loan as provided herein, each applicable Borrower agrees to pay the applicable

Funding Agent, for the benefit of Lenders, on demand, interest at the Default Rate on any amounts paid by the applicable Issuing Bank in respect of a Letter of Credit or an L/C Draft until the reimbursement of such Issuing Bank by such Borrower of such payment.

                 (d) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations of each Borrower shall, at Administrative Agent's option and without demand upon or further notice to either Borrower, be deemed (as between Lenders and Borrowers) to have been paid or disbursed by the applicable Issuing Bank under the Letters of Credit and accepted L/C Drafts (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to the applicable Borrower in the amount of such Letter of Credit Obligations to have been made and accepted, which Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Administrative Agent at any time after an Event of Default has occurred, the applicable Borrower shall, upon Administrative Agent's demand, deliver to the applicable Funding Agent cash collateral equal to the aggregate Letter of Credit Obligations of such Borrower. Any such cash collateral and/or any amounts received by a Funding Agent in payment of the Loan made pursuant to this paragraph (d) shall be held by such Funding Agent, for the benefit of Agents and Lenders, in the applicable Assignee Deposit Account or a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and shall be retained by a Funding Agent, for the benefit of Agents and Lenders, as collateral security in respect of, first, the Liabilities under or in connection with the Letters of Credit and L/C Drafts issued on the Application of the applicable Borrower and then, all other Liabilities of such Borrower. Such amounts shall not be used by such Funding Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit or L/C Draft, but may be applied to reimburse the applicable Issuing Bank for drawings or payments under or pursuant to Letters of Credit or L/C Drafts which such Issuing Bank has paid, or if no such reimbursement is required, to payment of such other Liabilities of such Borrower as Administrative Agent shall determine and direct. Any amounts remaining in any cash collateral account established pursuant to this paragraph (d) following payment in full of all Liabilities shall be returned to the applicable Borrower.

                 (e) Immediately upon the issuance of a Letter of Credit upon the Application of PAAC in accordance with this Agreement, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased and received from U.S. Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including without limitation all obligations of PAAC with respect thereto). Immediately upon the issuance of a Letter of Credit upon the Application of PCI Canada in accordance with this Agreement, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased and received from Canadian Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including without limitation all obligations of PCI Canada with respect thereto). Each Borrower hereby indemnifies each Agent, each Lender and each Issuing Bank against any and all liability and expense it may incur in connection with any Letter of Credit or L/C Draft issued upon such Borrower's Application and agrees to reimburse each Agent and each Lender for any payment made by such Agent or such Lender to an Issuing Bank, except for any liability incurred or payment made as a result of such Agent's, such Lender's or such Issuing Bank's gross negligence or willful misconduct.

                 2.3.     Bankers' Acceptances.

                 2.3.1.   Form of Bankers' Acceptances.

                 All drafts presented by PCI Canada for acceptance by a BA Lender pursuant to this Agreement shall be properly executed and drawn by PCI Canada and shall be in the form used by such BA Lender from time to time in the normal course of its business. PCI Canada shall deposit with Canadian Funding Agent for distribution to each BA Lender a sufficient number of pre-signed and endorsed blank forms of drafts, in a form used by each BA Lender from time to time in its normal course of business. The receipt by the Canadian Funding Agent of a request for an advance by way of a BA Availment shall be each BA Lender's sufficient authority to complete, and each BA Lender shall, subject to the terms and conditions of this Agreement, complete the pre-signed forms of drafts in accordance with such request and the drafts so completed shall thereupon be deemed to have been presented for acceptance.

                 Unless Canadian Funding Agent elects otherwise upon ten (10) days' written notice to PCI Canada, PCI Canada may, at its option, execute any draft by facsimile signature of any authorized signing officer of PCI Canada, and the BA Lenders are hereby authorized to accept or pay, as the case may be, any draft of PCI Canada which purports to bear such facsimile signature notwithstanding that any such individual has ceased to be an authorized signing officer of PCI Canada. Any such draft or Bankers' Acceptance shall bind PCI Canada as if duly signed in the signing officer's own handwriting and issued by PCI Canada. No BA Lender shall be liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of PCI Canada to provide executed drafts to Canadian Funding Agent on a timely basis.

                 2.3.2.   Payment of Bankers' Acceptance Fee.

                 Upon the presentation by PCI Canada of any draft for acceptance by any BA Lender as a Bankers' Acceptance, PCI Canada shall pay to Canadian Funding Agent the Bankers' Acceptance Fee upon the principal amount of each Bankers' Acceptance for the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance by each such BA Lender up to but excluding the maturity date of the Bankers' Acceptance, calculated on the basis of a calendar year.

                 Upon timely fulfillment of all applicable conditions set forth in this Agreement, and in accordance with the procedures set out in Section 2.3.5, each BA Lender will accept the drafts or bills of exchange presented by PCI Canada as Bankers' Acceptances and will make an amount equal to the BA Discount Proceeds less the applicable Bankers' Acceptance Fee (if not paid by PCI Canada) on the drawdown date requested by PCI Canada by crediting the applicable Demand Deposit Account of PCI Canada.

                 2.3.3.   Sale of Bankers' Acceptances.

                 It shall be the responsibility of each BA Lender to arrange, in accordance with normal market practice, for the sale on each drawdown date of the Bankers' Acceptances issued by PCI Canada and to be accepted by that BA Lender, failing which each BA Lender shall purchase such Bankers' Acceptances at the BA Discount Rate. Notwithstanding any other provision hereof, if in the determination of the Canadian Funding Agent, acting reasonably, a market for Bankers' Acceptances does not exist at any time, or the BA Lenders cannot for other reasons, after reasonable efforts, readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, then upon at least four (4) days' written notice by the Canadian Funding Agent to PCI Canada, PCI Canada's right to request advances by way of Bankers' Acceptances shall be and remain suspended until the Canadian Funding Agent notifies PCI Canada that any condition causing such determination no longer exists.

                 2.3.4.   Size and Maturity of Bankers' Acceptances and
Rollovers.

                 Each advance of Bankers' Acceptances shall be in a whole multiple of C$500,000 and in integral multiples of C$100,000 thereafter. The principal face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Loan permitted by this Agreement. Each Bankers' Acceptance shall have a term which is not less than thirty (30) days nor more than one hundred eighty (180) days after the date of acceptance of the draft by a BA Lender, but no Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of the Credit is required to be reduced (in whole or in part) if that would adversely affect PCI Canada's ability to cause the reduction of the Credit.

                 2.3.5.   Co-ordination of BA Availments.

                 Each BA Lender shall advance its Pro Rata Share of each Revolving Loan by way of Bankers' Acceptances in accordance with the provisions set forth below:

                 (a) The Canadian Funding Agent, promptly following receipt of a notice from PCI Canada pursuant to Section 2.6 requesting an advance by way of Bankers' Acceptances, shall advise each BA Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it (which term(s) shall be identical for all BA Lenders). The aggregate face amount of Bankers' Acceptances to be accepted by a BA Lender shall be determined by the Canadian Funding Agent by reference to the Pro Rata Share of the BA Lenders, except that, if the face amount of a Bankers' Acceptance in the case of a BA Lender would not be a whole multiple of C$100,000, the face amount shall be increased or reduced by the Canadian Funding Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

                 (b) Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a BA Lender to the Canadian Funding Agent for the account of PCI Canada in respect of the sale of any Bankers' Acceptance issued by PCI Canada and accepted by such BA Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any Bankers' Acceptance accepted by it, a BA Lender, in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account, shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto.

                 (c) Each BA Lender shall transfer to the Canadian Funding Agent for value, on each date of advance, immediately available Canadian Dollars in an aggregate amount equal to, in the case of Bankers' Acceptances accepted and sold or purchased by a BA Lender on such date of advance, the BA Discount Proceeds thereof, net of the applicable Bankers' Acceptance Fee in respect of such Bankers' Acceptances and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the applicable date of advance.

                 (d) If the Canadian Funding Agent determines that all the conditions precedent to an advance specified in this Agreement have been met, it shall advance to PCI Canada the amount delivered by each BA Lender by crediting the applicable Demand Deposit Account of PCI Canada prior to 3:00 p.m. (Toronto time) on the date of advance, but if the conditions precedent to such advance are not met by 3:00 p.m. (Toronto time) on such date, the Canadian Funding Agent shall return the funds to the BA Lenders or invest them in an overnight investment as orally instructed by each BA Lender until such time as the advance is made.

                 2.3.6.   Payment of Bankers' Acceptances.

                 PCI Canada shall provide for the payment to Canadian Funding Agent for the account of the applicable BA Lender the full principal face amount of each Bankers' Acceptance on the earlier of (a) its date of maturity; and (b) the date on which an Event of Default occurs. Notwithstanding anything to the contrary herein or in any Related Agreement, upon the occurrence of an Event of Default, an amount equal to the Bankers' Acceptance Obligations shall, at Administrative Agent's option and without demand upon or further notice to PCI Canada, be deemed to have been paid or disbursed by the BA Lenders under the applicable Bankers' Acceptances (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to PCI Canada in the amount of such payment or disbursement to have been made and accepted, which Revolving Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Administrative Agent or Canadian Funding Agent at any time after an Event of Default has occurred, PCI Canada, upon Administrative Agent's or Canadian Funding Agent's demand, shall deliver to Canadian Funding Agent cash collateral equal to the Bankers' Acceptance Obligations at such time. Any such cash collateral and/or any amounts received by Administrative Agent or Canadian Funding Agent in payment of the Loan made pursuant to this Section 2.3.6 shall be held by Canadian Funding Agent or Administrative Agent, as applicable, for the benefit of the BA Lenders, in the applicable

Assignee Deposit Account or a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Bankers' Acceptances and shall be retained by the Canadian Funding Agent or Administrative Agent, as applicable, for the benefit of the BA Lenders, as collateral security in respect of, first, the Liabilities under or in connection with the BA Availments and then, all other Liabilities of PCI Canada. Such amounts may be applied to reimburse the BA Lenders for drawings or payments under or pursuant to Bankers' Acceptances which have been paid (or to reimburse any BA Lender if any Bankers' Acceptances have been purchased by a BA Lender), or if no such drawings, payments or purchases have been made, to payment of such other Liabilities of PCI Canada as Administrative Agent shall determine and direct. Any amounts remaining in any cash collateral account established pursuant to this Section 2.3.6 following payment in full of all Liabilities shall be returned to PCI Canada.

                 2.3.7.   Deemed Advances.

                 Except for amounts which are paid from the proceeds of rollovers of a Bankers' Acceptance, or for which payment has otherwise been funded by PCI Canada, any amount which a BA Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to such BA Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance, shall at the option of Canadian Funding Agent, be deemed to be a Revolving Loan to PCI Canada under this Agreement.

                 2.3.8.   Degree of Care.

                 Any executed drafts to be used as Bankers' Acceptances which are delivered to Canadian Funding Agent or a BA Lender shall be held in safekeeping with the same degree of care as if they were Canadian Funding Agent's or a BA Lender's own property, and shall be kept at the place at which such drafts are ordinarily held by Canadian Funding Agent or BA Lender, as applicable.

                 2.3.9.   Indemnity.

                 In addition to, and not by way of limitation of, all other indemnities in this Agreement, PCI Canada shall indemnify and hold Canadian Funding Agent and the BA Lenders harmless from any loss, cost, damage or expense with respect to any Bankers' Acceptance dealt with by Canadian Funding Agent or the BA Lender but shall not be obliged to indemnify Canadian Funding Agent or the BA Lenders for any loss, cost, damage or expense caused by the gross negligence or willful misconduct of Canadian Funding Agent or the BA Lenders.

                 2.3.10.  Waiver.

                 PCI Canada shall not claim from Canadian Funding Agent or any BA Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by a BA Lender pursuant to this Agreement. PCI Canada waives any defense to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a BA Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a BA Lender in its own right.

                 2.3.11.  Obligations Absolute.

                 The obligations of PCI Canada with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (a) any lack of validity or enforceability of any draft issued by PCI Canada and accepted by a BA Lender as a Bankers' Acceptance; or

                 (b) the existence of any claim, set-off, defense or other right which PCI Canada may have at any time against the holder of a Bankers' Acceptance, a BA Lender or any other person or entity, whether in connection with this Agreement or otherwise.

                 2.3.12.  Shortfall on Drawdowns, Rollovers and Conversions.

                 PCI Canada agrees that:

                 (a) the difference between the amount of an advance requested by PCI Canada by way of Bankers' Acceptances and the actual proceeds of such Bankers' Acceptances;

                 (b) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance, if a Bankers' Acceptance is being rolled over; and

                 (c) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any advance which is being converted to such Bankers' Acceptance;

shall be funded by PCI Canada from its own resources by 11:00 a.m. on the day of the advance or may be advanced by Canadian Funding Agent as a Revolving Loan.

                 2.3.13.  Prohibited Use of Bankers' Acceptances.

                 PCI Canada shall not enter into any agreement or arrangement of any kind with any person to whom Bankers' Acceptances have been delivered whereby it undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances, nor shall PCI Canada directly or indirectly take, use or provide Bankers' Acceptances as security for loans or advances from any other Person.

                 2.3.14.  Proposed Depository Bills and Notes Act.

                 If the proposed Depository Bills and Notes Act (Canada) is enacted in substantially the terms of Bill C-90 to which first reading was given in the House of Commons of Canada on 13 March 1997 (reintroduced as Bill S-9 on December 3, 1997), all Bankers' Acceptances accepted by a BA Lender under this Agreement after the effective date of that Act and after clearing services acceptable to PCI Canada and Canadian Funding Agent are available, shall be issued in the form of a "depository bill" and deposited with a "clearing house," as those terms are defined in Bill C-90. At that time, Canadian Funding Agent shall, in consultation with PCI Canada, establish and notify PCI Canada of such procedures, consistent with the terms of this Agreement and the requirements of such Act, as are reasonably necessary to accomplish the parties' intention.

                 2.3.15.  Bankers' Acceptance Obligations.

                 For all purposes of this Agreement, the outstanding amount of any Loan consisting of a BA Availment shall mean the Bankers' Acceptance Obligations at the applicable time.

                 2.4.     Loan Accounts; Demand Deposit Accounts.

                 Each Funding Agent shall establish or cause to be established on its books in the applicable Borrower's name one or more accounts (each a "Loan Account") to evidence Loans made to such Borrower. Each Funding Agent, as appropriate, will credit or cause to be credited to a commercial account (each, a "Demand Deposit Account") maintained by (a) PAAC at BOA's 231 South LaSalle Street, Chicago, Illinois office or (b) PCI Canada at BAC's 200 Front Street West, Toronto, Ontario, Canada office, the amount of any sums advanced to such Borrower as Loans hereunder, which shall be disbursed at such Borrower's direction. Any amounts advanced as Loans hereunder which are credited to a Borrower's Demand Deposit Account, together with any other amounts advanced to such Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

                 2.5.     Interest and Fees.

                 2.5.1.   Interest.

                 (a) Interest to Maturity. The unpaid principal balance of the Revolving Loans (other than BA Availments, Overdraft Loans and Over Advances) shall bear interest to maturity at the applicable per annum rate set forth below:

                 (i) Revolving Loans made to PAAC shall bear interest at a per annum rate equal to (A) the Reference Rate plus the Applicable Margin or (B) at PAAC's option as set forth in Section 2.5.1(b) below, the LIBO Rate plus the Applicable Margin.

                 (ii) Canadian Dollar Loans (other than BA Availments) made to PCI Canada shall bear interest at a per annum rate equal to the Canadian Prime Rate plus the Applicable Margin.

                 (iii) U.S. Dollar Loans made to PCI Canada shall bear interest at a per annum rate equal to (A) the Adjusted Reference Rate plus the Applicable Margin, or (B) at PCI Canada's option as set forth in Section 2.5.1(b) below, the LIBO Rate plus the Applicable Margin.

Amounts payable in respect of BA Availments shall be paid as set forth in
Section 2.3.

                 (b) LIBO Rate Option. Each Borrower shall have the right, from time to time, to designate certain portions of the Revolving Loans made to such Borrower as bearing interest with reference to the then applicable LIBO Rate, by means of a written notice to Administrative Agent specifying (i) the amount of such Revolving Loans that will bear interest with reference to a LIBO Rate (provided, that such LIBO Rate Loans shall be in a minimum amount of US$500,000 and integral multiples of US$500,000), (ii) the date on which the applicable Interest Rate Period shall begin, and (iii) the Interest Rate Period applicable thereto. All designations of Revolving Loans as LIBO Rate Loans must be received by Administrative Agent not later than 10:00 a.m. (Chicago time), three (3) Banking Days prior to the date the applicable Interest Rate Period is to begin (or is to be continued). Notwithstanding the foregoing, (x) all undesignated portions of the Revolving Loans shall bear interest at a Floating Rate, (y) no Interest Rate Period may commence or be continued at any time that an Event of Default is in existence under Section 6.1(a), 6.1 (e) or
Section 6.1(h) (solely because of a breach of Section 5.32) and in each case, Administrative Agent has determined in good faith that such a commencement or continuation is not appropriate, in any case notwithstanding a contrary designation by a Borrower, and (z) in no event may more than eight (8) LIBO Rate Loans having different Interest Rate Periods be outstanding at any one time. Each designation by a Borrower of a LIBO Rate Loan shall be irrevocable.

                 (c) BA Option. PCI Canada shall have the right, from time to time, to borrow certain portions of the Revolving Loans made to PCI Canada by way of BA Availments in accordance with the terms and procedures set forth in Section 2.3. No BA Availments may commence or be continued at any time that an Event of Default is in existence under Section 6.1(a), 6.1 (e) or
Section 6.1(h) (solely because of a breach of Section 5.32) and in each case, Administrative Agent has determined in good faith that such a commencement or continuation is not appropriate, in any case notwithstanding a contrary request by PCI Canada, and in no event may more than eight (8) BA Availments be outstanding at any one time. Each request by PCI Canada of a BA Availment shall be irrevocable.

                 (d) Default Rate. If any principal amount of the Loans is not paid when due, at the option of Requisite Lenders, the entire unpaid principal balance of the Revolving Loans shall bear interest until paid at a rate per annum (the "Default Rate") equal to the greater of (i) the applicable interest rate from time to time in effect plus 2.00% and (ii) 2.00% above the applicable interest rate in effect at the time of such Event of Default.

                 (e) Overdraft Loans; Over Advances. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section
2.8 or Section 2.9, as applicable.

                 2.5.2. Non-Use Fee. Each Borrower agrees to pay to the applicable Funding Agent, for the benefit of all Lenders, a fee equal to the Applicable Margin for non-use fees per annum on the daily average amount by which the Loan Limit of such Borrower exceeds the aggregate outstanding principal balance of the Revolving Loans of such Borrower plus the Letter of Credit Obligations of such Borrower. The fees provided for in this Section
2.5.2 shall be payable in U.S. Dollars quarterly in arrears on the last day of each quarter commencing June 30, 1998, and on the date the Credit terminates for the period then ended.

                 2.5.3. Method of Calculating Interest and Fees. Interest on the unpaid principal amount of each Loan (other than BA Availments) shall accrue from and including the date such Loan is made to, but not including, the date such Loan is paid; provided, that the computation of interest on LIBO Rate Loans shall include the date on which the applicable Interest Rate Period began, but shall exclude the last day of the applicable Interest Rate Period. LIBO Rate Loans not repaid on the last day of the Interest Rate Period applicable thereto shall be continued or converted into Floating Rate Loans, as applicable, and bear interest as provided herein, from and including the last day of such Interest Rate Period. Changes in any Floating Rate provided for herein which are due to changes in an underlying interest rate reference shall take effect on the date of the change in such underlying interest rate reference. Interest determined at a Floating Rate or at a BA Rate shall be calculated on the basis of a year consisting of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable, and paid for actual days elapsed; and interest determined with reference to a LIBO Rate and any fees payable under this Agreement shall be calculated on the basis of a year consisting of three hundred sixty (360) days and paid for actual days elapsed. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder or in connection herewith is to be calculated on the basis of a year of three hundred sixty (360) days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained, and divided by either three hundred sixty (360) days or such other period of time, as the case may be. The rates of interest under this Agreement are nominal rates, and not effective rates of yields. The principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

                 2.5.4. Payment. Until maturity, interest on the Floating Rate Loans shall be payable in arrears on the last day of each calendar quarter, commencing on June 30, 1998, and at maturity; provided, that during any period that a Borrower is required to provide monthly Borrowing Base Certificates pursuant to Section 2.6(c), interest on Floating Rate Loans of such Borrower shall be payable monthly in arrears on the last day of each calendar month, and at maturity. Interest on LIBO Rate Loans shall be payable in arrears on the last day of the Interest Rate Period applicable thereto and at maturity; provided, that if the applicable Interest Rate Period is in excess of ninety (90) days, Interest on such LIBO Rate Loans shall also be payable on the three month anniversary of the first (1st) day of such Interest Rate Period. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. All interest hereunder shall be paid to the applicable Funding Agent for the benefit of, and as agent for, the applicable Lenders and not on its own behalf.

                 2.5.5. Payment by Administrative Agent. Administrative Agent may provide for the payment of any unpaid accrued interest and any fees by charging the applicable Demand Deposit Account or any bank account maintained by either Borrower with Administrative Agent or by directing the applicable Funding Agent to so charge the applicable Demand Deposit Account or to advance the amount thereof to the applicable Borrower as a Revolving Loan.

                 2.5.6. Funding Indemnification. If any payment of a Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Rate Period or term (if with respect to a BA Availment), whether because of acceleration, prepayment, mandatory conversion or otherwise, the applicable Borrower will indemnify each applicable Lender and each applicable Agent for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain such Loan. Administrative Agent shall deliver a written statement as to the amount due, if any, under this Section 2.4.6, after consultation with each Lender and each Agent so affected. Such written statement shall set forth in reasonable detail the calculations upon which such Agent or such Lender determined such amount and shall be final, conclusive and binding on the applicable Borrower in the absence of manifest error. Determination of amounts payable under this Section shall be calculated as though each affected Lender funded its Fixed Rate Loans through the purchase of a deposit of the type and maturity corresponding to the applicable Fixed Rate Loan and applicable Interest Rate Period bearing interest at the applicable Fixed Rate less the Applicable Margin at such time, whether or not such Lender actually funded the Loan in that manner. The amount specified in the written statement shall be payable on demand after receipt by the applicable Borrower of the written statement. This Section 2.5.6 shall apply to all payments of Fixed Rate Loans prior to the last day of the applicable Interest Rate Period or term (if with respect to a BA Availment).

                 2.5.7. Availability of Interest Rate Options. If either Funding Agent determines that maintenance of any of Fixed Rate Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Funding Agent shall immediately notify Administrative Agent and the other Funding Agent thereof and Agents shall suspend the availability of such Fixed Rate Loans and require any such Fixed Rate Loans outstanding and so affected to be repaid or, in the case of BA Availments, provided for by way of cash collateral in the amount of the Bankers' Acceptance Obligations at such time; or if the Funding Agent determines that (i) deposits or instruments of a type or maturity appropriate to match fund any Fixed Rate Loans are not available, (ii) the applicable Fixed Rate does not accurately reflect the cost of making such Loans, (iii) such Funding Agent's ability to make or maintain any Fixed Rate Loans has been materially adversely affected by the occurrence of any event after the date hereof, or (iv) adequate and reasonable means do not exist for determining any Fixed Rate for any requested Interest Rate Period or term (if with respect to a BA Availment) with respect to any proposed Fixed Rate Loan, then such Funding Agent shall immediately notify Administrative Agent and the other Funding Agent thereof and Agents shall suspend the availability of such Fixed Rate Loans, as applicable, after the date of any such determination.

                 2.5.8. Lenders' Obligation to Mitigate. (i) Each Funding Agent agrees that if it becomes aware of the occurrence of an event or the existence of a condition described in Section 2.5.7 that would cause such Funding Agent to make a determination of the nature described therein, and (ii) each Funding Agent and each Lender agrees that if it becomes aware of either
(a) the occurrence of an event or the existence of a condition described in
Section 9.3 that would cause such Funding Agent or such Lender to make a determination of the nature described therein or (b) the imposition, assessment or collection of any taxes on or in respect of any Loan or Letter of Credit, such Agent or such Lender will, to the extent consistent with its internal policies, use reasonable efforts to issue, make, fund or maintain the affected Letters of Credit or Loans through another lending office of such Agent or such Lender, if any, if, as a result thereof, the additional amounts that would otherwise be required to be paid to such Agent or such Lender in respect thereof, would be reduced, or the applicable Fixed Rate Loans could be maintained, as the case may be, and if, as determined by such Agent or such Lender in its reasonable discretion, the issuing, making, funding or maintaining of such Letters of Credit or Loans through such other lending office would not adversely affect such Agent or such Lender or such Letters of Credit or Loans. Each Borrower hereby agrees to pay all reasonable expenses incurred by any Agent or any Lender in using another lending office in relation to such Borrower pursuant to this Section 2.5.8.

                 2.6. Requests for Loans; Borrowing Base Certificates; Other Information.

                 (a) Loans and Letters of Credit shall be requested as follows: (i) in the case of Reference Rate Loans, in writing or by telephone to U.S. Funding Agent by 10:00 a.m., Chicago time, on the requested borrowing date thereof, (ii) in the case of Adjusted Reference Rate Loans and Canadian Prime Rate Loans, in writing or by telephone to Canadian Funding Agent by 11:00 a.m. (Toronto time), one (1) Banking Day prior to the requested borrowing date thereof, (iii) in the case of LIBO Rate Loans to PAAC, in writing to U.S. Funding Agent, by 10:00 a.m. (Chicago time), three (3) Banking Days prior to the date the applicable Interest Rate Period is to begin (or is to be continued), (iv) in the case of LIBO Rate Loans to PCI Canada, in writing to Canadian Funding Agent, by 11:00 a.m. (Toronto time), three (3) Banking Days prior to the date the applicable Interest Rate Period is the begin (or is to be continued), (v) in the case of BA Availments, in writing to Canadian Funding Agent by 11:00 a.m. (Toronto time), two (2) Banking Days prior to the date the applicable advance or conversion is to occur, and (vi) in the case of Letters of Credit, in writing (by means of an Application) to the applicable Funding Agent by 10:00 a.m. (local time), five (5) Banking Days prior to the date the applicable Letter of Credit is to be issued. Each such request shall be irrevocable. No request need be made for Overdraft Loans and Revolving Loans made pursuant to any provision of this Agreement or any Related Agreement that permits Administrative Agent to direct a Funding Agent to advance Revolving Loans to either Borrower.

                 (b) In the event that either Borrower shall at any time, or from time to time, (i) make a request for a Loan hereunder or (ii) be deemed to have requested an Overdraft Loan, such Borrower agrees to forthwith provide Agents and Lenders with such information, at such frequency and in such format, as is reasonably required by Administrative Agent, such information to be current as of the time of such request.

                 (c) Each Borrower further agrees to provide to Agents and Lenders a current Borrowing Base Certificate, on the last day of each month for the preceding month, if the outstanding principal balance of the Loans to such Borrower during such month at any time exceeded the U.S. Dollar Equivalent of $5,000,000, (y) thirty (30) days after the last day of each calendar quarter for such quarter and (z) at such other times as Administrative Agent may request. Each such Borrowing Base Certificate shall be in substantially the same form as that attached hereto as Exhibit A, shall, (i) separately list Eligible Inventory located in the United States and Canada, respectively, (ii) separately list Eligible Account Receivable billed and to be paid in U.S. Dollars and Canadian Dollars, respectively, (iii) show the comparable U.S. Dollar Equivalents for all amounts listed thereon, determined by such Borrower in accordance with GAAP, and (iv) be executed and certified as accurate by such officers or employees of the applicable Borrower as such Borrower designates from time to time in writing to Administrative Agent pursuant to duly adopted resolutions of such Borrower's Board of Directors authorizing such action.

                 (d) Each Borrower shall provide Administrative Agent and the applicable Funding Agent with documentation satisfactory to such Agents indicating the names of those officers or employees of such Borrower authorized by such Borrower to sign Borrowing Base Certificates and/or to make telephonic requests for Loans, and/or to authorize disbursement of the proceeds of Loans by wire transfer or otherwise, and Agents and Lenders shall be entitled to rely upon such documentation until notified in writing by such Borrower of any change(s) in the names of the officers or employees so authorized. Agents and Lenders shall be entitled to act on the instructions of anyone identifying himself as one of the persons authorized by a Borrower to request Loans and Letters of Credit, or disbursements of Loan proceeds by telephone and such Borrower shall be bound thereby in the same manner as if the person were actually so authorized. Each Borrower agrees to indemnify and hold each Agent and each Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for making or paying Loans to such Borrower in writing or by telephone.

                 2.7.     Statements.

                 All Loans and payments hereunder shall be recorded on the books of the applicable Funding Agent, which shall be rebuttably presumptive evidence of the amount of such Loans outstanding at any time hereunder. Each Funding Agent will account monthly as to all Loans and payments hereunder and, absent demonstrable error, each monthly accounting will be fully binding on each Borrower unless, within thirty (30) days of such Borrower's receipt thereof, such Borrower shall provide Administrative Agent and such Funding Agent with a specific listing of exceptions. Notwithstanding any term or condition of this Agreement to the contrary, however, the failure of a Funding Agent to record the date and amount of any Loan hereunder shall not limit or otherwise affect the obligation of each Borrower to repay any such Loan.

                 2.8.     Overdraft Loans.

                 Administrative Agent, in its sole and absolute discretion, and subject to the terms hereof, may direct the applicable Funding Agent to make a Revolving Loan to each applicable Borrower in an amount equal to the amount of any overdraft which may from time to time exist with respect to the Demand Deposit Account of such Borrower or charge such overdraft to any bank account which such Borrower may now or hereafter have with Administrative Agent or such Funding Agent. The existence of any such overdraft shall be deemed to be a request by the applicable Borrower for such Loan. Each Borrower acknowledges that Administrative Agent is under no duty or obligation to direct a Funding Agent to make any Loan to such Borrower, or to charge such account, to cover any overdraft. Each Borrower further agrees that if the making of a Loan to cover any Overdraft would result in an Over Advance, such overdraft shall constitute a separate Loan under this Agreement (an "Overdraft Loan"), which shall bear, from the date on which the overdraft occurred until paid, interest in an amount equal to the greater of one hundred thirty percent (130%) of the highest rate of interest then actually being charged for Revolving Loans (other than Overdraft Loans) made hereunder to such Borrower, and US$50 per day. If Administrative Agent, in its sole and absolute discretion, decides not to direct a Funding Agent to make a Loan, or charge such account, to cover part or all of any overdraft, Administrative Agent may return any check(s) which created such overdraft.

                 2.9.     Over Advances.

                 If the U.S. Dollar Equivalent of the aggregate outstanding Revolving Loans and Letter of Credit Obligations of either Borrower exceeds such Borrower's Revolving Loan Availability (such excess Liabilities are herein referred to as "Over Advances"), Administrative Agent, in its sole and absolute discretion, may, for a period of five (5) Banking Days, to the extent such Over Advance arises as a result of a reduction in such Borrower's Borrowing Base, permit such Over Advance to exist without the consent of any Funding Agent or any Lender (but subject to Section 2.1.1(a)) and continue to direct the applicable Funding Agent to make Revolving Loans to such Borrower on behalf of all applicable Lenders, and after the expiration of such five (5) Banking Day period, no such event or occurrence shall cause or constitute a waiver by any Lender of its right to refuse to make any further Revolving Loans at any time that an Over Advance exists or would result therefrom; provided, that Administrative Agent may not so direct a Funding Agent to (i) make Revolving Loans on behalf of Lenders under this Section 2.9 to the extent such Revolving Loans would cause a Lender's Overall Share of the aggregate Revolving Loans and Letter of Credit Obligations to exceed such Lender's Maximum Loan Amount or
(ii) make Revolving Loans on behalf of Lenders under this Section 2.9 to the extent such Revolving Loans would cause the sum of the U.S. Dollar Equivalent of the then outstanding Revolving Loans and Letter of Credit Obligations of either Borrower to exceed the sum of US$3,250,000 and the U.S. Dollar Equivalent of the amount of the outstanding Revolving Loans and Letter of Credit Obligations of such Borrower as of the date Administrative Agent became aware of the Over Advance. During any period in which an Over Advance exists, the amount of Over Advances shall bear interest at a rate equal to one hundred thirty percent (130%) of the highest rate of interest then actually being charged for Revolving Loans made hereunder to such Borrower.

                 2.10.    Agents' and Lenders' Rights.

                 Each Borrower agrees that all of the rights of Agents and Lenders set forth in this Agreement shall apply to any modification of this Agreement, any Exhibits hereto, and the Related Agreements, unless otherwise agreed in writing. Each Borrower agrees that nothing contained in this Agreement shall be construed as any Agent's or any Lender's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or portion of the Liabilities or advance or in any way limit any Agent's or any Lender's right to resort to any or all of the Collateral as security for any of the Liabilities or shall be deemed to limit or reduce any Lien upon any portion of the Collateral or other security for the Liabilities.

                 2.11. Making of Payments; Application of Collections; Charging of Accounts.

                 (a) All payments hereunder (including payment of Letter of Credit Obligations and Bankers' Acceptance Obligations and payments with respect to any Notes) shall be made without set-off or counterclaim and shall be made in immediately available funds on the date due (i) in the case of Loans advanced by U.S. Funding Agent, and any other amounts specifically identified in this Agreement as being payable to U.S. Funding Agent, to U.S. Funding Agent at BOA's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by U.S. Funding Agent to Borrowers in writing; (ii) in the case of Loans advanced by Canadian Funding Agent, and any other amounts specifically identified in this Agreement as being payable to Canadian Funding Agent, to Canadian Funding Agent at BAC's office at 200 Front Street West, Toronto, Ontario, Canada M5V 3L2, or at such other place as may be designated by Canadian Funding Agent to Borrowers in writing, (iii) in the case of payments to be made to an Issuing Bank as provided in Section 2.2, to such Issuing Bank at such place as may be designated by such Issuing Bank to Borrowers in writing and (iv) in the case of all other payments under this Agreement, to Administrative Agent at BOA's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by Administrative Agent to Borrowers in writing from time to time. Except as otherwise expressly provided herein, all such payments with respect to principal of, interest on, and any other amounts relating to, any Canadian Dollar Loan, shall be made in Canadian Dollars and, with respect to all other amounts payable hereunder, shall be made in U.S. Dollars. Such payments shall be made in same day funds, and (i) in the case of Canadian Dollar payments to any Agent and U.S. Dollar payments to Canadian Funding Agent, no later than such time on the dates specified herein as may be determined by such Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment and (ii) in the case of U.S. Dollar payments to U.S. Funding Agent or Administrative Agent, no later than 12:30 p.m. (Chicago time) on the date specified herein. Any payments received after such time on such day shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest and any fees.

                 (b) (i) Each Borrower authorizes each Agent, and such Agent will, subject to the provisions of this paragraph (b), apply the whole or any part of any amounts received by such Agent (whether deposited in an Assignee Deposit Account or otherwise received by such Agent) from the collection of items of payment and proceeds of any Collateral (including without limitation proceeds of insurance), against the principal and/or interest of any Loans made hereunder and/or any other Liabilities, whether or not then due, in such order of application as Administrative Agent may determine and direct; provided, however, that prior to the occurrence of an Event of Default, any such amounts received by each Agent shall, at the applicable Borrower's option, (y) be transferred to the applicable Borrower's Demand Deposit Account or other operating account in accordance with written instructions provided by such Borrower, or (z) be applied in the manner, if any, specifically set forth in this Agreement with respect to such payment and if no such manner is specifically set out, then as follows: first, to payment of amounts then due with respect to fees (including Attorneys' Fees), charges and expenses for which such Borrower is liable pursuant to this Agreement and the Related Agreements; second, to payment of amounts then due with respect to interest on the Loans to such Borrower; third, to payment of the principal of the Loans to such Borrower and fourth, to any other Liabilities of such Borrower.

                          (ii)    Notwithstanding anything to the contrary
herein, (i) all cash, checks, instruments and other items of payment, solely for purposes of determining the occurrence of an Event of Default, shall be deemed received upon actual receipt by the applicable Agent, unless the same is subsequently dishonored for any reason whatsoever, (ii) for purposes of determining whether, under Sections 2.1 and 2.2, there is availability for Loans or Letters of Credit, all cash, checks, instruments and other items of payment shall be applied against the Liabilities when received by the applicable Agent and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities on the first (1st) Banking Day after receipt by the applicable Agent of collected funds with respect thereto; further provided, that any amounts earned on such funds during the period after receipt thereof by an Agent and prior to application thereof against the Liabilities as provided herein, shall be retained by such Agent for such Agent's own account. Notwithstanding the foregoing, no checks, drafts or other instruments received by any Agent shall constitute final payment with respect to any Liabilities unless and until such item of payment has actually been collected.

                 (c) Each Borrower hereby authorizes Administrative Agent, and Administrative Agent may, in its sole and absolute discretion, charge to such Borrower at any time when due all or any portion of any of the Liabilities consisting of principal or interest and, after three (3) Banking Days' prior notice, any other Liabilities including but not limited to any Attorneys' Fees and other costs and expenses of Agents and Lenders for which such Borrower is liable pursuant to the terms of this Agreement or any Related Agreement, or for which any other Obligor is liable pursuant to the terms of any Related Agreement, by charging such Borrower's Demand Deposit Account or any bank account of such Borrower with Administrative Agent or by directing the applicable Funding Agent to charge such Borrower's Demand Deposit Account or advance the amount thereof to such Borrower as a Revolving Loan; provided, however that the provisions of this Section 2.11(c) shall not affect either Borrower's obligation to pay when due all amounts payable by such Borrower under this Agreement, any Note or any Related Agreement, whether or not there are sufficient funds therefor in such Borrower's Demand Deposit Account or any such other bank account of such Borrower.

                 2.12.    Agents' Election Not to Enforce.

                 Notwithstanding any term or condition of this Agreement to the contrary, each Agent, in the sole and absolute discretion of Requisite Lenders, at any time and from time to time, may suspend or refrain from enforcing any or all of the restrictions imposed in this Section 2, but no such suspension or failure to enforce shall impair any right or power of any Agent or any Lender under this Agreement, including without limitation any right of each Agent and each Lender to refrain from making a Loan or each Issuing Bank to refrain from issuing a Letter of Credit if all conditions precedent to such Agent's or such Lender's obligation to make such Loan or such Issuing Bank's obligation to issue such Letter of Credit have not been satisfied.

                 2.13.    Reaffirmation.

                 Each Loan or Letter of Credit, or designation or continuation of a Fixed Rate Loan, in each case requested by a Borrower pursuant to this Agreement, shall constitute an automatic certification by such Borrower to Agents and Lenders that (a) all of the representations and warranties of each Borrower in this Agreement and each of the Related Agreements are true and correct on the date of such request to the same extent as if made on such date, except for such changes as are specifically permitted hereunder (or under such Related Agreement) and except for those representations and warranties made solely as of the date hereof or the Closing Date and (b) immediately before and after making the requested Loan or issuing the requested Letter of Credit, no Event of Default or Unmatured Event of Default, then exists or would result therefrom.

                 2.14.    Setoff.

                 In addition to and not in limitation of all other rights and remedies (including other rights of offset or banker's lien) that Agents and Lenders may have under applicable law, each Agent and each Lender shall, upon the occurrence of any Event of Default described in Section 6.1, or any Unmatured Event of Default described in Section 6.1(e), have the right to appropriate and apply to the payment of the Liabilities (whether or not then due), in such order of application as Administrative Agent may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of each Borrower then or thereafter with any Agent or any Lender. Each Agent and each Lender shall promptly advise the applicable Borrower of any such setoff and application but failure to do so shall not affect the validity of such setoff and application.

                 2.15.    Fee Letter.

                 Borrowers, on the ICI Closing Date, paid Administrative Agent, for its own account, the closing fees and other amounts set forth in the First Amendment and identified as payable on the ICI Closing Date. Borrowers jointly and severally agree to pay Administrative Agent for its own account, the ongoing agency fees set forth in the Fee Letter of even date herewith executed by Borrowers and Administrative Agent, in the amounts, and at the times, specified therein. With Administrative Agent's consent, the amount of such fees may be advanced to the applicable Borrower as a Revolving Loan.

                 2.16.    Settlements, Distributions and Apportionment of
Payments.

                 On a weekly basis (or more frequently if required by Administrative Agent) (a "Settlement Date"), each Funding Agent shall provide each applicable Lender with a statement of the outstanding balances of each of the Liabilities, the Revolving Loans made to each applicable Borrower and, the Letter of Credit Obligations of each applicable Borrower, in each case as of the end of the Banking Day preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Revolving Loans to each applicable Borrower funded by each Lender (whether made directly by such Lender to a Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by a Funding Agent or Administrative Agent on behalf of such Lender to a Borrower). If such statement discloses that such Lender's current balance of the Revolving Loans to either Borrower as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Revolving Loans to such Borrower outstanding as of the Pre-Settlement Determination Date, then the applicable Funding Agent shall, one (1) Banking Day after the Settlement Date, transfer to such Lender, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Revolving Loans to either Borrower as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Revolving Loans to such Borrower outstanding as of the Pre-Settlement Determination Date, then such Lender shall, one (1) Banking Day after the Settlement Date, transfer to the applicable Funding Agent, by wire transfer the net amount due to the applicable Funding Agent in accordance with the applicable Funding Agent's instructions. In addition, payments actually received by Administrative Agent or a Funding Agent with respect to the following items shall be distributed by Administrative Agent or such Funding Agent to Lenders as follows:

                 (a) Within one (1) Banking Day of receipt thereof by Administrative Agent or such Funding Agent, payments to be applied to interest on the Loans to either Borrower shall be paid to each Lender in proportion to its applicable Pro Rata Share, subject to any adjustments for any Disproportionate Advances to such Borrower, so that the applicable Funding Agent shall receive interest on the Disproportionate Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender; and

                 (b) Within one (1) Banking Day of receipt thereof by Administrative Agent or such Funding Agent, payments to be applied to the unused line fee set forth in Section 2.5.2 owed by either Borrower, the Letter of Credit commission set forth in Section 2.2(b) owed by such Borrower, and any other fees payable under this Agreement, shall each be paid to each Lender in proportion to its applicable Pro Rata Share.

Notwithstanding the foregoing, if a Lender has failed to remit its applicable Pro Rata Share of any Loans required to be made pursuant to Section 2.1.1 or has failed to make a settlement payment to the applicable Funding Agent pursuant to this Section 2.16, no payment shall be made to such Lender by Administrative Agent or the applicable Funding Agent at any time such Lender's share of the outstanding Loans to the applicable Borrower is less than such Lender's applicable Pro Rata Share. If any Agent or any Lender fails to pay the other any payment due under this Agreement on its due date, the party to whom such payment is due shall be entitled to recover interest from the party obligated to make such payment at a rate per annum equal to the overnight Federal Funds Rate.

                 2.17.    Canadian or U.S. Dollar Loans Unavailable.

                 Neither U.S. Funding Agent nor any U.S. Lender shall be under any obligation to make Canadian Dollar Loans. Neither Canadian Funding Agent nor any Canadian Lender shall be under any obligation to make U.S. Dollar Loans (or continue LIBO Loans that are also U.S. Dollar Loans) if Canadian Funding Agent or such Canadian Lender is unable to provide Loans in U.S. Dollars, in which case Canadian Funding Agent shall give notice to PCI Canada thereof as soon as reasonably practicable. After receipt of such notice by PCI Canada, the applicable borrowing (or continuation) request shall be deemed to have been withdrawn and PCI Canada may make a new request for such Loans denominated in Canadian Dollars.

                 2.18.    Reserves on Canadian Dollar Loans.

                 PCI Canada shall pay to Administrative Agent, as long as any Agent or any Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and to Canadian Funding Agent, as long as any Agent or any Lender shall be required, under any applicable regulations of the central bank or other relevant governmental authority in Canada to maintain reserves with respect to Canadian Dollar Loans, additional costs on the unpaid principal amount of each such Loan equal to the actual costs of such reserves allocated to such Loan by such Agent or such Lender (as determined by such Agent or such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided PCI Canada shall have received at least fifteen (15) days' period written notice of such additional costs from Administrative Agent. Notwithstanding the foregoing, PCI Canada shall not be required to pay any such amount to the extent that such additional costs are reflected in the interest rates applicable to the Loans hereunder.

                 2.19.    Unavailability of Loans.

                 If (i) any Canadian Lender is unable to provide Loans in U.S. Dollars, (ii) any Lender is unable to obtain deposits of the Applicable Currency for a Loan in the applicable interbank currency deposits market (and with respect to a LIBO Rate Loan, in the applicable amount and for the requested Interest Rate Period), (iii) any Lender is unable to fund its portion of any Loan through the purchase of deposits of the Applicable Currency for any LIBO Rate Loan or (iv) any legal requirement shall impose on any Lender any restrictions (not already taken into account under statutory reserves) on the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the applicable Fixed Rate is determined as provided herein or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, which such Lender may hold (in each such case, an "Affected Lender"), unless any of the foregoing restrictions also apply to the applicable Funding Agent such Affected Lender shall provide prompt written notice thereof to Agents and Borrowers and, effective upon receipt of such notice by the applicable Funding Agent, such applicable Funding Agent shall make all requested Loans in the Applicable Currency and for the appropriate Interest Rate Period, if applicable, on behalf of the Affected Lender, in such applicable Funding Agent's capacity as a Lender hereunder. Immediately upon the making of each such Loan, the Affected Lender shall be deemed to have purchased irrevocably, and hereby severally and not jointly agrees to purchase irrevocably from the applicable Funding Agent, a participation in each such Loan in the Applicable Currency in an amount equal to such Affected Lender's Pro Rata Share of the amount of such Loan (which will be an amount equal to the amount advanced by the applicable Funding Agent of behalf of the Affected Lender as provided herein). Such applicable Funding Agent shall have no obligation to so advance such portion of a Loan if such Affected Lender has no obligation to participate in such Loan. Notwithstanding anything to the contrary contained herein, no Affected Lender shall receive interest in respect of its participation in any Loan made for its benefit under this Section 2.19, but instead, shall receive a per annum fee equal to the outstanding amount of the Loans so advanced by the applicable Funding Agent for the benefit of such Affected Lender, multiplied by the (i) 2.00% in the case of the Floating Rate Loans so advanced by such Funding Agent and (ii) the Applicable Margin for Fixed Rate Loans in the case of Fixed Rate Loans so advanced by such Funding Agent. Such fees shall be calculated in the same manner as the interest on the underlying Loan itself is calculated, shall be payable in arrears at each time that interest on the Liabilities is due and payable under this Agreement and shall be payable to such Affected Lender only to the extent that Borrowers have actually made such interest payments to the applicable Funding Agent. Each Affected Lender shall pay to the applicable Funding Agent, at each time that interest on the Liabilities so advanced by the applicable Funding Agent for the benefit of such Affected Lender is due and payable under this Agreement, a fronting fee equal to 1/8% per annum of the outstanding amount of the Loans so advanced by the applicable Funding Agent for the benefit of such Affected Lender during the period since the last interest payment date through such date, which fronting fee, at the option of the applicable Funding Agent, may be payable by offset against the fee, if any, otherwise payable to such Affected Lender at such time pursuant to the immediately preceding sentence. Such fronting fees shall be calculated in the same manner as the interest on the underlying Loan itself is calculated.

                 2.20.    Participation.

                 Immediately upon the making of any Loan to PAAC hereunder or the issuance of any Letter of Credit hereunder on the Application of PAAC, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased and received from U.S. Lenders and U.S. Issuing Bank, as applicable, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Overall Share (including without limitation all obligations of the applicable Borrower with respect thereto). Immediately upon the making of any Loan to PCI Canada hereunder or the issuance of any Letter of Credit hereunder on the Application of PCI Canada, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased and received from Canadian Lenders and Canadian Issuing Bank, as applicable, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Overall Share (including without limitation all obligations of PCI Canada with respect thereto). Within three (3) Banking Days after demand is made by Administrative Agent during the continuance of an Event of Default, each Canadian Lender agrees to settle the purchase of such participation interests from each U.S. Lender, and each U.S. Lender agrees to settle the purchase of such participation interests from each Canadian Lender, in each case by paying to the applicable Lender, in same day funds in the Applicable Currency, an amount equal to such Lender's Overall Share of all such Loans then outstanding. If any Lender fails to timely make payment of such amount, such amount shall bear interest until paid, at the rate or rates applicable at such time for such Revolving Loans. Thereafter, so long as an Event of Default remains in existence, unless otherwise directed by Administrative Agent, such participations will be settled in the same manner and at the same time as settlement of Loans between each Funding Agent and the applicable Lenders under Sections 2.1.1(a) and 2.16. Notwithstanding any such participation, all interest and fees accruing with respect to Loans and Letters of Credit hereunder shall be for the sole account of the funding Lenders until such time, if ever, that purchase of such participations are actually settled as provided herein. Moveover, until such time, if ever, that purchase of such participations are actually settled as provided herein, only the funding Lenders shall be entitled to any interest and fees accruing with respect to Loans and Letters of Credit hereunder. Interest and fees accruing after such settlement of purchase of participations shall be for the account of each funding Lender and each Lender who has so purchased its participation interest, in accordance with their respective Overall Shares.

                 2.21.    Income Tax Act (Canada).

                 Notwithstanding anything contained in this Agreement to the contrary, if any Agent or any Lender receives notice under subsection 224(1.1) of the Income Tax Act (Canada) or any successor provision thereto or any comparable provision of any other taxing statute in respect of either Borrower, then so long as such notice is effective, Lenders shall not be obligated to make any further Revolving Loans hereunder to such Borrower.

                 2.22.    Payments in Applicable Currency.

                 All payments with respect to the Liabilities hereunder and under the Related Agreements shall be made in the Applicable Currency in which such Liabilities were originally incurred or accrued. Neither any Agent nor any Lender shall have any obligation to accept any payments in respect of the Liabilities in any currency other than as specified above. If any Agent or any Lender does at any time, in its discretion, agree to accept payments in any other currency, (a) the applicable amounts will be converted by Administrative Agent or the applicable Funding Agent to the appropriate currency at the Spot Rate, (b) Borrowers shall bear all costs and expenses associated with such conversion, (c) Borrowers shall not for any purpose receive credit for any amount tendered in such other currency until such conversion has been completed and (d) Borrowers will bear all risks of currency fluctuations during the settlement period of any such conversion.

3.       COLLATERAL.

                 3.1.     Grant of Security Interest.

                 (a) As security for (i) the payment of all Loans now or hereafter made by, or on behalf of, any Agent or any Lender to PAAC hereunder or under any Note, (ii) the payment of all Loans now or hereafter made by, or on behalf of any Agent or any Lender to PCI Canada hereunder or under any Note, and (iii) the payment or other satisfaction of all other Liabilities (including without limitation all reimbursement obligations under any Letters of Credit) of each Borrower, each Borrower hereby grants to Administrative Agent, for the benefit of Agents and Lenders, a security interest in and to the following property of such Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located:

                                  (A)      Accounts Receivable (whether or not
                          Eligible Account Receivable); Contract Rights; any and all security deposits and other security held by or granted to such Borrower to secure payments from any and all persons who are or may become obligated to such Borrower under, with respect to, or on account of any Account Receivable or Contract Right; and all chattel paper and instruments evidencing, arising out of or relating to any obligations to such Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in this Section 3.1(a);

                                  (B)      Inventory (whether or not Eligible
                          Inventory);

                                  (C)      General Intangibles;

                                  (D)      Any and all balances, credits,
                          deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of such Borrower now or hereafter with any Agent, any Lender or any Participant and any and all personal property of every kind or description of or in the name of such Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to such Borrower's credit on the books of, any Agent, any agent or bailee for any Agent, any Lender, or any Participant;

                                  (E)      To the extent related to the
                          property described in clauses (A) through (D) above, all books, correspondence, credit files, records, invoices and other papers and documents, including without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of such Borrower or any computer bureau from time to time acting for such Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including business interruption insurance and any credit insurance; and

                                  (F) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any property described above, any returns of Inventory sold by such Borrower, and the proceeds of any insurance covering any of the property described above) of any of the foregoing.

                 (b) All of the property described in Section 3.1(a) above is hereafter collectively referred to as the "Borrower Collateral". It is expressly understood and agreed that in no event shall the Borrower Collateral include any goods other than Inventory.

                 3.2.     Accounts Receivable.

                 (a) If requested by Administrative Agent, each Borrower shall notify Administrative Agent immediately of all material disputes and claims by any Account Debtor of such Borrower or any Designated Subsidiary of such Borrower and, if reasonably requested by Administrative Agent after the occurrence and during the continuance of an Event of Default, settle or adjust them, or cause them to be settled or adjusted, at no expense to Agents or Lenders. If Administrative Agent directs after the occurrence and during the continuance of an Event of Default, no discount or credit allowance shall be granted thereafter by either Borrower or any Designated Subsidiary to any Account Debtor, other than discounts and trade allowances offered in the ordinary course of a Borrower's or a Designated Subsidiary's business. All Account Debtor payments and all net amounts received by any Agent in settlement, adjustment or liquidation of any Account Receivable may be applied by such Agent to the Liabilities or credited to the applicable

Demand Deposit Account (subject to collection), as more fully described in
Section 2.11. If requested by Administrative Agent, each Borrower will, and will cause each Designated Subsidiary to, make proper entries in its books and records, disclosing the assignment of Accounts Receivable to Administrative Agent, for the benefit of Agents and Lenders.

                 (b) Each Borrower warrants and covenants that: (i) all of its Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business; (ii) all shipping or delivery receipts and other documents furnished or to be furnished to Administrative Agent in connection therewith are and will be genuine; and (iii) none of the Accounts Receivable identified or included on any schedule, Borrowing Base Certificate or report as Eligible Account Receivable fail at the time so identified or included to satisfy any of the requirements for eligibility set forth in the definition of Eligible Account Receivable.

                 (c) Administrative Agent and, at the direction of Administrative Agent, each applicable Funding Agent, is hereby authorized and empowered (which authorization and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Payment Liabilities under this Agreement) at any time in its sole and absolute discretion:

                 (i) To request, in the name of such Agent, in a Borrower's or a Designated Subsidiary's name or the name of a third party, confirmation from any Account Debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

                 (ii) To endorse in a Borrower's or a Designated Subsidiary's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by such Agent in payment of any Account Receivable or other obligation owing to such Borrower or such Designated Subsidiary;

                 (iii) After the occurrence and during the continuance of an Event of Default, to notify, either in such Agent's name or a Borrower's or a Designated Subsidiary's name, and/or to require such Borrower or such Designated Subsidiary to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of Administrative Agent's Lien thereon, for the benefit of Agents and Lenders, and of the collateral assignment thereof to Administrative Agent, for the benefit of Agents and Lenders;

                 (iv) After the occurrence and during the continuance of an Event of Default, to direct, either in a Borrower's or a Designated Subsidiary's name or such Agent's name, and/or to require such Borrower or such Designated Subsidiary to direct, any Account Debtor or other Person obligated under or in respect of any Collateral to make payment directly to such Agent of any amounts due or to become due thereunder or with respect thereto; and

                 (v) After the occurrence and during the continuance of an Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in such Agent's own name or in the name of a Borrower or a Designated Subsidiary.

Under no circumstances shall any Agent be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses, and the cost of any Depository Account, Assignee Deposit Account, or other bank account or accounts which may be required hereunder, shall be borne solely by the applicable Borrower whether the same are incurred by any Agent or such Borrower, and Administrative Agent may after three (3) Banking Days' prior to notice to such Borrower direct the applicable Funding Agent to advance same to such Borrower as a Revolving Loan.

                 (d) PAAC will notify its Account Debtors to make all payments in respect of such Borrower's Accounts Receivable directly to one or more lockbox accounts evidenced by agreements in form and substance satisfactory to Administrative Agent. At the request of Administrative Agent, PCI Canada will also notify its Account Debtors to make all payments in respect of PCI Canada's Accounts Receivable directly to one or more lockbox accounts evidenced by agreements in form and substance satisfactory to Administrative Agent. All deposits to such lockbox accounts, and all of the checks, drafts, cash and other remittances received by each Borrower in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, shall be deposited in special bank accounts (the "Depository Accounts") of such Borrower at such banks or financial institutions as Administrative Agent shall consent. Said proceeds shall be deposited in precisely the form received except for such Borrower's endorsement where necessary to permit collection of items, which endorsement such Borrower agrees to make. Pending such deposit, each Borrower agrees not to commingle any such checks, drafts, cash and other remittances received by it with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Administrative Agent, for the benefit of Agents and Lenders, until deposit thereof is made in the applicable Depository Accounts. All funds in the Depository Accounts of a Borrower at the end of each Banking Day will be wire transferred or otherwise transferred as directed by such Borrower; provided, that at Administrative Agent's option at any time after the outstanding principal balance of the Loans to either Borrower exceeds the U.S. Dollar Equivalent of $5,000,000 (whether or not the outstanding principal balance of such Loans subsequently falls below such amount), all such funds in the Depository Accounts of such Borrower at the end of each Banking Day will be wire transferred or transferred by other means acceptable to Administrative Agent to a special bank account (collectively, the "Assignee Deposit Accounts") relating to such Borrower and (i) in the case of PAAC, located at BOA, and (ii) in the case of PCI Canada, located at BAC, in each case over which Administrative Agent and the applicable Funding Agent alone has power of withdrawal. Each Borrower acknowledges that the maintenance of the Assignee Deposit Accounts will be solely for the convenience of Agents in facilitating their own operations, and such Borrower does not and shall not have any right, title or interest in any Assignee Deposit Account or in the amounts at any time appearing to the credit thereof, except to the extent that such amounts are transferred to such Borrower's Demand Deposit Account or operating account in accordance with Section 2.11(b)(i). Each Borrower agrees not to maintain any depository accounts other than accounts provided for under the Contingent Payment Agreement, Depository Accounts, the Demand Deposit Account and the Assignee Deposit Accounts established pursuant to this Section 3.2(d). Upon the full and final liquidation of all Payment Liabilities, each Agent will pay over to Borrowers any excess amounts received by such Agent as payment or proceeds of Collateral, whether received by such Agent as a deposit in an Assignee Deposit Account, contained in a lockbox account or any Depository Account or received by such Agent as a direct payment on any of the sums due hereunder. Each Borrower will cause each of its Designated Subsidiaries to establish accounts comparable to those set forth above for the collection of the proceeds of their Accounts Receivable, and such Borrower shall cause each such Designated Subsidiary to take all other actions to implement the collection mechanism set forth in this Section 3.2(d).

                 (e) Each Borrower appoints Administrative Agent, or any Person whom Administrative Agent may from time to time designate (including without limitation the applicable Funding Agent), as such Borrower's attorney and agent-in-fact with power: (i) after the occurrence and during the continuance of an Event of Default to notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Administrative Agent or such other Person; (ii) to receive, open and dispose of all mail addressed to such Borrower, but received by Administrative Agent or such other Person; (iii) to send requests for verification of Accounts Receivable or other Collateral to Account Debtors;
(iv) to open an Assignee Deposit Account, Depository Accounts, lockbox accounts or other accounts under Administrative Agent's or such other Person's sole control for the collection of Accounts Receivable or other Collateral, if not required contemporaneously with the execution hereof; and (v) to do all other things which any Agent is permitted to do under this Agreement or any Related Agreement or which are reasonably necessary to carry out this Agreement and the Related Agreements. Neither any Agent nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Payment Liabilities under this Agreement are paid and performed in full and this Agreement is terminated. Each Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

                 (f) If any Account Receivable or Contract Right, in either case in excess of the U.S. Dollar Equivalent of $2,000,000, and designated by a Borrower as an Eligible Account Receivable, arises out of a contract with the United States or any state or local governmental entity, or any department, agency, or instrumentality of any thereof or Her Majesty in right of Canada or any provincial or local governmental entity, or any ministry, department, agency or instrumentality of any thereof, or if such Accounts Receivable and Contract Rights so designated as Eligible Accounts Receivable are in an aggregate amount in excess of the U.S. Dollar Equivalent of $10,000,000, the applicable Borrower will, or will cause the applicable Designated Subsidiary to, immediately notify Administrative Agent in writing and execute any instruments and take any steps reasonably required by Administrative Agent in order that all monies due and to become due under such contract shall be assigned to Administrative Agent or its agent, for the benefit of Agents and Lenders, and notice thereof given to the applicable government under the Federal Assignment of Claims Act of 1940, as amended, the Financial Administration Act, as amended or other applicable laws or regulations, and any other applicable requirements thereof shall be satisfied. The failure of a Borrower or a Designated Subsidiary to comply with this clause (f) shall not by itself constitute an Event of Default; rather, such failure will cause the applicable Account Receivable or Contract Right to be deemed not to be an Eligible Account under this Agreement.

                 (g) If any Account Receivable or Contract Right is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, the applicable Borrower will or will cause its Designated Subsidiary to, unless Administrative Agent shall otherwise agree, deliver the originals of same to Administrative Agent or its agent, appropriately endorsed to Administrative Agent's (or such agent's) order and, regardless of the form of such endorsement, such Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

                 3.3.     Inventory.

                 (a) Each Borrower warrants and covenants that: (i) all of the Inventory is, and at all times shall be, owned by a Borrower or a Designated Subsidiary free of all claims and Liens (except as set forth in Section 5.15); and (ii) neither a Borrower nor any Designated Subsidiary will make any further assignment of any thereof or create or permit to exist any further Lien thereon, unless approved in writing by Requisite Lenders, nor permit any of Administrative Agent's rights therein to be affected by any attachment, levy, garnishment or other judicial process.

                 (b) Neither any Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances, other than for losses caused by its gross negligence or willful misconduct. Neither any Agent nor any Lender shall be responsible for collection of any proceeds or for losses in collected proceeds held by either Borrower or any Designated Subsidiary in trust for any Agent. Any and all risk of loss for any or all of the foregoing shall be upon Borrowers and the Designated Subsidiaries.

                 (c) Any material change in the value, or condition of any Inventory, and any errors discovered in any monthly inventory certificate under
Section 5.1.3 or any other inventory schedule delivered to any Agent or any Lender, shall be reported to Administrative Agent promptly. Each Borrower represents and warrants that, as to each schedule of Inventory delivered to any Agent or any Lender:

                 (i) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all respects;

                 (ii) None of the goods are defective, of second quality, used, or goods returned after shipment, except where described as such; and

                 (iii) All Inventory not included on such schedule has been previously scheduled.

                 3.4.     Supplemental Documentation.

                 At Administrative Agent's request, each Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent, now or at any time or times hereafter, such agreements, documents, UCC and PPSA financing statements, Quebec hypothecs, any other form of security required in Quebec, including registrations in respect thereof, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Administrative Agent to perfect and maintain perfected Administrative Agent's Lien on the Collateral, for the benefit of Agents and Lenders (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to Administrative Agent, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the Supplemental Documentation. Each Borrower hereby irrevocably makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) (which appointment and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Payment Liabilities under this Agreement) to sign the name of such Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as Administrative Agent in its sole and absolute discretion, may elect. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a UCC financing statement. Each Borrower consents to the filing of such PPSA registrations and such registrations in Quebec as Administrative Agent deems reasonably necessary in connection herewith in order to evidence and perfect Administrative Agent's Lien on the Collateral for the benefit of Agents and Lenders. PCI consents to the filing of the applicable Canadian Bank Act Security.

                 3.5.     Collateral for the Benefit of Agents and Lenders.

                 Subject to Section 3.8, all Liens granted to Administrative Agent hereunder and under the Related Agreements and all Collateral delivered to Administrative Agent hereunder and under the Related Agreements shall be deemed to have been granted and delivered to Administrative Agent, for the benefit of Agents and Lenders, to secure the Liabilities in the manner set forth in Section 3.1.

                 3.6.     Certain Intellectual Property.

                 Each Borrower hereby grants Administrative Agent, for the benefit of Agents and Lenders, a world-wide irrevocable license or other right to use, without charge, such Borrower's labels, rights of use of any name, tradenames, trademarks and advertising matter, or any assets and property of a similar nature (collectively, the "Intangible Rights"), to the extent of such Borrower's rights in such Intangible Rights, as they pertain to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all applicable licenses and license agreements related to the foregoing shall inure to Administrative Agent's benefit. Such license shall remain in full force and effect until this Agreement has been terminated and all of the Payment Liabilities have been repaid in full. Any transfer of or Lien on the Intangible Rights granted by a Borrower to any other Person shall be subject in all respects to Administrative Agent's rights granted hereunder.

                 3.7.     Landlord's Agreements.

                 In the event that a Borrower shall at any time, or from time to time (a) make a request for a Loan hereunder or (b) be deemed to have requested an Overdraft Loan, such Borrower shall, at Administrative Agent's request, promptly deliver to Administrative Agent such landlord's agreements with respect to leased locations of such Borrower and any Designated Subsidiaries as Administrative Agent shall request; provided, that until such time as such landlord's agreements are delivered, Administrative Agent shall have the right, in its reasonable business judgment, to establish reserves against the Borrowing Base of such Borrower in the amount of three (3) month's rent for each leased location for which Administrative Agent has requested but not received such a Landlord's Agreement.

                 3.8.     Canadian Bank Act Security.

                 Each Canadian Lender which is a bank incorporated under the Bank Act (Canada) hereby irrevocably designates and appoints the Canadian Funding Agent as the collateral agent of such Canadian Lender under this Agreement in respect of Canadian Bank Act Security, and each such Canadian Lender irrevocably authorizes Canadian Funding Agent, in such capacity, to take such action on its behalf under the Canadian Bank Act Security and to exercise such powers and perform such duties as are expressly delegated to the Canadian Funding Agent by the terms of this Agreement and such Canadian Bank Act Security, together with such other powers that are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Canadian Bank Act Security, the Canadian Funding Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Canadian Bank Act Security or otherwise exist against the Canadian Funding Agent in such capacity. The provisions set out in this paragraph are solely for the benefit of

Canadian Funding Agent and the Canadian Lenders, and no Borrower and no Obligor shall have any rights as a third party beneficiary in respect thereof.

                 The parties acknowledge that the Canadian Bank Act Security shall, to the maximum extent permitted by law, secure all Loans, including all money loaned and advances made, by the Canadian Lenders and that all payments or other recoveries under the Canadian Bank Act Security shall be shared by the Canadian Lenders proportionately in accordance with their Pro Rata Share. To the extent practicable, the Administrative Agent will make every reasonable effort to, and the Canadian Funding Agent and each other party hereto shall permit Administrative Agent to, realize on all security granted by either Borrower to Administrative Agent pursuant to this Agreement or any Related Agreement (the "Other Security") prior to the Canadian Funding Agent realizing on the Canadian Bank Act Security. Notwithstanding the foregoing, each Borrower acknowledges that any security granted by or pursuant to this Agreement may be enforced or realized on in any order, whether sequentially, concurrently or otherwise, and each Borrower waives any defense it may have in respect thereof. If the Canadian Bank Act Security is enforced concurrently with the Other Security, any recoveries or payments thereon which are not specifically realized from the Canadian Bank Act Security and identified as such shall be deemed to have been realized under the Other Security. Nothing contained herein shall prohibit or restrict the right or ability of the Canadian Funding Agent or the Canadian Lenders to take at any time such actions as are necessary or desirable to preserve or protect the Canadian Bank Act Security or to realize thereon in respect of assets not effectively charged under the Other Security or in the event that the Other Security is determined to be invalid or unenforceable or to not constitute a valid prior charge on all or any of the assets of PCI Canada which are subject to the Canadian Bank Act Security.

                 To the extent permitted by applicable law, proceeds of the Canadian Bank Act Security shall be shared among the Lenders on a Pro Rata Basis. In the event that it shall not be lawful for amounts realized on the Canadian Bank Act Security to be shared among all the Lenders, then, to the extent permitted by applicable law, the amounts the Canadian Lenders receive from the Other Security shall be reduced to the extent of amounts received by the Canadian Lenders from the Canadian Bank Act Security.

4.       REPRESENTATIONS AND WARRANTIES.

                 To induce Agents and Lenders to make Loans to, and issue Letters of Credit for the account of, each Borrower under this Agreement, each Borrower, as to itself and each of its Subsidiaries that are Designated Subsidiaries, makes the following representations and warranties to Agents and Lenders, all of which shall be true and correct as of the date the initial Loan is made or the initial Letter of Credit is issued and shall survive the execution of this Agreement and the making of the initial Loan and the issuance of the initial Letter of Credit:

                 4.1.     Organization.

                 Each Borrower and each Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation. Each Borrower and each Designated Subsidiary is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those jurisdictions in which its failure to qualify to do business would not be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.1 (with respect to each Borrower) or Schedule 4.10 (with respect to each Designated Subsidiary), on the date hereof, each Borrower and each Designated Subsidiary conducts business in its own name exclusively. Schedule 4.1 sets forth a complete and accurate list, as of the date of this Agreement, of (a) the jurisdiction of incorporation of each Borrower, (b) each jurisdiction in which each Borrower is qualified to do business and (c) all of each Borrower's tradenames, trade styles or doing business forms.

                 4.2.     Authorization.

                 Each Borrower is duly authorized to execute and deliver this Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement to which it is a party, and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement, any Notes and any such Related Agreements and Supplemental Documentation. Each Designated Subsidiary is duly authorized to execute and deliver any Related Agreements or Supplemental Documentation contemplated to be delivered by such Designated Subsidiary, and is and will continue to be duly authorized to perform its obligations thereunder. The execution, delivery and performance by (a) each Borrower of this Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement to which it is a party, and the borrowings hereunder and (b) each Designated Subsidiary of any Related Agreements or Supplemental Documentation to which it is a party, do not and will not require any consent or approval of any governmental agency or authority.

                 4.3.     No Conflicts.

                 The execution, delivery and performance by (a) each Borrower of this Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement to which it is a party and (b) each Designated Subsidiary of any Related Agreements or Supplemental Documentation to which it is a party, do not and will not conflict with (i) any provision of law, (ii) the Certificate or Articles of Incorporation, as applicable, or by-laws, of such Borrower or such Designated Subsidiary, (iii) any agreement binding upon such Borrower or such Designated Subsidiary which conflict is reasonably likely to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to such Borrower or such Designated Subsidiary which conflict is reasonably likely to have a Material Adverse Effect, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of either Borrower or any Designated Subsidiary, except as provided herein.

                 4.4.     Validity and Binding Effect.

                 This Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement, when duly executed and delivered, will be legal, valid and binding obligations of each Borrower and each Designated Subsidiary party thereto, as applicable, enforceable against each such Borrower and each such Designated Subsidiary in accordance with their respective terms.

                 4.5.     No Default.

                 Neither either Borrower nor any Designated Subsidiary is in default under any agreement or instrument to which such Borrower or such Designated Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default is reasonably likely to have a Material Adverse Effect. No Event of Default or Unmatured Event of Default has occurred and is continuing.

                 4.6.     Financial Statements.

                 PAAC's consolidated audited financial statements as of December 31, 1997 and PAAC's consolidated and consolidating unaudited financial statements as of March 31, 1998, copies of which have been furnished to Administrative Agent, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year and period and present fairly the financial condition of PAAC and its Subsidiaries as of such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since December 31, 1997, there has been no Material Adverse Change with respect to Borrowers and the Designated Subsidiaries. PAAC's consolidated and consolidating unaudited pro forma balance sheets as of the Closing Date reflect pro forma changes in PAAC's financial condition since December 31, 1997 and have been prepared in conformity with GAAP and present fairly the financial condition of PAAC and its Subsidiaries as of such date.

                 4.7.     Insurance.

                 Schedule 4.7 hereto is a complete and accurate summary of the property and casualty insurance program carried by Borrowers and the Designated Subsidiaries on the date hereof. Schedule 4.7 includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), deductibles and self-insured retention and describes any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by either Borrower or any Designated Subsidiary or imposed upon either Borrower or any Designated Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

                 4.8.     Litigation; Contingent Liabilities.

                 (a) As of the date hereof, except for those referred to in Schedule 4.8, there are no claims, litigation, arbitration proceedings or governmental proceedings pending or threatened against or affecting either Borrower, any Designated Subsidiary or any Related Party, the results of which are reasonably likely to have a Material Adverse Effect.

                 (b) As of the date hereof, other than any liability incident to the claims, litigation or proceedings disclosed in Schedule 4.8 or
Schedule 4.19, or provided for or disclosed in the financial statements referred to in Section 4.6, neither either Borrower nor any of the Designated Subsidiaries has any contingent liabilities which are reasonably likely to have a Material Adverse Effect.

                 4.9.     Liens.

                 None of the Collateral or other property, revenues or assets of either Borrower or any Designated Subsidiary is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which a Borrower or a Designated Subsidiary is a lessee) except: (a) Liens in favor of Administrative Agent, for the benefit of Agents and Lenders; (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) carriers', warehousemen's, mechanics', materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (d) Liens listed on Schedule 4.9 and Liens permitted by Section 5.15; and (e) Liens consented to in writing by Requisite Lenders.

                 4.10.    Subsidiaries.

                 As of the date hereof, all of each Borrower's Subsidiaries are listed on Schedule 4.10. Schedule 4.10 sets forth, for each such Subsidiary, a complete and accurate statement of (a) the ownership of each of the Subsidiaries, (b) the jurisdiction or other jurisdiction of formation or incorporation of each Subsidiary, (c) each jurisdiction in which each Subsidiary is qualified to do business and (d) all of each Subsidiary's trade names, trade styles or doing business forms. Except as otherwise noted on
Schedule 4.10, all of the Subsidiaries listed on Schedule 4.10 are Designated Subsidiaries.

                 4.11.    Partnerships; Joint Ventures.

                 As of the date hereof, neither either Borrower nor any of the Designated Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule
4.11. Schedule 4.11 sets forth, for each such partnership or joint venture, a complete and accurate statement of (a) each Borrower's and each Designated Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state, province or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each jurisdiction in which each such partnership or joint venture is qualified to do business and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the date of this Agreement.

                 4.12.    Business and Collateral Locations.

                 (a) On the date hereof, the office where each Borrower keeps its books and records concerning its Accounts Receivable and other Collateral, and such Borrower's chief place of business and chief executive office, is located at the address of such Borrower set forth on the signature pages of this Agreement. Schedule 4.12 accurately identifies the office where each Designated Subsidiary keeps its books and records concerning its Accounts Receivable and other Collateral. Schedule 4.12 contains a complete and accurate list, as of the date of this Agreement, of all of each Borrower's and each Designated Subsidiary's places of business other than that referred to in the first two sentences of this paragraph (a).

                 (b) Schedule 4.12 contains a complete and accurate list, as of the date of this Agreement, of the locations of all Inventory and other tangible Collateral and if any Inventory or other Collateral is not in the possession or control of a Borrower, a Designated Subsidiary or the owner of such Collateral, the name and mailing address of each bailee, processor, warehouseman or other Person in possession or control thereof.

                 4.13.    Senior Secured Notes.

                 (a) The PAAC Senior Secured Notes were issued on or prior to the OCC Closing Date in the original principal amount of US$200,000,000, in accordance with and pursuant to the terms of the PAAC Offering Memorandum and in compliance with all laws, including without limitation Rule 144A of the Securities Act of 1933, as amended and all other applicable federal and state securities laws. The principal balance of the PAAC Senior Secured Notes as of the Closing Date is US$200,000,000. The issuance of the PAAC Senior Secured Notes and the execution of the PAAC Senior Secured Note Documents were duly authorized by all necessary corporate action on the part of PAAC and each other Company party thereto and did not require any consent or approval of any governmental agency or authority that was not obtained prior to the OCC Closing Date. The issuance of the PAAC Senior Secured Notes and the execution of the PAAC Senior Secured Note Documents did not conflict with (i) any provision of law, (ii) the Certificate or Articles of Incorporation or by-laws of PAAC or any other Company party thereto, (iii) any agreement binding upon PAAC or any other Company party thereto which conflict was or is reasonably likely to have a Material Adverse Effect, or (iv) any court or administrative order or decree applicable to PAAC or any other Company party thereto, in either case in existence on the OCC Closing Date, which conflict was or is reasonably likely to have a Material Adverse Effect. The PAAC Senior Secured Note Documents are legal, valid and binding obligations of PAAC and each other Company party thereto, enforceable against PAAC and each other such Company in accordance with their respective terms.

                 (b) The PCI Canada Senior Secured Notes were issued on or prior to the ICI Closing Date in the original principal amount of US$175,000,000, in accordance with and pursuant to the terms of the PCI Canada Offering Memorandum and in compliance with all laws, including without limitation Rule 144A of the Securities Act of 1933, as amended and all other applicable securities laws. The principal balance of the PCI Canada Senior Secured Notes as of the Closing Date is US$175,000,000. The issuance of the PCI Canada Senior Secured Notes and the execution of the PCI Canada Senior Secured Note Documents were duly authorized by all necessary corporate action on the part of PCI Canada and each other Company party thereto and did not require any consent or approval of any governmental agency or authority that was not obtained prior to the ICI Closing Date. The issuance of the PCI Canada Senior Secured Notes and the execution of the PCI Canada Senior Secured Note Documents did not conflict with (i) any provision of law, (ii) the organizational documents or by-laws of PCI Canada or any other Company party thereto, (iii) any agreement binding upon PCI Canada or any other Company party thereto which conflict was or is reasonably likely to have a Material Adverse Effect, or (iv) any court or administrative order or decree applicable to PCI Canada or any other such Company, in either case in existence on the ICI Closing Date, which conflict was or is reasonably likely to have a Material Adverse Effect. The PCI Canada Senior Secured Note Documents are legal, valid and binding obligations of PCI Canada and each other Company party thereto, enforceable against PCI Canada and each other such Company in accordance with their respective terms.

                 4.14.    Term Loans.

                 (a) The PAAC Term Loans were consummated on or prior to the OCC Closing Date in accordance with and pursuant to the terms of the PAAC Term Loan Documents and in compliance with all laws and in connection therewith, the PAAC Term Lenders advanced term loans to PAAC in the aggregate amount of US$100,000,000. The principal balance of the PAAC Term Loans as of the Closing Date is US$100,000,000. The execution of the PAAC Term Loan Documents were duly authorized by all necessary corporate action on the part of PAAC and each other Company party thereto and did not require any consent or approval of any governmental agency or authority that was not waived by the PAAC Term Lenders or obtained prior to the OCC Closing Date. The execution of the PAAC Term Loan Documents did not conflict with (i) any provision of law,
(ii) the Certificate or Articles of Incorporation or by-laws of PAAC or any other Company party thereto, (iii) any agreement binding upon PAAC or any other Company party thereto which conflict was or is reasonably likely to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to PAAC or any other Company party thereto, in either case in existence on the OCC Closing Date, which conflict was or is reasonably likely to have a Material Adverse Effect. The PAAC Term Loan Documents are legal, valid and binding obligations of PAAC and each other Company party thereto, enforceable against PAAC and each other such Company in accordance with their respective terms.

                 (b) The PAI Term Loans were consummated on or prior to the ICI Closing Date in accordance with and pursuant to the terms of the PAI Term Loan Documents and in compliance with all laws and in connection therewith, the PAI Term Lenders advanced term loans to PAI in the aggregate amount of US$100,000,000. The principal balance of the PAI Term Loans as of the Closing Date is US$83,000,000. The execution of the PAI Term Loan Documents were duly authorized by all necessary corporate action on the part of PAI and each other Company party thereto and did not require any consent or approval of any governmental agency or authority that was not waived by the PAI Term Lenders or obtained prior to the ICI Closing Date. The execution of the PAI Term Loan Documents did not conflict with (i) any provision of law, (ii) the organization documents or by-laws of PAI or any other Company party thereto,
(iii) any agreement binding upon PAI or any other Company party thereto which conflict was or is reasonably likely to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to PAI or any other Company party thereto, in either case in existence on the ICI Closing Date, which conflict was or is reasonably likely to have a Material Adverse Effect. The PAI Term Loan Documents are legal, valid and binding obligations of PAI and each other Company party thereto, enforceable against PAI and each other such Company in accordance with their respective terms.

                 4.15.    Eligibility of Collateral.

                 Each Account Receivable or item of Inventory which a Borrower shall, expressly or by implication (by inclusion on a Borrowing Base Certificate or otherwise), request Administrative Agent to classify as an Eligible Account Receivable or as Eligible Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Account Receivable" and "Eligible Inventory" set forth herein.

                 4.16.    Patents, Trademarks, etc.

                 Each Borrower and each of the Designated Subsidiaries possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames to continue to conduct its respective business as heretofore conducted by it, and all such licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames existing on the date hereof of either Borrower or any Designated Subsidiary are listed on Schedule 4.16.

                 4.17.    Solvency.

                 Each of (i) each Borrower and each Designated Subsidiary and
(ii) Borrowers and the Designated Subsidiaries, taken as a whole, now have capital sufficient to carry on their businesses and transactions and all businesses and transactions in which any of them is about to engage, and are able to pay their debts as they mature. Each of (i) each Borrower and each Designated Subsidiary, and (ii) Borrowers and the Designated Subsidiaries, taken as a whole, are now solvent and now own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts.

                 4.18.    Contracts; Labor Matters.

                 Except as disclosed on Schedule 4.18: (a) neither either Borrower nor any Designated Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which is reasonably likely to have a

Material Adverse Effect; (b) as of the date hereof, no labor contract to which either Borrower or any Designated Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Termination Date; (c) neither either Borrower nor any Designated Subsidiary has, within the two (2)-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or having the same or similar designation under any similar applicable federal, state, provincial or local law, and neither Borrower has a reasonable expectation that any such action is or will be required at any time prior to the Termination Date and (d) on the date of this Agreement (i) neither either Borrower nor any Designated Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which either Borrower or any Designated Subsidiary is a party or is otherwise subject.

                 4.19.    Pension and Welfare Plans.

                 (a) Each Pension Plan complies, and has been administered in compliance, in all material respects, with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither either Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Section 4203 or 4205 of ERISA, respectively, with respect to which either Borrower or any ERISA Affiliate has any unsatisfied liability; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan that is reasonably likely to have a Material Adverse Effect; and neither either Borrower nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA that has two or more contributing sponsors at least two of whom are not under common control. Except as listed in Schedule 4.19, neither either Borrower nor any ERISA Affiliate, to the extent there is joint and several liability with either Borrower to pay such benefits, has any liability to pay any welfare benefits under any employee welfare benefit plan within the meaning of Section 3(l) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA.

                 (b) Each Canadian Pension Plan is ongoing and complies, and has been administered in compliance, in all material respects, with all applicable legislation and governmental rules and regulations (collectively, "Canadian Pension Laws") including, without limitation, pension benefits standards legislation and the Income Tax Act (Canada) and any applicable provincial legislation. Each Canadian Pension Plan is in good standing under Canadian Pension Laws, and no events have occurred which would reasonably be expected to impair such status. There has been no payment out of the pension fund held in respect of any Canadian Pension Plan except for the purpose of paying or arranging for the payment of authorized benefits or the proper expenses of any Canadian Pension Plan in accordance with its terms and Canadian

Pension Laws. Except as listed in Schedule 4.19, no steps have been instituted by a Borrower and neither Borrower has acquiesced in any action by another Person which could result in the termination, in whole or in part, of any Canadian Pension Plan, whether by declaration by any governmental authority or otherwise. All contributions have been made to each Canadian Pension Plan in accordance with the terms of such Canadian Pension Plan and the recommended funding requirements disclosed in any actuarial valuations or reports pertaining to such Canadian Pension Plan and no contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to any liability, to constitute an offense or to jeopardize the registration of any Canadian Pension Plan under any Canadian Pension Laws. As of October 31, 1997, no Canadian Pension Plan which is required to be registered under Canadian Pension Laws had a "solvency deficiency" as defined and determined in accordance with any Canadian Pension Laws. No material actions, suits, claims or proceedings are pending or, to the knowledge of either Borrower, threatened in respect of any Canadian Pension Plan, other than routine uncontested claims for benefits. No condition exists or transaction has occurred in connection with any Canadian Pension Plan which could result in the incurrence by either Borrower or any other Obligor of any material liability, fine or penalty.
Where a Canadian Pension Plan is required to be registered under applicable Canadian Pension Law, either such Canadian Pension Plan is duly registered or timely application for such registration has been made.

                 4.20.    Regulations G, U and X.

                 Neither either Borrower nor any Designated Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Senior Secured Loans, any Term Loans or any borrowing under the Original Loan Agreement or hereunder has been or will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

                 4.21.    Compliance.

                 Except as described on Schedule 4.21 or Schedule 4.25, each Borrower and each Designated Subsidiary is in compliance with all statutes and governmental rules and regulations applicable to it, the noncompliance with which is reasonably likely to have a Material Adverse Effect.

                 4.22.    Taxes.

                 Each Borrower and each Designated Subsidiary has (a) filed all material tax returns which are required to have been filed, (b) collected and remitted all Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained and (c) made adequate provision for all Taxes payable by it for the current period and any previous periods for which tax returns are not yet required to be filed. The U.S. federal income tax liability of PAI and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended December 31, 1992. Other than PAI and such Subsidiaries, no other Company has been the subject of a tax audit. Since PAAC utilizes its operating loss carry-forward, its audit periods remain open for all tax years. Except as described on Schedule 4.22, as updated from time to time, neither Borrower is aware of any proposed assessment against either Borrower or any Designated Subsidiary for additional Taxes (or any basis for any such assessment). Each Borrower and each Designated Subsidiary has (i) withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax authority or other receiving officers within the time required under any applicable legislation, and (ii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of sales, goods and services Taxes and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added Taxes.

                 4.23.    Investment Company Act Representation.

                 Neither either Borrower nor any Designated Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 4.24.    Public Utility Holding Company Act Representation.

                 Neither either Borrower nor any Designated Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 4.25.    Environmental and Safety and Health Matters.

                 Except as disclosed on Schedule 4.25, each Borrower and each of the Designated Subsidiaries and/or each property, operations and facility that either Borrower or any Designated Subsidiary owns, operates or controls
(a) complies in all respects with (i) all applicable Environmental Laws, except for those laws the failure with which to comply is not reasonably likely to have a Material Adverse Effect and (ii) all applicable Occupational Safety and Health Laws, except for those laws the failure with which to comply is not reasonably likely to have a Material Adverse Effect; (b) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law which is reasonably likely to have a Material Adverse Effect; (c) has not received any notice (i) that it may be in violation of any Environmental Law or Occupational Safety and Health Law which is reasonably likely to have a Material Adverse Effect, (ii) threatening the commencement of any proceeding under Environmental Law or Occupational Safety and Health Law, which is reasonably likely to have a Material Adverse Effect, or (iii) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law, which, is reasonably likely to have a Material Adverse Effect; (d) to the knowledge of each Borrower, is not the subject of federal, state or provincial investigation evaluating whether any investigation, remedial action or other response is needed to respond to (i) a Release or threatened Release of any Hazardous Material or the spillage, disposal or release or threatened release into the environment of any other hazardous, toxic or dangerous waste, substance or constituent, or other substance regulated under Environmental Law which is reasonably likely to have a Material Adverse Effect or (ii) any allegedly unsafe or unhealthful condition regulated under Environmental Law which is reasonably likely to have a Material Adverse Effect; and (e) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting
(i) any past or present Release of, or treatment, storage or disposal of, any Hazardous Material or spillage, disposal or release into the environment of any other hazardous, toxic or dangerous waste, substance or constituent, or other substance regulated under Environmental Law or (ii) any unsafe or unhealthful condition, in either case, which is reasonably likely to have a Material Adverse Effect. Except as disclosed on Schedule 4.25, there are no Hazardous Materials on, in or under any property or facilities owned, operated or controlled by either Borrower or any Designated Subsidiary the presence of which is reasonably likely to have a Material Adverse Effect, including but not limited to such Hazardous Materials that may be contained in underground storage tanks, but excepting such Hazardous Materials used, produced or otherwise present in accordance with all applicable laws and such Hazardous Materials used in the same manner as an ordinary consumer (e.g., gasoline in tanks of motor vehicles, small amounts of cosmetic cleaners, etc.) in the business of each Borrower and the Designated Subsidiaries. Except with respect to the termination of its term on April 12, 1999, to the best of the knowledge of PAAC, the ZENECA Indemnity remains in full force and effect in accordance with its terms.

                 4.26.    Related Agreements and Transaction Documents.

                 As of the date hereof, all representations and warranties of each Borrower and each Designated Subsidiary contained in any Related Agreements and all representations and warranties of Parent, each Borrower and each Designated Subsidiary contained in any Transaction Document (whether such representations and warranties were made to any Agent or any Lender or to another Person), are true and correct as if made on the date hereof (except for those representations and warranties which are expressly made as of another specified date) and each Borrower hereby adopts and affirms all such representations and warranties which such Borrower agrees shall be incorporated by reference herein and made a part hereof.

                 4.27.    Capitalized Lease Obligations.

                 As of the date hereof, the Indebtedness of each Borrower and each Designated Subsidiary under Capitalized Leases is as set forth on Schedule 4.27.





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



                 4.28.    Ownership.

                 The capitalization of each Borrower and each Designated Subsidiary is as set forth on Schedule 4.28.

                 4.29.    Holding Companies; Licensing Companies.

                 As of the Closing Date, each of Parent, PAAC, PAI, BMPC, TCH and Imperial is a holding company without material assets, operations or business, other than the ownership by (a) Parent of the common stock of PAAC and Pioneer Water Technologies, Inc., (b) PAAC of the common stock of PAI, PCI Canada, PCI Carolina and Pioneer Licensing, Inc., (c) PAI of the common stock of its Subsidiaries, (d) TCH of the common stock of T.C. Products, Inc. and (e) Imperial of 50% of the common stock of Kemwater. As of the Closing Date, neither of East and Pioneer Licensing, Inc. has any material assets, operations or business, other than the ownership of certain intellectual property held for license to the other Companies in the ordinary course of business. As of the Closing Date, none of Parent, PAAC, PAI, BMPC, East, TCH, Imperial or Pioneer Licensing, Inc. has any Indebtedness or other obligations other than Indebtedness of each of them in respect of the Seller Notes, the Senior Secured Loans, the Term Loans and this Agreement.

                 4.30.    Year 2000 Compliance.

                 Each Borrower and each Designated Subsidiary has implemented a comprehensive program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and expects to resolve on a timely basis any material year 2000 problem. Each Borrower and each Designated Subsidiary has also made such inquiry as it deems necessary of each supplier, vendor and customer of such Company that is of material importance to the financial well-being of such Company with respect to the year 2000 problem and has received assurances from such Person that it believes that it will be able to resolve any material year 2000 problem on a timely basis, should such a problem arise.

5.       COVENANTS.

                 From the date of this Agreement and thereafter until the Credit is terminated and all Payment Liabilities of each Borrower hereunder are paid in full, each Borrower agrees that unless Administrative Agent, at the written direction of Requisite Lenders, shall otherwise consent in writing, it will:

                 5.1.     Financial Statements and Other Reports.

                 Furnish to each Agent and each Lender, in form satisfactory to Administrative Agent:





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



                 5.1.1.   Financial Reports:

                 (a) Annual Financial Statements. Within ninety (90) days after each Fiscal Year, a copy of the annual audited financial statements of PAAC and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, showing all amounts in U.S. Dollars and certified by an independent certified public accountant who shall be satisfactory to Administrative Agent, together with (i) a certificate from such accountant, (x) containing an examination of the computation of the financial covenant set forth in Section 5.32, and (y) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing and that relates to financial or other accounting matters or the financial covenants set forth in Section 5.32, or, if such accountant has become aware of any such event, describing it and (ii) the annual operating statements of PAAC and its Subsidiaries prepared on a consolidating basis and in conformity with GAAP applied in a manner consistent with the audit report referred to in preceding clauses (a)(i), signed by PAAC's chief financial officer or treasurer.

                 (b)      Quarterly Financial Statement.  Within forty-five
(45) days after the end of each quarter of each Fiscal Year, except ninety (90) days after the end of each quarter closing a Fiscal Year, a copy of the financial statement of PAAC and its Subsidiaries prepared on a consolidated and consolidating basis and in conformity with GAAP applied in a manner consistent with the audit report referred to in preceding clause (a), and consisting of at least a balance sheet as at the close of such quarter and an income statement and cash flow statement for such quarter and for the period from the beginning of such Fiscal Year to the close of such quarter, compared, in the case of the consolidated statements only, to the actual results for the same period during the prior Fiscal Year and to Borrowers' budget (delivered pursuant to Section 5.1.1(d)) for the current Fiscal Year. Each such financial statement delivered with respect to a quarter which is not closing a Fiscal Year shall be signed by the chief financial officer or treasurer of PAAC.

                 (c) Monthly Financial Statement. Within thirty (30) days after the end of each month of each Fiscal Year during which month the aggregate outstanding balance of the Loans at any time exceeded the U.S. Dollar Equivalent of $5,000,000, except (i) forty-five (45) days after the end of each such month closing a fiscal quarter and (ii) ninety (90) days after the end of each such month closing a Fiscal Year, a copy of the unaudited financial statement of PAAC and its Subsidiaries prepared on a consolidated and consolidating basis and in conformity with GAAP applied in a manner consistent with the audit report referred to in preceding clause (a), and consisting of at least a balance sheet as at the close of such month and an income statement and cash flow statement for such month and for the period from the beginning of such Fiscal Year to the close of such month, compared, in the case of the consolidated statements only, to the actual results for the same period during the prior Fiscal Year and to Borrowers' budget (delivered pursuant to Section 5.1.1(d)), for the current Fiscal Year. Each such financial statement delivered with respect to a month which is not closing a Fiscal Year shall be signed by the chief financial officer or treasurer of PAAC.

                 (d) Annual Budgets. Within thirty (30) days after the end of each Fiscal Year, a copy of an annual budget of Parent for the current Fiscal Year, prepared on a consolidated and





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



consolidating basis and in conformity with GAAP applied in a manner consistent with the prior Fiscal Year's budget, signed by Parent's chief financial officer or treasurer and consisting of at least a balance sheet, an income statement and a cash flow statement, each calculated on a quarter by quarter basis.

                 (e) Officer's Certificate. Together with the financial statements furnished by Borrowers under the preceding clauses (a), (b) and (c), a certificate of PAAC's chief financial officer or treasurer in the form of Exhibit C, dated the date of such annual audit report or such monthly financial statement, as the case may be, containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 5.

                 5.1.2. Agings. If so requested by Administrative Agent, an aging of all Accounts Receivable of each Borrower and the Designated Subsidiaries as of the end of such month, in the form provided in the Borrowing Base Certificate attached hereto as Exhibit A.

                 5.1.3. Inventory Certification. If so requested by Administrative Agent, an Inventory certification report as of the end of the month for all Inventory locations of each Borrower and the Designated Subsidiaries as of the end of such month, in the form provided in the Borrowing Base Certificate attached hereto as Exhibit A.

                 5.1.4.   Other Reports and Information:

                 (a) SEC and Other Reports. Copies of each filing and report made by Parent, either Borrower or any Designated Subsidiary with or to any securities exchange or the Securities and Exchange Commission, promptly upon the filing or making thereof;

                 (b) Intercompany Loans. Upon request therefor by Administrative Agent and, even if no such request has been received, within thirty (30) days after the end of each month after either Borrower has requested the initial disbursement of Revolving Loans hereunder, a list of all outstanding balances of the Permitted Intercompany Indebtedness of each Designated Subsidiary owing to PAAC as of the end of such month, together with a list of all debits and credits with respect thereto, in form and content acceptable to Administrative Agent; and

                 (c) Other Reports. Any information required to be provided pursuant to other provisions of this Agreement, and such other reports or information from time to time reasonably requested by Administrative Agent on behalf of any Agent or any Lender.

                 5.1.5. Canadian Withholding Tax. Subject to changes in applicable Canadian income tax laws, PCI Canada shall prepare and timely file its annual Form NR4 Return (NR4 Summary and related Supplementary (or any successor form)) with Revenue Canada and forward copies of such form to Administrative Agent on or before March 31 of each year in respect of amounts paid to Agents and Lenders and Canadian income Taxes withheld during the immediately preceding calendar year. PCI Canada shall provide to Administrative Agent on a monthly basis copies of any Form NR76 (or any successor form) used by it in remitting Canadian income Taxes withheld pursuant to Part XIII of the Income Tax Act (Canada) (or any successor statute or part) on any payments made by PCI Canada to any Agent or any Lender pursuant to this Agreement and shall forward to Administrative Agent, within ten (10) days of receipt, copies of any statement of account received from Revenue Canada recording receipt of or the amount of such Taxes remitted by PCI Canada from time to time. Within ten (10) days of receipt, PCI Canada shall forward to Administrative Agent copies of any notice of assessment or reassessment issued by Revenue Canada which relates to or is in respect of any such Taxes.

                 5.2.     Notices.

                 Notify Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof (or, in the case of clauses
(e) and (f) (other than clause (e)(iii)) of this Section 5.2, at least thirty
(30) days prior to the occurrence thereof to the extent applicable to either Borrower, any Designated Subsidiary or any other Obligor), describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                 (a) Default. The occurrence of (i) an Event of Default or Unmatured Event of Default and (ii) to the extent not included in clause (i) of this Section 5.2(a), the default by Parent, either Borrower, any other Obligor or any Designated Subsidiary under any material note, indenture, loan agreement, mortgage, lease, guarantee, deed or other material similar agreement to which Parent, either Borrower, any other Obligor or any Designated Subsidiary, as appropriate, is a party or by which it is bound (including without limitation any Senior Secured Note Document, Term Loan Document, the Seller Notes, the TC Notes or any Subordinated Debt Document);

                 (b)      Intentionally Omitted.

                 (c) Judgment. The entry of any judgment or decree against either Borrower, any other Obligor or any Designated Subsidiary, if the amount of such judgment exceeds the U.S. Dollar Equivalent of $500,000;

                 (d)      Pension Plans and Welfare Plans.

                 (i) The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by either Borrower, any ERISA Affiliate, or any other Obligor; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by either Borrower, any ERISA Affiliate or any other Obligor from any Multiemployer Plan, which complete or partial withdrawal results in a liability to such Multiemployer Plan in excess of US$1,000,000; the failure of either Borrower, any other Obligor or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under Section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that either Borrower, any other Obligor or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any other event with respect to any Pension Plan which could result in the incurrence by either Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; or the establishment of a new plan subject to ERISA or an amendment to any existing plan which will result in a material increase in contributions or benefits under such plan or the incurrence of any material increase in the liability of either Borrower, any other Obligor (or an ERISA Affiliate to the extent there is joint and several liability with either Borrower or any other Obligor) or any Designated Subsidiary, with respect to any "employee welfare benefit plan" as defined in Section 3(l) of ERISA which covers former employees thereof or current employees and their beneficiaries with respect to claims incurred after the termination of their employment;

                 (ii) The filing of a notice of intent to terminate or wind-up any Canadian Pension Plan by either Borrower or other Obligor; the institution of proceedings to terminate, in whole or in part, a Canadian Pension Plan by the Quebec Pension Board or any other applicable governmental authority; the failure of either Borrower or any other Obligor to make a required contribution to any Canadian Pension Plan, including, but not limited to, any failure to pay any amount sufficient to give rise to liability or constitute a material offense under any Canadian Pension Law; the occurrence of any other event with respect to any Canadian Pension Plan which could result in the incurrence by either Borrower or other Obligor of any material liability, fine or penalty, including, but not limited to, liability pursuant to any Canadian Pension Law; the establishment of a new Canadian Pension Plan or an amendment to any existing Canadian Pension Plan which will result in a material increase in contributions or benefits under such Canadian Pension Plan or the incurrence of any material increase in the liability of either Borrower or any other Obligor with respect to any Canadian Pension Plan; or the occurrence of any event that constitutes a material breach of the terms of any Canadian Pension Plan or a material breach of any Canadian Pension Law with respect to any Canadian Pension Plan;

                 (e) Business and Collateral Information. Any change or proposed change in any of the information set forth on Schedule 4.12, including but not limited to (i) any change in the location of any Inventory, (ii) the identity of any new bailee, processor, warehouseman or other Person in possession or control of any Inventory or other Collateral, (iii) any change in the name or address of the lessor or owner of any real property leased to either Borrower, any Designated Subsidiary or any other Obligor, (iv) any proposed change in the location of either Borrower's or any Designated Subsidiary's chief executive office or chief place of business, (v) any proposed opening, closing or other change in the list of offices and other places of business of either Borrower or any Designated Subsidiary and (vi) any opening, closing or other change in the offices and other places of business of each other Obligor;

                 (f) Change of Name or Status. Any change in the name or address of either Borrower, any Designated Subsidiary, or any other Obligor;

                 (g) Insurance Information. Any material change in the information set forth in Schedule 4.7;

                 (h) Environmental and Safety and Health Matters. The occurrence of any event, or the acquisition of any information which, if it had occurred or was true on or before the Closing Date, would have been required to have been disclosed and included on Schedule 4.25, including but not limited to existence of any Environmental Lien and receipt of any notice from any federal, state, provincial or local government or agency alleging violation of any Environmental Law or any Occupational Safety and Health Law which violation is reasonably likely to have a Material Adverse Effect;

                 (i) Material Adverse Change or Effect. The occurrence of a Material Adverse Change or the occurrence of any event that is reasonably likely to have a Material Adverse Effect;

                 (j) Default by Others. Any material default by any Account Debtor or other Person obligated to either Borrower, any other Obligor, or any Designated Subsidiary, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to either Borrower, such Obligor or Designated Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is reasonably likely to have a Material Adverse Effect;

                 (k) Change in Management or Line(s) of Business. Any substantial change in the senior management of either Borrower or any Designated Subsidiary, or any change in either Borrower's or any Designated Subsidiary's line(s) of business;

                 (l) Transaction Documents. The existence or assertion of any claim or possible claim in excess of the U.S. Dollar Equivalent of $100,000 or that is reasonably likely to have a Material Adverse Effect by or against either Borrower, any Designated Subsidiary or any Obligor under any Transaction Document.

                 (m) Other Indebtedness Notices. Copies of any material amendments, waivers or consents, notices of breach or default, notices relating to the exercise or nonexercise of any remedy available to any Person, notices of indemnity or other claims, written materials relating to any dispute, written materials relating to the exercise of any rights derived from or arising in connection with any Indebtedness and other written communications of a material nature, including any communications by Parent, either Borrower or any Designated Subsidiary in connection with the Senior Secured Loans, the Term Loans, the Seller Notes or the TC Notes, other than any such notice or other written materials already sent to Administrative Agent pursuant to any other Section of this Agreement; and

                 (n) Patents, Etc. Any change to the list of patents, trademarks, copyrights and other information set forth in Schedule 4.16;

                 (o) Litigation. An update of any changes to Schedule 4.8, disclosing all newly instituted claims, litigation, arbitration proceedings or governmental proceedings against or affecting either Borrower or any Designated Subsidiary or any Collateral which involves an amount in controversy in excess of the U.S. Dollar Equivalent of $500,000 or which requests injunctive or other equitable relief, and which discloses any significant events or occurrences in any of the matters set forth on Schedule
4.8 or any updates previously provided thereto;

                 (p) Certain Changes. Any change in the information set forth in Schedule 4.1, Schedule 4.10 or Schedule 4.11 concerning either Borrower, any Designated Subsidiary or any partnership or joint venture of any of the foregoing; and

                 (q) Other Notices. Notice of the occurrence of such other event as Administrative Agent may reasonably from time to time specify, and any notices required to be provided pursuant to any Related Agreement or the other provisions of this Agreement.

                 5.3.     Existence.

                 Except as permitted under Section 5.11, and as required under
Section 5.29, maintain and preserve, and cause each Designated Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

                 5.4.     Nature of Business.

                 Engage in, and cause each Designated Subsidiary to engage in, substantially the same fields of business as it is engaged in on the date hereof or reasonably incidental thereto.

                 5.5.     Books, Records and Access.

                 Maintain, and cause each Designated Subsidiary to maintain, complete and accurate books and records (including but not limited to records relating to Accounts Receivable, Inventory, and other Collateral and property), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause the books and records of each Borrower and each Designated Subsidiary as at the end of any calendar month to be posted and closed not more than thirty (30) days after the last business day of such month except (i) forty-five (45) days after the end of each month closing a fiscal quarter and
(ii) ninety (90) days after the end of each month closing a fiscal year. Permit, and cause each Designated Subsidiary to permit, access by Administrative Agent and its agents and employees to the books and records of such Borrower and such Designated Subsidiary at such Borrower's or such Designated Subsidiary's place or places of business at intervals to be determined by Administrative Agent upon reasonable prior notice and during normal business hours and without hindrance or delay, and permit and cause each Designated Subsidiary to permit Administrative Agent and its agents and employees to inspect the books and records and location of such Designated Subsidiary, as applicable, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, and, any other Collateral and property, or relating to any other transactions between the parties hereto; provided, that each Borrower shall permit each Agent, each Lender and their respective agents and employees to accompany Administrative Agent on each such visit; and provided further, that after the occurrence of an Event of Default, Agents and Lenders may have access to such premises at such times as they desire, without having given prior notice. Any and all such inspections, appraisals and/or audits by Administrative Agent and its agents and employees relating to either Borrower's or any Designated Subsidiary's books and records and locations shall be at Borrowers' joint and several expense, no matter when the same shall occur. Administrative Agent may direct the applicable Funding Agent to advance such costs for which a Borrower is responsible to such Borrower as a Revolving Loan.

                 5.6.     Insurance.

                 Maintain, and cause each Designated Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated. Keep the Collateral properly housed and insured for its full insurable value (subject to customary deductibles) against loss or damage by fire, theft, explosion, sprinklers and such other risks as are customarily insured against by Persons engaged in business similar to that of such Borrower or such Designated Subsidiary, as applicable, with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Administrative Agent. Certificates of such policies of insurance in form and substance satisfactory to Administrative Agent have been delivered to Administrative Agent prior to the date hereof together with evidence of payment of all premiums therefor then due. Each Borrower hereby directs all insurers under such Borrower's policies of insurance to pay all proceeds payable thereunder after the occurrence and during the continuance of an Event of Default in respect of the Collateral directly to Administrative Agent, as its interest may appear. Each Borrower appoints Administrative Agent and any Person whom Administrative Agent may from time to time designate (and all officers, employees or agents designated by Administrative Agent or such Person) after the occurrence and during the continuance of an Event of Default as such Borrower's true and lawful attorney and agent in fact with power to make, settle and adjust claims under such policies of insurance, endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance which are payable to any Agent or any Lender hereunder and make all determinations and decisions with respect to such policies of insurance. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Payment Liabilities under this Agreement are paid and performed in full and this Agreement is terminated. In the event either Borrower or any Designated Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto when due, then Administrative Agent, without waiving or releasing any obligation of or default by either Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. All sums so disbursed by Administrative Agent, including reasonable Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be jointly and severally payable on demand by Borrowers to Administrative Agent, and Administrative Agent may, in its sole and absolute discretion, after three (3) Banking Days' prior notice to such Borrower to direct the applicable Funding Agent to advance such sums to the applicable Borrower as a Revolving Loan. Each Borrower shall cause each Designated Subsidiary to grant to Administrative Agent rights identical to those granted by such Borrower to Administrative Agent in respect of its insurance.

                 5.7.     Repair.

                 Maintain, preserve and keep, and cause each Designated Subsidiary to maintain, preserve and keep, its Equipment and other properties in good operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each Designated Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

                 5.8.     Taxes.

                 (a) (i) Pay, and cause each Designated Subsidiary to pay, when due, all of its Taxes, unless and only to the extent that such Borrower or such Designated Subsidiary is contesting such Taxes in good faith and by appropriate proceedings and such Borrower or such Designated Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; (ii) not file a consolidated tax return together with any other Person, unless consented to in writing by Administrative Agent, except that Borrowers and the Designated Subsidiaries may file consolidated returns with Parent pursuant to that certain Tax Sharing Agreement dated on or about 1995 Closing Date; (iii) not amend or modify such Tax Sharing Agreement, except such amendments or modifications that would not be reasonably likely to have a Material Adverse Effect; (iv) not change its Fiscal Year or tax year without Administrative Agent's prior written consent; (v) withhold from each payment made to or ratable benefit conferred upon, any of its past or present employees, officers, directors, or any non-resident of the country in which it is resident, the amount of all Taxes required to be withheld therefrom and pay the same to the proper tax authority or other receiving officers within the time required under applicable legislation; and (vi) collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax authority or other receiving officers within the time required under any applicable legislation.

                 (b) Make all payments to each Agent and each Lender of principal of, and interest on, Loans and fees payable to each Agent and each Lender pursuant to this Agreement, free and clear of and without deduction for any and all present or future Taxes, withholdings and

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all liabilities (including fines, penalties, interest and expenses) in lieu thereof or for non-collection on or in respect thereof (collectively, "Withholding Taxes") unless any such withholding or deduction is required by law. If either Borrower is required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender, such Borrower shall forthwith pay a supplemental payment on an After-Tax Basis, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 5.8(b)), such that such Agent or such Lender (as the case may be) shall receive an amount equal to the sum it would have received had no such withholdings or deductions been made, and such Borrower shall make such withholdings or deductions and such Borrower shall pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

                 (c) Pay on an After-Tax Basis any present or future stamp or documentary taxes, any excise or property taxes, or other charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any Related Agreement ("Other Taxes").

                 (d) Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes withheld by either Borrower in respect of any payment to any Agent or any Lender, furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                 (e) File with Revenue Canada on a timely basis, and no less frequently than once in each calendar month, Form NR76 (or any successor form) with respect to Canadian income Taxes withheld pursuant to Part XIII of the Income Tax Act (Canada) (or any successor statute or section).

Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.8 shall survive the payment in full of principal and interest hereunder.

                 5.9.     Compliance.

                 Comply, and cause each Designated Subsidiary to comply, with all statutes and governmental rules and regulations applicable to it, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect.

                 5.10.    Pension Plans.

                 (a) Not permit, and not permit any Designated Subsidiary to permit, any condition to exist in connection with any Pension Plan that would constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; not fail, and not permit any Designated Subsidiary to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of the Designated Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan that is reasonably likely to result in a Material Adverse Effect.

                 (b) Not permit, and not permit any Designated Subsidiary to permit, any condition to exist in connection with any Canadian Pension Plan which might constitute grounds for proceedings to have such Canadian Pension Plan terminated or a trustee appointed to administer such Canadian Pension Plan or to be deregistered under any Canadian Pension Law; not fail, and not permit any such Designated Subsidiary to fail, to make a required contribution to any Canadian Pension Plan if such failure is sufficient to give rise to liability or constitute a material offense under any Canadian Pension Law; and not engage in, or permit to exist or occur, or permit any Designated Subsidiary to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Canadian Pension Plan which could result in the incurrence by such Borrower or any Designated Subsidiary of any material liability, fine or penalty.

                 5.11.    Merger, Purchase and Sale.

                 Not, and not permit any Designated Subsidiary to: (a) be a party to any merger, liquidation, amalgamation or consolidation, except with or into another Company; (b) except for sales of Inventory in the normal course of its business and as permitted otherwise in this Agreement, sell, transfer, convey, lease or otherwise dispose of its assets, including without limitation any Accounts Receivable, Contract Rights, notes receivable or chattel paper; provided, however, that (i) if no Event of Default has occurred and is continuing or would be caused thereby, (ii) to the extent permitted by the terms of the PAAC Senior Secured Note Indenture, as amended through the Closing Date, and (iii) after such transaction, the Interest Coverage Sale Threshold has been met, any or all of the assets of or capital stock in any Company may be sold, transferred, conveyed, leased or otherwise disposed of, on such terms as such Company determines to be commercially reasonable, in each case as long as the cash proceeds (net of taxes, expenses of sale and repayment of any Indebtedness secured thereby) of any of the foregoing transactions are applied to (A) repay the Liabilities, (B) repay Indebtedness in respect of the Senior Secured Notes and the Term Loans, in accordance with their respective terms, or
(C) purchase replacement assets, all as provided in the PAAC Senior Secured
Note Indenture, as amended through the Closing Date, and, if the assets sold, transferred, conveyed, leased or otherwise disposed of include Eligible Accounts or Eligible Inventory, Liabilities in an amount equal to the Borrowing Base generated by such assets are immediately repaid in full out of the proceeds of such transaction; or (c) purchase or otherwise acquire all or substantially all of the assets of any Person, except, if no Event of Default has occurred and is continuing or would be caused thereby, (i) the purchase of the assets of or capital stock in any Designated Subsidiary by either Borrower or another Designated Subsidiary and (ii) any such purchase or acquisition by either Borrower or any Designated Subsidiary, so long as (A) such purchase or acquisition does not create Indebtedness or Liens not otherwise permitted by this Agreement, (B) such purchase or acquisition is permitted by the terms of the PAAC Senior Secured Note Indenture, as amended through the Closing Date, and (C) total consideration (including cash purchase price, liabilities assumed by any Company and deferred purchase price and related payments, including current and future payments in respect of covenants not to compete, consulting agreements and the like) (I) for any such purchase or acquisition does not exceed the U.S. Dollar Equivalent of $15,000,000 and (II) for all such purchases and acquisitions prior to the Termination Date does not exceed the U.S. Dollar Equivalent of $20,000,000.

                 5.12.    Restricted Payments.

                 Not, and not permit any Designated Subsidiary to, (a) purchase or redeem any shares of its stock or any options or warrants therefor, other than the purchase of capital stock held by employees of either Borrower or any Designated Subsidiary pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any employee in accordance with the provisions of any such plan in an amount not greater than the U.S. Dollar Equivalent of $500,000 in any calendar year, plus the portion of any such amounts that remain unused at the end of the two prior calendar years, but in no event shall the total thereof in any calendar year exceed the U.S. Dollar Equivalent of $1,500,000; (b) except as provided below in this Section 5.12, declare or pay any dividends on any of its stock (other than dividends payable in non-redeemable capital stock) or make any distribution to stockholders as such or set aside any funds for any such purpose (collectively, "Upstream Payments"); (c) make any prepayment, purchase, defeasance or redemption of any Senior Secured Loans or Term Loans (including without limitation any mandatory prepayment required by the terms of the Senior Secured Note Documents or Term Loan Documents upon a change of control or an asset sale, or any optional prepayment, redemption or defeasance allowed by the terms of the Senior Secured Note Documents or Term Loan Documents) at any time that an Event of Default is in existence or to the extent an Event of Default would be caused thereby; or
(d) except as permitted in any applicable subordination or intercreditor agreements or any subordination terms contained within the applicable Subordinated Debt Documents, pay any Subordinated Debt. Notwithstanding the foregoing, (x) (i) each of PCI Canada and each Designated Subsidiary may make direct or indirect Upstream Payments to PAAC at any time, and (ii) PAAC may make Upstream Payments to Parent to the extent permitted under the terms of the PAAC Senior Secured Note Indenture, as amended through the Closing Date; and
(y) payments by PAAC or any Designated Subsidiary may be made at any time pursuant to the Contingent Payment Agreement as it existed on the 1995 Closing Date, to the extent permitted in the PAAC Senior Secured Note Indenture, as amended through the Closing Date.

                 5.13.    Stock.

                 Except as permitted under Section 5.11, not permit any Designated Subsidiary to purchase or otherwise acquire any shares of the stock of either Borrower, and not take any action, or permit any Designated Subsidiary to take any action, which will result in a decrease in PAAC's direct or indirect ownership interest in any Designated Subsidiary.

                 5.14.    Indebtedness.

                 Not, and not permit any Designated Subsidiary to, incur or permit to exist any Indebtedness (including but not limited to Indebtedness as lessee under Capitalized Leases), except: (a) Indebtedness under the terms of this Agreement; (b) Indebtedness of PAAC and the other Companies in respect of the PAAC Senior Secured Notes in an aggregate principal amount of not more than US$200,000,000; (c) Indebtedness of PCI Canada and the other Companies in respect of the PCI Canada Senior Secured Notes in an aggregate principal amount of not more than US$175,000,000; (d) Indebtedness of PAAC and the other Companies in respect of the PAAC Term Loans in an aggregate principal amount of not more than US$100,000,000; (e) Indebtedness of PAI and the other Companies in respect of the PAI Term Loans in an aggregate principal amount of not more than US$83,000,000; (f) other Indebtedness outstanding on the date hereof and listed on Schedule 5.14; (g) Indebtedness as lessee under Capitalized Leases plus Indebtedness secured by Liens securing the payment of all or part of the purchase price of assets acquired after the 1995 Closing Date, which Indebtedness does not exceed the U.S. Dollar Equivalent of $10,000,000 in the aggregate for Borrowers and the Designated Subsidiaries on a consolidated basis at any time, and any refinancing of any of the foregoing; (h) Permitted Intercompany Indebtedness and Indebtedness of PAAC to the Designated Subsidiaries; (i) Indebtedness under Hedging Obligations (as defined in the PAAC Senior Secured Note Indenture, as amended through the Closing Date), to the extent permitted in the PAAC Senior Secured Note Indenture, as amended through the Closing Date; (j) Indebtedness in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by either Borrower or any Designated Subsidiary in the ordinary course of business; (k) Indebtedness permitted pursuant to the first paragraph of Section 1008 of the PAAC Senior Secured Note Indenture, as amended through the Closing Date; (l) in addition to any other Indebtedness permitted hereunder, up to the U.S. Dollar Equivalent of $10,000,000 aggregate principal amount of Indebtedness at any one time outstanding; and (m) other Indebtedness approved in writing by Requisite Lenders.

                 5.15.    Liens.

                 Not, and not permit any Designated Subsidiary to, create or permit to exist any Lien with respect to any property, revenue or assets now owned or hereafter acquired, except: (a) Liens in favor of Administrative Agent, for the benefit of Agents and Lenders; (b) Liens securing Permitted Intercompany Indebtedness; (c) without duplication, Liens referred to in
Section 4.9; (d) Liens permitted under clause (b) of the definition of "Permitted Liens" in the PAAC Senior Secured Note Indenture, as amended through the Closing Date, in an aggregate amount of up to the U.S. Dollar Equivalent of $5,000,000 at any one time outstanding; (e) other than in connection with Indebtedness, Liens arising in the ordinary course of business (i) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of either Borrower or any Designated Subsidiary, or to secure surety or appeal bonds to which either Borrower or any Designated Subsidiary is a party and (ii) for rights of financial institutions to setoff and chargeback arising by operation of law;
(f) Liens permitted under clauses (d) and (e) of the definition of "Permitted Liens" in the PAAC Senior Secured Note Indenture, as amended through the Closing Date; (g) Liens permitted under clause (f) of the definition of "Permitted Liens" or clauses (c), (d) and (e) of Section 1012 of the PAAC Senior Secured Note Indenture, as amended through the Closing Date; (h) Liens permitted under clauses (f), (g), (j) and (k) of Section 1012 of the PAAC Senior Secured Note Indenture, as amended through the Closing Date; (i) Liens on certain equipment, real property and stock securing the obligations of the Term Loans and the Senior Secured Loans; and (j) Liens consented to in writing by Requisite Lenders.

                 5.16.    Guaranties.

                 Not, and not permit any Designated Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for (a) the endorsement, in the ordinary course of collection, of instruments payable to it or its order; (b) any guaranty of the Liabilities in favor of Administrative Agent, for the benefit of Agents and Lenders; (c) any guaranty of the Senior Secured Notes or the Term Loans, (d) any guaranty of any Indebtedness or other obligations permitted under this Agreement and (e) any guaranty of leases and other ordinary course obligations (other than Indebtedness for borrowed money) of either Borrower or any Designated Subsidiary.

                 5.17.    Investments.

                 Except as provided in Section 5.19 or Section 5.11, not, and not permit any Designated Subsidiary to, make or permit to exist any Investment in any Person, except for: (a) advances to employees of either Borrower or any of the Designated Subsidiaries for travel or other ordinary business expenses provided that the aggregate amount outstanding at any one time shall not exceed the U.S. Dollar Equivalent of $500,000 in the aggregate for all employees; (b) Eligible Investments (as defined in PAAC Senior Secured Note Indenture, as amended through the Closing Date); (c) Investments consisting of Indebtedness permitted under Section 5.14 (g); (d) Investments (other than loans) by any Company in any other Company; (e) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (f) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (g) other Investments outstanding on the date hereof and listed on Schedule 5.17 and any reclassification or conversion thereof into an alternate form of Investment in the same or a successor entity; (h) Investments consisting of bank accounts permitted under this Agreement; (i) other Investments that are permitted pursuant to clause (vi) of the definition of the term "Permitted Investment" contained in Section 101 of the PAAC

Senior Secured Note Indenture, as amended through the Closing Date; (j) Investments by any Company in Kemwater to the extent permitted by Section 1011 of the PAAC Senior Secured Note Indenture, as amended through the Closing Date; and (k) other Investments consented to by Requisite Lenders in writing.

                 5.18.    Designated Subsidiaries.

                 Except as permitted in Section 5.11 or Section 5.17, not, and not permit any Designated Subsidiary to, acquire any stock or similar interest in any Person and not create, establish or acquire any Subsidiaries; not change the status of a Subsidiary to or from a Designated Subsidiary.

                 5.19.    Loans to Designated Subsidiaries.

                 Not make or extend any loan or advance to any Designated Subsidiary not designated as such on the Closing Date, or the other Borrower, except that PAAC may make or extend loans to (a) any Designated Subsidiary not designated as such on the Closing Date, so long as (i) PAAC provides prior written notice of such loan or advance to Administrative Agent and (ii) Administrative Agent has received resolutions of such Designated Subsidiary's board of directors authorizing or ratifying the execution, delivery and performance of all Related Agreements executed by such Designated Subsidiary, in form and substance satisfactory to Administrative Agent, and (b) any Designated Subsidiary designated as such on the Closing Date; and not permit
(I) any Designated Subsidiary to make or extend any loan or advance to another Designated Subsidiary or (II) PCI Canada to make or extend any loan or advance to any Company. Upon Administrative Agent's request, prior to any such loan or advance from PAAC to a Designated Subsidiary not designated as such on the Closing Date, such Designated Subsidiary shall execute and deliver agreements in the same form as those delivered to Administrative Agent on the Closing Date by the currently existing Designated Subsidiaries in order to evidence such loans and advances and to grant PAAC a first priority perfected Lien on such Designated Subsidiary's property of the types described in Section 3.1 as collateral therefor. PAAC shall assign the proceeds of such loans, all of the foregoing agreements, documents and instruments and its Lien related thereto, to Administrative Agent, in each case in a manner, and pursuant to agreements, satisfactory to Administrative Agent.

                 5.20.    Change in Accounts Receivable.

                 After the occurrence and during the continuance of an Event of Default, not permit or agree to, or permit any Designated Subsidiary to permit or agree to, any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable, including any of the terms relating thereto.

                 5.21.    Environmental Issues.

                 Provide such information that is or becomes available (unless subject to confidentiality restrictions in existence on the Closing Date) to either Borrower or any Designated Subsidiary which Administrative Agent may reasonably request from time to time pertaining to the environmental aspects of Borrowers and the Designated Subsidiaries and any property owned, operated or controlled by either Borrower or any Designated Subsidiary. Nothing in this
Section 5.21, and no actions taken by any Agent or any Lender pursuant thereto, shall give, or be construed as controlling, or giving to any Agent or any Lender the right or obligation to direct or control, the conduct or action or inaction of either Borrower or any Designated Subsidiary with respect to any environmental matters, including but not limited to those pertaining to compliance with any Environmental Laws. Each Borrower shall also maintain, and cause each Designated Subsidiary to maintain, in full force and effect, all third-party indemnities in favor of either Borrower or any Designated Subsidiary with respect to any of the foregoing.

                 5.22.    Related Agreements.

                 After the date hereof, not enter into, or permit any Designated Subsidiary to enter into, any agreement containing any provision which would be violated or breached by the performance by such Borrower or such Designated Subsidiary of its obligations hereunder or under any Related Agreement or any instrument or document delivered or to be delivered by such Borrower or such Designated Subsidiary in connection herewith.

                 5.23.    Unconditional Purchase Options.

                 Except in the ordinary course of business, not enter into or be a party to, or permit any Designated Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

                 5.24.    Use of Proceeds.

                 Not use or permit, and not permit any Designated Subsidiary to use or permit, any proceeds of the Senior Secured Loans, the Term Loans, the Loans or the Letters of Credit to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock, and furnish to Administrative Agent upon request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U of the Board of Governors of the Federal Reserve System.

                 5.25.    Transactions with Related Parties.

                 Except as set forth on Schedule 5.25, not, and not permit any Designated Subsidiary to, (a) pay any management, consulting or similar fees to any Related Party, whether for services rendered to either Borrower or any Designated Subsidiary, or otherwise, or (b) enter into or be a party to any other transaction or arrangement, including without limitation the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Designated Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Designated Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party and unless such transaction or arrangement is permitted by the terms of the PAAC Senior Secured Note Indenture, as amended through the Closing Date and (ii) as permitted by Section 5.17.

                 5.26.    Amendment of Documents.

                 Not, and not permit Parent or any Designated Subsidiary to, amend, modify or alter, or permit to be amended, modified or altered, (a) any Senior Secured Note Document or any Term Loan Document, (b) any other Transaction Document, or (c) any agreement, instrument or document evidencing any of the Indebtedness listed on Schedule 5.14 if the effect of such amendment or modification is to (i) increase the interest rate payable thereunder more than 200 basis points in excess of the highest interest rate applicable under the Senior Secured Note Documents or the Term Loan Documents, as applicable (including application of any "default rate" thereunder), in each case as they exist on the date hereof, (ii) with respect to the Senior Secured Note Documents, alter the timing or amount of any payment terms thereunder, if applicable, or with respect to the Term Loan Documents only, alter the timing or amount of any payment terms at any time prior to the Termination Date, (iii) increase the aggregate amount of Indebtedness thereunder, if applicable, or
(iv) materially adversely affect the interest of Agents or Lenders. Agents and Lenders hereby agree that their consent to any of the foregoing will not be unreasonably withheld or delayed.

                 5.27.    Designated Subsidiary.

                 Cause each Designated Subsidiary to execute and deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent in its sole discretion, the following (a) a guaranty in favor of Administrative Agent, for the benefit of Agents and Lenders, pursuant to which such Designated Subsidiary has unconditionally guarantied the Liabilities; (b) a security agreement with Administrative Agent, for the benefit of Agents and Lenders, pursuant to which such Designated Subsidiary has granted to Administrative Agent, for the benefit of Agents and Lenders, a Lien on its assets of the types described in Section 3.1, as collateral for the guaranty described in clause (i) above, (c) such UCC and PPSA financing statements or other registration documents as Administrative Agent shall reasonably require in order to perfect such Lien and (d) appropriate evidence of such Designated Subsidiary's corporate authority for the foregoing. No otherwise Eligible Inventory or Eligible Account Receivable of any Designated Subsidiary shall be included in any Borrowing Base unless (i) such Designated Subsidiary has complied in all respects with this Section 5.27, to

Administrative Agent's reasonable satisfaction, (ii) Administrative Agent has satisfied itself that Administrative Agent's Liens on the Collateral of such Designated Subsidiary, for the benefit of Agents and Lenders, are fully perfected senior Liens thereon, (iii) Borrowers have demonstrated to Administrative Agent that such Collateral is insured in compliance with Section
5.6 and (iv) Administrative Agent has received such landlord's and bailee's agreements with respect to such Collateral as Administrative Agent shall reasonably request.

                 5.28.    Limitation on Applicability of Covenants.

                 Notwithstanding the covenants contained in this Agreement, PAAC and any Designated Subsidiary may engage in any transactions contemplated by and effected in accordance with the terms of the Contingent Payment Agreement as it existed on the 1995 Closing Date. The consummation of any such transaction shall not constitute a breach of the otherwise applicable covenants, contained in this Agreement.

                 5.29.    Merger.

                 Complete the merger of PAAC and PAI, pursuant to agreements reasonably acceptable to Administrative Agent, on or before October 31, 1998.

                 5.30.    Holding Companies.

                 Not permit any of PAAC, PAI, East, TCH, BMPC, Imperial or Pioneer Licensing, Inc. to conduct any material business or have any material operations, assets or liabilities, other than as set forth in Section 4.29.

                 5.31.    Intentionally Omitted.

                 5.32.    Interest Coverage Ratio.

                 Not permit the "Interest Coverage Ratio" to be less than 1.1:1.0 at the end of any calendar (i) month during which the aggregate outstanding balance of the Loans at any time exceeded the U.S. Dollar Equivalent of $5,000,000, for the preceding twelve (12) month period or (ii) quarter for the preceding twelve (12) month period. For purposes of this
Section 5.32, interest expense shall include, without limitation, implicit interest expense on Capitalized Leases.

6.       DEFAULT.

                 6.1.     Event of Default.

                 Each of the following shall constitute an Event of Default under this Agreement:

                 (a) Non-Payment. Default in the payment of the principal of the Liabilities when due or declared due or the payment of any of the other Liabilities other than principal within five (5) Banking Days of the date due or declared due.

                 (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, either Borrower, any other Obligor or any Designated Subsidiary with a principal balance in excess of the U.S. Dollar Equivalent of $5,000,000 (other than any Indebtedness under this Agreement and any Notes), including without limitation the Senior Secured Loans and the Term Loans.

                 (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, either Borrower, any other Obligor or any Designated Subsidiary with a principal balance in excess of the U.S. Dollar Equivalent of $5,000,000 (other than the Indebtedness under this Agreement and any Notes), including without limitation the Senior Secured Loans and the Term Loans, or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders to accelerate the maturity of such other Indebtedness.

                 (d) Other Obligations. Default in the performance or observance (subject to any applicable grace period or waiver of such default) of (i) any obligation or agreement of either Borrower, any other Obligor or any Designated Subsidiary to or with any Agent or any Lender (other than any obligation or agreement of either Borrower hereunder and under any Notes) or
(ii) any obligation or agreement of either Borrower, any other Obligor or any Designated Subsidiary to or with any other Person (other than (x) any such obligation or agreement constituting or related to Indebtedness, or (y) Trade Accounts Payable), in any case if the existence of any such default is not being contested by such Borrower, such other Obligor or such Designated Subsidiary, as the case may be, in good faith and by appropriate proceedings, such Borrower, such other Obligor or such Designated Subsidiary, as applicable, shall not have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP and such obligation is not for an amount less than or equal to the U.S. Dollar Equivalent of $5,000,000.

                 (e) Bankruptcy. Either Borrower, any other Obligor or any Designated Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Borrower, such other Obligor or such Designated Subsidiary, or for a substantial part of the property of such Borrower, such other Obligor or such Designated Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for either Borrower, any other Obligor or any Designated Subsidiary, or for a substantial part of the property of either Borrower, any other Obligor or any Designated Subsidiary and is not discharged or dismissed within sixty (60) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against either Borrower, any other Obligor or any Designated Subsidiary; or any warrant of attachment or similar legal process is issued against any substantial part of the property of either Borrower, any other Obligor or any Designated Subsidiary.

                 (f) Insolvency. Either Borrower, any other Obligor or any Designated Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature.

                 (g) ERISA Liabilities. Any of the following events shall have occurred, if such event is reasonably likely to have a Material Adverse
Effect: (i) the existence of a Reportable Event, (ii) the withdrawal of either Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(iii) the occurrence of an obligation to provide affected parties with a written notice of intent to terminate a Pension Plan in a distress termination under Section 4041 of ERISA, (iv) the institution by PBGC of proceedings to terminate any Pension Plan, (v) any event or condition that would require the appointment of a trustee to administer a Pension Plan, (vi) the withdrawal of either Borrower or any ERISA Affiliate from a Multiemployer Plan, and (vii) any event that would give rise to a Lien under Section 302(f) of ERISA.

                 (h) Non-Compliance With This Agreement. Default in the performance of any of either Borrower's agreements set forth in Section 3.2, 3.3, 5.5, 5.6 or 5.11 through 5.32 (and not constituting an Event of Default under any of the other subsections of this Section 6.1); or default in the performance of any of either Borrower's agreements set forth in Section 5.1.1, 5.1.2, 5.1.3, 5.1.4 or 5.2 (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for five (5) days after the occurrence thereof; or default in the performance of any of either Borrower's other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this
Section 6.1), and continuance of such default for thirty (30) days after the occurrence thereof.

                 (i) Non-Compliance With Related Agreements. Default in the performance by either Borrower, any other Obligor or any Designated Subsidiary of any of its agreements set forth in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this
Section 6.1), and continuance of such default after notice from Administrative Agent and the expiration of the grace or cure period (if any) set forth therein.

                 (j) Representations and Warranties. Any representation or warranty made by either Borrower or any other Obligor herein (including without limitation any representation or warranty contained in Section 3.2 or 3.3) or in any Related Agreement is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by either Borrower, any Designated Subsidiary or any other Obligor to any Agent or any Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by either Borrower, any Designated Subsidiary or any other Obligor to any Agent or any Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

                 (k) Litigation. There shall be entered against any one of either Borrower, any other Obligor or any Designated Subsidiary one or more judgments or decrees in excess of the

U.S. Dollar Equivalent of $5,000,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than thirty (30) calendar days from the entry thereof, (ii) for and to the extent which such Borrower, such Obligor or such Designated Subsidiary, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent to which such Borrower, such Obligor or such Designated Subsidiary, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to Administrative Agent or (iii) which have been stayed pending appeal and with respect to which such Borrower, such Obligor or such Designated Subsidiary has posted any required bond or letter of credit.

                 (l) Termination of Obligations. If any Obligor shall terminate any of its obligations to any Agent or any Lender in respect of the Liabilities.

                 (m) Validity. If the validity or enforceability of this Agreement or any Related Agreement shall be challenged by either Borrower, any Designated Subsidiary or any other Obligor, or if this Agreement or any Related Agreement shall fail to remain in full force and effect.

                 (n) Change of Control. If (i) any Person and its Related Parties (other than William R. Berkley and his Related Parties and Interlaken Capital, Inc. and its Related Parties (collectively, the "Investor Parties")) among them have record and beneficial ownership of more than 25% of the outstanding voting power of either Borrower or Parent on a fully diluted basis, in any case at any time that the Investor Parties among them have record and beneficial ownership of less than 30% of the outstanding voting power of either Borrower or Parent on a fully diluted basis; or (ii) if any Change of Control (as defined in the PAAC Senior Secured Note Indenture, as amended through the Closing Date) occurs; or (iii) if PAAC ceases to retain record and beneficial ownership of 100% of the issued and outstanding stock of PAI; or (iv) if PAI ceases to retain record and beneficial ownership of 100% of the issued and outstanding stock of PCI Canada.

                 (o) Canadian Pension Plan Liabilities. Any of the following events shall have occurred, if such event would have a Material Adverse Effect: (i) the withdrawal of either Borrower or any Designated Subsidiary from a Canadian Pension Plan; (ii) the occurrence of any obligation to provide affected parties with written notice of intention to terminate or wind-up a Canadian Pension Plan in whole or in part, whether voluntarily or by order of any applicable pension regulatory authorities, in accordance with Canadian Pension Laws; (iii) the institution by the applicable pension regulatory authorities of action to terminate, in whole or in part, any Canadian Pension Plan; (iv) any event or condition which would require the appointment of a trustee to administer a Canadian Pension Plan; or (v) any event that would give rise to any liability or material offense under any Canadian Pension Law or that could jeopardize the registration of any Canadian Pension Plan.

                 6.2.     Effect of Event of Default; Remedies.

                 (a) In the event that one or more Events of Default described in Section 6.1(e) shall occur, then each Lender's commitment and the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

                 (b) In the event an Event of Default other than one described in Section 6.1(e) shall occur, at the option of Administrative Agent or Requisite Lenders, each Lender's commitment shall terminate and all Liabilities hereunder and under any Notes shall immediately be due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate. Administrative Agent shall promptly advise Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration.

                 (c) In the event of the occurrence of any Event of Default, Administrative Agent (or any other Person appointed by Administrative Agent) may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                 (i) Any remedy contained in this Agreement or in any of the Related Agreements or any Supplemental Documentation;

                 (ii) Any rights and remedies available to any Agent or any Lender under the UCC, the PPSA and any other applicable law;

                 (iii) To the extent permitted by applicable law, Administrative Agent (or such other Person) may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Administrative Agent (or such other Person) shall have the right to store the same in any of either Borrower's premises without cost to Administrative Agent (or such other Person);

                 (iv) At Administrative Agent's (or such other Person's) request, each Borrower will, at such Borrower's expense, assemble the Collateral and make it available to Administrative Agent (or such other Person) at a place or places to be designated by Administrative Agent (or such other Person) which is reasonably convenient to Administrative Agent (or such other Person) and such Borrower; and

                 (v) Administrative Agent (or such other Person) at its option, and pursuant to notification given to Borrowers as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

7.       ADDITIONAL PROVISIONS REGARDING COLLATERAL AND ADMINISTRATIVE AGENT'S
         RIGHTS.

                 7.1.     Notice of Disposition of Collateral.

                 Any notification of intended disposition of any of the Collateral required by law shall, to the maximum extent permitted by law, be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

                 7.2.     Application of Proceeds of Collateral.

                 Any proceeds of any disposition by Administrative Agent (or such other Person appointed by Administrative Agent) of any of the Collateral may be applied by Administrative Agent to the payment of expenses in connection with the enforcement of rights and remedies hereunder, including the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as Administrative Agent may from time to time elect.

                 7.3.     Care of Collateral.

                 Each Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as a Borrower requests in writing, but failure of any Agent to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of any Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by a Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

                 7.4.     Performance of Borrowers' Obligations.

                 Administrative Agent shall have the right, but shall not be obligated, to discharge any claims or Liens against, and any Taxes at any time levied or placed upon any or all Collateral, including without limitation those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Administrative Agent (or such other Person appointed by Administrative Agent) may also pay for maintenance and preservation of Collateral. Administrative Agent (or such other Person appointed by Administrative Agent) may, but is not obligated to, perform or fulfill any of either Borrower's responsibilities under this Agreement which such Borrower has failed to perform or fulfill. Administrative Agent may after three (3) Banking Days' notice to a Borrower direct the applicable Funding Agent to advance to such Borrower as a Revolving Loan any payment made or expense incurred under this Section 7.4.

                 7.5.     Agents' and Lenders' Rights.

                 None of the following shall affect the obligations of either Borrower or any Designated Subsidiary to any Agent or any Lender under this Agreement or any Agent's right with respect to the remaining Collateral (any or all of which actions may be taken by Administrative Agent (or another Person acting at the direction of the Administrative Agent) at any time, whether before or after an Event of Default, in its sole and absolute discretion and without notice to either Borrower):

                 (a) acceptance or retention by any Agent or any Lender of other property or interests in property as security for the Liabilities, or acceptance or retention of any property or other interest in property of any Obligor(s), in addition to that of Borrowers, with respect to any of the Liabilities;

                 (b) release of its Lien on, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any other property securing any of the Liabilities (including but not limited to any property of any Obligor other than Borrowers), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral or any such property;

                 (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Liabilities, or release or compromise of any obligation of any Obligor with respect to any of the liabilities; or

                 (d) failure by any Agent or any Lender to resort to other security or pursue any Person liable for any of the Liabilities before resorting to the Collateral.

8.       CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS.

                 8.1.     Conditions Precedent to Initial Loans and Letters of
Credit.

                 The obligation of each Lender that is a party to this Agreement on the date hereof to make the initial Loans and for each Issuing Bank to issue the initial Letters of Credit is subject to satisfaction of the following conditions precedent (in addition to those provided in Section 8.2):

                 8.1.1. Liens. The Liens on the Collateral granted under this Agreement and the Related Agreements and all other Liens granted to Administrative Agent, for the benefit of Agents and Lenders, to secure the Liabilities, shall be senior, first priority perfected Liens, except as otherwise agreed by Agents and Lenders, and all UCC and PPSA financing statements and other documents relating to Collateral shall have been filed or recorded, as appropriate. Administrative Agent shall have received such consents and waivers with respect to the Collateral as Administrative Agent shall request, in form and substance satisfactory to Administrative Agent.

                 8.1.2. Solvency. Each Agent and each Lender shall be satisfied that, after giving effect to the initial Loans and Letters of Credit, each Borrower, each Designated Subsidiary and each other Obligor shall have assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at fair salable value and at fair valuation, greater than the amount of such Person's liabilities (including trade debt and Indebtedness to Agents and Lenders). Each Agent and each Lender shall be satisfied that all of the assets supporting the Loans and Letters of Credit under this Agreement shall be sufficient in value to provide each Borrower and each Designated Subsidiary with sufficient cash flow and working capital to enable it to thereafter profitably operate its business and to meet its obligations as they become due. Each Agent and each Lender shall be satisfied that each Borrower and each Designated Subsidiary has adequate capital for the business in which it is about to engage. In connection with the foregoing, each Agent and each Lender shall have received such written appraisals, balance sheets, solvency certificates or other materials as Administrative Agent shall reasonably request.

                 8.1.3. Effect of Law. No law or regulation affecting any Agent's or any Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon such Agent or such Lender any material obligation, fee, liability, loss, penalty, cost, expense or damage.

                 8.1.4. Exhibits; Schedules. All Exhibits and Schedules to this Agreement shall have been completed and submitted to each Agent and each Lender, shall be in form and substance satisfactory to such Agent and such Lender and shall contain no facts or information which such Agent and such Lender, in its sole judgment, determines to be unacceptable.

                 8.1.5. Material Adverse Change; Litigation. No Material Adverse Change, as determined by each Agent and each Lender, shall have occurred from December 31, 1997 through the Closing Date and no Material Adverse Change, as determined by such Agent and such Lender, shall have occurred in the facts and information disclosed to such Agent or such Lender or otherwise relied upon by such Agent or such Lender in making its decision to enter into this Agreement, and neither any Agent nor any Lender shall have become newly aware of any material adverse facts or information, as reasonably determined by such Agent or such Lender, with respect to Parent, either Borrower or any Designated Subsidiary or the business, operations or prospects thereof. In addition, there shall not have been instituted or threatened any litigation or proceedings in any court or administrative forum which would have a Material Adverse Effect, in each case as determined by each Agent and each Lender.

                 8.1.6. Documents. In addition to this Agreement, each Agent and each Lender shall have received the agreements, documents and instruments listed in the Closing Checklist attached hereto as Exhibit F, each duly executed where appropriate and dated as of the Closing Date (or such other date as shall be satisfactory to Administrative Agent), in form, and containing terms and provisions, acceptable to such Agent and such Lender.

                 8.1.7. Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would be caused thereby.

                 8.1.8. Resolutions. Administrative Agent shall have received resolutions of each Borrower's board of directors authorizing or ratifying the execution, delivery and performance of this Agreement and all Related Agreements executed by such Borrower, in form and substance satisfactory to Administrative Agent.

                 8.1.9. Environmental and Litigation Schedules. Each Agent and each Lender shall be satisfied and approve the environmental and litigation disclosures made by Borrowers hereunder.

                 8.2.     Continuing Conditions Precedent to all Loans;
Certification.

                 The obligation of each Lender to make the initial Loans and each subsequent Loan and for each Issuing Bank to issue the initial Letters of Credit and each subsequent Letter of Credit, is subject to satisfaction of the following conditions precedent in addition to those provided in Section 8.1:

                 (a) No Change in Condition. No change in the condition or operations, financial or otherwise, of either Borrower, any Designated Subsidiary or any other Obligor, shall have occurred which change, in the reasonable credit judgment of Requisite Lenders, is reasonably likely to have a Material Adverse Effect;

                 (b) Default. Before and after giving effect to such Loan and/or Letter of Credit, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

                 (c) Representations and Warranties. Before and after giving effect to such Loan and/or Letter of Credit, the representations and warranties in Section 4 shall be true and correct in all material respects as though made on the date of such Loan and/or Letter of Credit, except for those representations and warranties which are expressly made as of the date hereof.

Each request for a Loan or a Letter of Credit hereunder made or deemed to have been made by a Borrower shall be deemed to be a certificate of such Borrower as to the matters set out in the foregoing provisions of this Section 8.2.

9.       INDEMNITY.

                 9.1.     Environmental and Safety and Health Indemnity.

                 Each Borrower hereby indemnifies each Agent and each Lender and agrees to hold each Agent and each Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, any Agent or any Lender for, with respect to, or as a direct or indirect result of the violation by either Borrower or any Designated Subsidiary of any Environmental Law or Occupational Safety and Health Law, or with respect to, or as a direct or indirect result of (a) the presence on or under, or the Release from, properties utilized by either Borrower and/or any Designated Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material or the escape, seepage, leakage, spillage, disposal, discharge, emission or release of any other hazardous or toxic waste, substance or constituent, or other substance (including without limitation any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) or (b) the existence of any unsafe or unhealthful condition on or at any premises utilized by either Borrower and/or any Designated Subsidiary in the conduct of its business except, with respect to any of the foregoing, to the extent arising out of the gross negligence or willful misconduct of any Agent or any Lender.

                 9.2.     General Indemnity.

                 In addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to indemnify, pay and hold each Agent and each Lender, and the officers, directors, employees, agents, and affiliates of each of each Agent and each Lender (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement or any Related Agreement as it relates to either Borrower or any Designated Subsidiary, the statements contained in any commitment letter delivered by any Agent or any Lender, any Agent's or any Lender's agreement to make the Loans or to issue Letters of Credit hereunder to or for the benefit of either Borrower, the use or intended use of any Letters of Credit issued on the Application of either Borrower, or the use or intended use of the proceeds of any of the Loans hereunder by either Borrower (the "indemnified liabilities"); provided that neither Borrower shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, each applicable Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities.

                 9.3.     Capital Adequacy.

                 If any Agent or any Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including without limitation application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by such Agent or such Lender or any Person controlling such Agent or such Lender in excess of any such amounts affecting such Agent or such Lender as of the date hereof, and such increase is based upon the existence of such Agent's or such Lender's obligations hereunder and other commitments of this type, then from time to time, within ten (10) days after demand from such Agent or such Lender, each Borrower shall pay to such Agent or such Lender, as applicable, such amount or amounts as will compensate such Agent or such Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrowers under this Section 9.3 shall take into consideration the policies of such Agent or such Lender or any Person controlling such Agent or such Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of such Agent or such Lender, as applicable, setting forth the amount or amounts as shall be necessary to compensate such Agent or such Lender as specified in this Section 9.3 shall be delivered to Borrowers and shall be conclusive in the absence of manifest error. Any demand to be given by an Agent or a Lender under this Section 9.3 shall be effective only if given within one hundred twenty (120) days after such Agent or such Lender became aware or should have become aware of the events giving rise to such notice.

                 9.4.     Tax Indemnification.

                 Each Borrower hereby indemnifies each Agent and each Lender on an After-Tax Basis for the full amount of Withholding Taxes and Other Taxes (including, but not limited to, any Withholding Taxes and Other Taxes imposed by any jurisdiction on amounts payable under Section 5.8) paid by such Agent or such Lender in respect of its relationship with Borrowers, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within thirty (30) days after the date any Agent or any Lender makes written demand therefor. If an Agent or a Lender becomes aware that it is entitled to claim a refund from a governmental authority in respect of Withholding Taxes or Other Taxes as to which it has been indemnified by Borrowers, or with respect to which Borrowers have paid additional amounts pursuant to this Section 9.4, it shall promptly notify Borrowers of the availability of such claim and shall, within thirty (30) days after receipt of a request by Borrowers, make a claim to such governmental authority for such refund at the expense of Borrowers. If an Agent or a Lender receives a refund in respect if any Withholding Taxes or Other Taxes with respect to which Borrowers have paid additional amounts pursuant to this Section 9.4, it shall within thirty (30) days from the date of such receipt pay over such refund to Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this
Section 9.4 with respect to the Withholding Taxes or Other Taxes giving rise to such refund), together with any supplemental payments previously made hereunder to ensure payments were made on an After-Tax Basis, net of all out-of-pocket expenses of such

Agent or such Lender and without interest (other than interest paid by the relevant governmental authority with respect to such refund); provided, however, that Borrowers, upon the request of such Agent or such Lender, agree to repay the amount so paid over to them (plus penalties, interest or other charges payable to the relevant governmental authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such governmental authority.

                 9.5.     Currency Indemnity.

                 If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Related Agreement, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any Related Agreement in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Banking Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Banking Day before the day on which the judgment is given and the date of receipt by Administrative Agent of the amount due, Borrowers will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Administrative Agent is the amount then due under this Agreement or such Related Agreements in the Currency Due. If the amount of the Currency Due which Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agents and the Lenders harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Related Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any Related Agreement or under any judgment or order.

                 9.6.     Survival.

                 The provisions of and undertakings and indemnification set out in Sections 9.1, 9.2, 9.4, and 9.5 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

10.      AGENTS.

                 10.1.    Appointments of Agents.

                 Each Lender hereby irrevocably appoints and authorizes (a) BOA to act as the Administrative Agent under this Agreement and the Related Agreements, (b) BOA to act as the U.S. Funding Agent under this Agreement and the Related Agreements and (c) BAC to act as the Canadian Funding Agent under this Agreement and the Related Agreements. Each Lender hereby irrevocably appoints and authorizes each such Agent to take such action on such Lender's behalf under the provisions of this Agreement and the Related Agreements and to exercise such powers and perform such duties under this Agreement and the Related Agreements as are specifically delegated to such Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto. Each Agent may perform any of its duties hereunder or under the Related Agreements by or through its agents or employees. The provisions of this Section 10 are solely for the benefit of Agents and Lenders, and neither either Borrower nor any Obligor shall have any rights as a third party beneficiary of any of the provisions hereof other than
Section 10.9. In performing its functions and duties under this Agreement and the Related Agreements, each Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for either Borrower or any Obligor.

                 10.2.    Nature of Duties of each Agent.

                 No Agent shall have any duties, obligations or responsibilities except those expressly set forth in this Agreement and the Related Agreements. Neither any Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under the Related Agreements or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or the Related Agreements a fiduciary relationship in respect of any Lender or any other Agent; and nothing in this Agreement or the Related Agreements, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or the Related Agreements except as expressly set forth herein or therein. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of or imputed in respect of any right, power or authority granted to any Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority. The Arranger has functioned solely as an arranger of the syndication of the facility described herein and has no obligations, duties, liabilities or rights to any Agent, any Lender or either Borrower under this Agreement by virtue of its capacity as Arranger.

                 10.3.    Each Agent in its Capacity as Lender.

                 With respect to its obligation to lend under this Agreement and the Related Agreements, the Loans made by it and its participation in Letters of Credit, each Agent





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



shall have the same rights and powers under this Agreement and the Related Agreements as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its capacity as a Lender hereunder. Any Agent, any Lender and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with either Borrower, or Related Parties of either Borrower, as if it were not an Agent or as if it or they were not a Lender hereunder and without any duty to account therefor to the other parties to this Agreement; provided, that none of the obligations of either Borrower under such transactions shall be deemed to be Liabilities or secured by any Collateral without the prior written agreement of the Requisite Lenders; provided, further that Lenders acknowledge and agree that the obligations of each Borrower to BOA, BAC or any other Lender as an Issuing Bank and with respect to any lockbox or bank account maintained by or for the benefit of either Borrower, including the Demand Deposit Accounts, the Depository Accounts, and the Assignee Deposit Accounts, shall be deemed to be Liabilities secured by the Collateral.

                 10.4.    Independent Credit Analysis.

                 Each Agent and each Lender agrees that it has, independently and without reliance upon any Agent, any other Lender, or the directors, officers, agents, attorneys or employees of any Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Parent, each Borrower and/or each Designated Subsidiary, made its own independent credit analysis and decision to enter into this Agreement and the Related Agreements to which it is a party, and that it shall independently and without reliance upon any Agent, any other Lender, or the directors, officers, agents, attorneys or employees of any Agent or of any other Lender, continue to make its own independent credit analysis and decisions in acting or not acting under this Agreement and the Related Agreements. Except as otherwise expressly provided herein, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any other Agent or any Lender with any credit or other information concerning the affairs, financial condition, litigation, liabilities, or business of Parent, either Borrower, any Designated Subsidiary or any other Obligor which may at any time come into the possession of such Agent (or any of its affiliates). In the event such information is furnished to any Agent or any Lender by any Agent, such Agent shall have no duty to confirm or verify its accuracy or completeness and shall have no liability whatsoever with respect thereto.

                 10.5.    General Immunity.

                 Neither any Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to any other Agent or any Lender for any action taken or omitted to be taken by it or them under this Agreement or the Related Agreements or in connection herewith or therewith except for its or their own willful misconduct or gross negligence. Without limiting the generality of the foregoing, no Agent: (i) shall be responsible to any other Agent or any Lender for any recitals, statements, warranties or representations under this Agreement or the Related Agreements or any agreement or document relative hereto or thereto or for the financial or other condition of any Obligor, (ii) shall be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability, collectibility or sufficiency of this Agreement or the Related Agreements or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant hereto or thereto, (iii) shall be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Related Agreements on the part of Obligors or of any of the terms of any such agreement by any party hereto or thereto and shall have no duty to inspect the property (including the books and records) of any Obligor, (iv) shall have any obligation whatsoever to any other Agent or any Lender or to any other Person to assure that the Collateral exists or is owned by a Borrower or another Obligor or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or in Related Agreements or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected, enforced, realized upon or are entitled to any particular priority, and (v) shall incur any liability under or in respect of this Agreement or the Related Agreements or any other document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex, telecopier or similar form of facsimile transmission) believed by such Agent to be genuine and signed or sent by the proper party. Each Agent may consult with legal counsel (including counsel for either Borrower), independent public accountants, auditors and other experts selected by such Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

                 10.6.    Action by Agents.

                 (a) Actual Knowledge. Agents may assume that no Event of Default has occurred and is continuing, unless such Agent has actual knowledge of the Event of Default, has received notice from a Borrower or a Borrower's independent certified public accountants or auditors stating the nature of the Event of Default, or has received notice from another Agent or a Lender stating the nature of the Event of Default and that such Agent or such Lender considers the Event of Default to have occurred and to be continuing.

                 (b) Discretion to Act. Each Agent shall have the right to request instructions from Requisite Lenders by notice to each Lender. If an Agent shall request instructions from Requisite Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any Related Agreement, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders, and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any Related Agreement in accordance with the instructions of Requisite Lenders. Each Agent may give any notice required under Section 6 hereof without the consent of any of Lenders unless otherwise directed by

Requisite Lenders in writing and will, at the direction of Requisite Lenders, give any such notice required under Section 6. Except for any obligation expressly set forth in this Agreement or the Related Agreements, each Agent may, but shall not be required to, exercise its discretion to act or not act, except that such Agent shall be required to act or not act upon the instructions of Requisite Lenders (unless all of Lenders are required to provide such instructions as provided in Section 11.6) and those instructions shall be binding upon all Agents and all Lenders; provided that no Agent shall be required to act or not act if to do so would expose such Agent to liability or would be contrary to this Agreement or any Related Agreements or to applicable law.

                 10.7.    Right to Indemnity.

                 Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Related Agreements or in relation hereto or thereto unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Lenders further agree to indemnify each Agent ratably in accordance with their Overall Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Related Agreements or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any other documents; provided no such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement results from such Agent's gross negligence or willful misconduct. Each Lender agrees to reimburse each Agent in the amount of its Overall Share of any out-of-pocket expenses for which such Agent is entitled to receive, but has not received, reimbursement pursuant to this Agreement. The agreements in this
Section 10.7 shall survive the payment and fulfillment of the Liabilities and termination of this Agreement.

                 10.8.    Exercise of Rights and Remedies.

                 In the event any remedy may be exercised with respect to this Agreement or the Related Agreements or the Collateral, Administrative Agent (or, if so delegated by Administrative Agent, a Funding Agent) shall pursue remedies designated by Requisite Lenders subject to the proviso set forth in
Section 10.6(b) and, with respect to the Canadian Bank Act Security, Canadian Funding Agent may, at the direction of the Administrative Agent, pursue rights and remedies subject to the provisions set forth in Section 3.8. Each Agent and each Lender agrees that no Agent other than Administrative Agent or, with respect to the Canadian Bank Act Security, Canadian Funding Agent, acting at the direction of the Administration Agent, and no Lender shall have any right individually (a) to realize upon the security created by this Agreement or the Related Agreements, (b) enforce any provision of this Agreement or the Related Agreements, or (c) make demand under this Agreement or the Related Agreements; provided, that any Lender that is an Issuing Bank may make demand upon Borrowers as an Issuing Bank pursuant to Sections 2.2(b) and 2.2(c), BA Lenders may make demands upon PCI Canada pursuant to Section 2.3.9 and each of BOA and BAC may make demand upon Borrowers pursuant to Section 11.4.

                 10.9.    Each Agent's Resignation.

                 Each Agent may resign at any time after giving at least thirty
(30) days' prior written notice of its intention to do so to each other Agent, each Lender and to each Borrower. Upon satisfaction of the foregoing condition, Requisite Lenders shall have the right to appoint a successor to such resigning Agent (such appointment to be subject to the consent of each Borrower (which consent of each Borrower shall not be unreasonably withheld or delayed); provided, that neither Borrower's consent shall be required if a Lender is appointed as such Agent). If no successor such Agent shall have been so appointed and shall have accepted such appointment within twenty (20) days after an Agent's giving of such notice of resignation, then the resigning Agent may appoint a successor such Agent. After any resigning Agent's resignation hereunder as an Agent, it shall be discharged from its duties and obligations under this Agreement but the provisions of this Section 10 shall continue to bind such Agent and inure to such Agent's benefit as to any actions taken or omitted to be taken by it while it was an Agent hereunder.

                 10.10.   Disbursement of Proceeds of Loans and Other Advances.

                 Administrative Agent may (and is hereby irrevocably authorized by Lenders), but shall have no duty to make such other disbursements and advances as Revolving Loans on behalf of Lenders, including without limitation the making of advances for the expenditures described in Section 7.4 of this Agreement, which Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral, or any portion thereof. Administrative Agent's use of its own checks upon its funds or Administrative Agent's transfer of its own funds, by wire or otherwise, to an account of either Borrower or any other Obligor shall be deemed to be disbursements made by each Lender under this Agreement and pursuant to the Related Agreements.

                 10.11.   Release of Collateral.

                 Each Agent and each Lender hereby irrevocably authorizes Administrative Agent, at its option and in its discretion, to release any and all guaranties of the Liabilities and any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of Lenders' obligations to make Loans and payment and satisfaction of all Loans, Letter of Credit reimbursement obligations and all other Payment Liabilities and which Administrative Agent has been notified in writing are then due and payable;
(ii) constituting Collateral being sold or disposed of if Borrowers certify to Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and, absent any actual knowledge of Administrative Agent to the contrary, Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which either Borrower or any other Obligor owned no interest at the time the Lien was granted and at all times thereafter; or (iv) if approved, authorized or ratified in writing by Administrative Agent at the direction of all Lenders. Upon request by Administrative Agent at any time, each Lender will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.11.

                 10.12.   Agreement to Cooperate.

                 Each Agent and each Lender agrees to cooperate to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Agents and Lenders also agree, from time to time, at the request of Administrative Agent, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement and the Related Agreements.

                 10.13.   Sharing of Collateral.

                 If any Lender shall obtain any payment (whether voluntary, involuntary, through exercise of any right of set off, or otherwise) on account of the Liabilities in excess of the amount to which it is entitled pursuant to this Agreement, such Lender shall forthwith purchase from the other Lenders such participations in such other Lenders' claims against Borrowers as shall be necessary to cause such purchasing Lender to share the excess payment with the other Lenders in accordance with the provisions of this Agreement; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such other Lender shall be rescinded and such other Lenders shall repay to the purchasing Lender the purchase price to the extent of their portion of such recovery together with an amount equal to the share (according to the proportion of (i) the amount of such other Lenders' required repayment, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by purchasing Lender in respect of the total amount recovered.

                 10.14.   Agents and Lenders to Act as Agents.

                 If any Collateral or proceeds thereof at any time comes into the possession or under the control of any Agent (other than Administrative Agent) or any Lender, such Agent or such Lender shall hold such Collateral or proceeds thereof as agent for the joint benefit of Agents and Lenders, and will, upon receipt therefor, deliver such Collateral or proceeds thereof to Administrative Agent.

11.      GENERAL.

                 11.1.    Borrowers' Waivers.

                 Except as otherwise provided for in this Agreement, each Borrower waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by any Agent or any Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever any Agent or any Lender may do in this regard; (b) all rights to notice and a hearing prior to any Agent's or any Lender's taking possession or control of, or any Agent's or any Lender's replevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing any Agent or any Lender to exercise any of any Agent's or any Lender's remedies; and (c) the benefit of all valuation, appraisement and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

                 11.2.    Power of Attorney.

                 Each Borrower appoints Administrative Agent, or any Person whom Administrative Agent may from time to time designate, as such Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Payment Liabilities under this Agreement are paid and performed in full and this Agreement is terminated), without notice to such Borrower, to:

                 (a) At such time or times hereafter as Administrative Agent or said agent, in its sole and absolute discretion, may determine in such Borrower's or Administrative Agent's name (i) endorse such Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of Administrative Agent or under Administrative Agent's control and apply such payment or proceeds to the Liabilities; (ii) endorse such Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Administrative Agent's possession relating to Accounts Receivable, Inventory or any other Collateral; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which such Borrower has access relating to Accounts Receivable, Inventory and/or other Collateral; (iv) use such Borrower's stationery and sign the name of such Borrower to verification of Accounts Receivable and notices thereof to Account Debtors; and (v) if not done by such Borrower, do all acts and things determined by Administrative Agent to be necessary, to fulfill such Borrower's obligations under this Agreement; and

                 (b) At such time or times after the occurrence and during the continuance of an Event of Default, as Administrative Agent or said agent, in its sole and absolute discretion, may determine, in such Borrower's or Administrative Agent's name: (i) demand payment of the Accounts Receivable;
(ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable; (vi) if permitted by applicable law, sell or assign the Accounts Receivable and/or other Collateral upon such terms for such amounts and at such time or times as Administrative Agent may deem advisable; (vii) discharge and release the Accounts Receivable and/or other Collateral; (viii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign such Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral; and (x) do all acts and things necessary, in Administrative Agent's sole and absolute discretion, to obtain repayment of the Liabilities and to fulfill such Borrower's other obligations under this Agreement.

                 11.3.    Expenses; Attorneys' Fees.

                 Borrowers jointly and severally agree, whether or not any Loan is made or Letter of Credit is issued hereunder, to pay upon demand all Attorneys' Fees and all other reasonable expenses incurred by any Agent and (to the extent specifically referred to below, any Lender), at any time, including fees, costs and expenses incurred in connection with Collateral field audits or other due diligence investigations by such Agent (subject to the limits contained in Section 5.5). For purposes of this Agreement, "Attorneys' Fees" means the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals and any outside consultants employed by such attorneys) employed by any Agent or, to the extent specifically referred to below, any Lender (including but not limited to attorneys and paralegals who are employees of any Agent or any Lender) from time to time (a) in connection with the negotiation, preparation, execution, delivery, administration and, in the case of any Agent or any Lender, enforcement of this Agreement, any Related Agreement, any Supplemental Documentation and all other documents or instruments provided for herein or in any thereof or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (b) to prepare documentation related to the Loans made and other Liabilities incurred hereunder, (c) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any documents or instruments related thereto, (d) to represent any Agent or any Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by any Agent or any Lender, either Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, this Agreement or any Related Agreement (other than any litigation, contest, dispute, suit or proceedings involving a dispute between any Agent and any Lender, any Agent and any other Agent or any Lender and any other Lender), or either Borrower's or any other Obligor's or any Designated Subsidiary's affairs, (e) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral,
(f) to perfect or attempt to enforce any security interest in any of the Collateral or to give any advice with respect to such enforcement and (g) to enforce any of any Agent's or any Lender's rights to collect any of the Liabilities. Administrative Agent may after three (3) Banking Days' notice to either Borrower direct the applicable Funding Agent to advance all such amounts to the applicable Borrower as a Revolving Loan. Borrowers also jointly and severally agree (y) to indemnify and hold each Agent and each Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or issuing Letters of Credit and (z) to pay, and save each Agent and each

Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Related Agreement or Supplemental Documentation, or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. In addition to the foregoing, "Attorneys' Fees" shall include each Agent's fees and expenses of the types described in the preceding sentence incurred in connection with the syndication, participation and assignment of this Agreement, any Related Agreement and any Supplemental Documentation. Each Borrower's foregoing obligations shall survive any termination of this Agreement.

                 11.4.    BOA's and BAC's Fees and Charges.

                 To the extent not already covered by Section 11.3, each Borrower agrees to pay each of BOA and BAC on demand the respective customary fees and charges of BOA and BAC for maintenance of accounts with it or for providing other services to such Borrower and if not so paid, each Lender shall, without regard to any other provision of this Agreement or any other Related Agreement or any defense that such Borrower may have to its obligation to pay BOA or BAC in connection with such fees and charges, pay BOA or BAC for such Lender's Overall Share of such fees and charges, and any payments so made by Lenders to BOA or BAC shall be deemed to be Revolving Loans. Each Lender (other than BOA and BAC) acknowledges and agrees that it shall not be entitled to any of the fees and charges of BOA or BAC as provided in the immediately preceding sentence. Administrative Agent may, in its sole and absolute discretion, provide for such payment by directing the applicable Funding Agent to advance the amount thereof to the applicable Borrower as a Revolving Loan after three (3) Banking Days' notice to such Borrower.

                 11.5.    Lawful Interest.

                 In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that any Lender has received interest hereunder in excess of the highest applicable rate, such Lender shall promptly refund such excess interest to the applicable Borrower. Without limiting the foregoing, if any provision of this Agreement would oblige either Borrower to make any payment of interest or other amount payable to any Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Agent or any Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate of interest shall be deemed to have been readjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Agent or such Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary, as follows:

                 (a) first, by reducing the amount or rate of interest or the amount or rate of any fee required to be paid to the affected Agent or Lender; and

                 (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Agent or Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

To the extent lawful, the interest and charges that would have been payable in respect of any Loan but were not payable as a result of the operation of this
Section 11.5 shall be cumulated and the interest and charges payable to such Agent or such Lender in respect of other Loans or periods shall be increased (but not above the maximum lawful rate therefor) until such cumulated amount, together with interest thereon at the applicable Floating Rate for Loans in the Applicable Currency to the date of repayment, shall have been received by such Agent or such Lender.

                 11.6.    No Waiver by Agent or any Lender; Amendments.

                 No failure or delay on the part of any Agent or any Lender in the exercise of any power or right, and no course of dealing between either Borrower and any Agent or any Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to any Agent or any Lender at law or in equity. No notice to or demand on either Borrower not required hereunder shall in any event entitle either Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Agent or any Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Requisite Lenders. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby: (a) increase in the amount of the Maximum Loan Amount of such Lender, (b) reduction of the principal of, rate or amount of interest on the Revolving Loans or any fees or charges (including, without limitation, any Letter of Credit fees or charges) payable to such Lender (other than by the payment or prepayment thereof), (c) postponement of the date fixed for any payment of principal of, or interest on, the Loans or any fees or charges) (including, without limitation, any Letter of Credit fees or charges) or other amounts payable to such Lender, (d) change in the aggregate Pro Rata Share or Overall Share of Lenders which shall be required for Lenders or any of them to take action hereunder or amend the definition of "Requisite Lenders," (e) amendment of Section 10.11, (f) release of any Obligor from its obligations hereunder or under any applicable Related Agreement, except in connection with the release pursuant to Section 10.11 of all Collateral of such Obligor, or (g) amendment of this Section 11.6. In addition, no amendment (i) affecting the rights or duties of any

Agent shall be effective without the written agreement of such Agent or (ii) affecting the rights and duties of any Issuing Bank shall be effective without the written agreement of such Issuing Bank. Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver of any provision of this Agreement, and any consent to any departure by Borrowers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

                 11.7.    Termination of Credit.

                 Borrowers may terminate the Credit at any time upon notice to Administrative Agent and payment in full of the outstanding principal balance of the Loans and all other Payment Liabilities under this Agreement and the Related Agreements, as provided in Section 2.1.2. All of each Agent's and each Lender's rights and remedies, the Liens of Administrative Agent on the Collateral, for the benefit of Agents and Lenders, and all of each Borrower's duties and obligations under this Agreement shall survive termination of the Credit extended to Borrowers hereunder until all of the Payment Liabilities hereunder have been finally paid and performed in full and this Agreement has been terminated. The termination or cancellation of the Credit shall not affect or impair the liabilities and obligations of either Borrower or any one or more of the Obligors to Agents and Lenders or each Agent's and each Lender's rights with respect to any Loans and advances made and other Liabilities incurred prior to such termination or with respect to the Collateral.

                 11.8.    Notices.

                 Except as otherwise expressly provided herein, any notice hereunder to either Borrower, any Agent or any Lender shall be in writing (including facsimile communication) and shall be given to such Borrower, such Agent or such Lender at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such Borrower, such Agent or such Lender may, by written notice, designate as its address or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by facsimile, delivered by courier, personally delivered or, in the case of notice by mail, five (5) Banking Days following deposit in the United States or Canadian mails, properly addressed as herein provided, with proper postage prepaid; provided, however, that notice to Administrative Agent of Borrowers' intent to terminate the Credit shall not be effective until actually received by Administrative Agent.

                 11.9.    Assignments and Participations; Information.

                 (a) This Agreement may not be assigned by either Borrower without the prior written consent of Agents and Lenders. Whenever in this Agreement reference is made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of each Borrower and the successors and assigns of each Agent and each Lender.

                 (b) Each Borrower, each Agent and each Lender hereby agree that on or after the date hereof, each of BOA and BAC may, in its discretion, without either Borrower's, any Agent's or any other Lender's consent, sell one or more assignments of portions of its interest in the Credit. Each sale described in the preceding sentence shall be to a creditworthy financial institution satisfactory to BOA or BAC, as applicable, in its discretion, and on such terms and conditions as BOA or BAC, as applicable may determine. No other Lender may sell any portion of its interest in the Credit without the consent of Borrowers and Agents, which consent will not be unreasonably withheld.

                 (c) Each assignment of an interest hereunder shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement, and (ii) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, with a copy to Borrowers. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance Agreement and agreed to by Administrative Agent,
(x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance Agreement and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto).

                 (d) Administrative Agent shall maintain a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Maximum Loan Amount and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agents and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by either Borrower, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance Agreement executed by the assigning Lender and the assignee and a processing and recordation fee of US$3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in compliance with this Agreement and in substantially the form of Exhibit D and Administrative Agent and each other Person required hereunder has consented to the assignment evidenced thereby, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrowers.

                 (f) Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of this Agreement or the Related Agreements or to the release of any Collateral covered by this Agreement or the Related Agreements, to consent to any action or failure to act by any party to this Agreement or any of the Related Agreements, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of this Agreement or the Related Agreements or any Collateral, shall be limited to the right to consent to (A) an increase in the Maximum Loan Amount of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof) or (C) postponement of any date fixed for any payment of principal of, or interest on, the Loans subject to such participation.

                 (g) Any Agent or any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.9, disclose to the assignee or participant or proposed assignee or participant, any information relating to Parent, either Borrower or any of Borrower's Subsidiaries furnished to such Lender by or on behalf of Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve the confidentiality of any confidential information described therein and such Lender shall notify Borrowers of the assignee or participant, or proposed assignee or participant.

                 (h) Anything in this Agreement to the contrary notwithstanding, in the case of any participation granted under this Section 11.9, all amounts payable by Borrowers under this Agreement or the Related Agreements shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                 (i) Administrative Agent agrees to promptly notify Borrowers of each sale of a participation or permitted assignment hereunder. Each Borrower agrees to use its best efforts to assist Lenders in their efforts to sell assignments and participations hereunder. In addition, each Borrower agrees to execute new Notes in favor of each of the selling and purchasing Lender, upon each sale of an assignment hereunder, provided that the existing Notes in favor of the selling Lender are simultaneously therewith returned to the applicable Borrower.

                 (j) Notwithstanding anything to the contrary contained herein, but subject to no Event of Default having occurred and continuing, without the prior written consent of Agents and Borrowers, in no event shall any assignee of (i) any Canadian Lender hereunder be a Person that is not a resident of Canada under the Income Tax Act (Canada) or is not entitled to complete exemption from Canadian withholding tax imposed on or with respect to any payments to be made to it pursuant to this Agreement or (ii) any U.S. Lender hereunder be a Person that is not a corporation organized under the laws of the United States (or a state thereof) or is not entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to this Agreement.

                 11.10.   Severability.

                 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 11.11.   Successors.

                 This Agreement shall be binding upon each of each Borrower, each Agent and each Lender and their respective successors and permitted assigns, and shall inure to the benefit of each of each Borrower, each Agent and each Lender and their respective successors and permitted assigns.

                 11.12.   Construction.

                 EACH BORROWER ACKNOWLEDGES THAT THIS AGREEMENT SHALL NOT BE BINDING UPON ANY AGENT OR ANY LENDER OR BECOME EFFECTIVE UNTIL FULLY EXECUTED COUNTERPARTS HAVE BEEN EXECUTED AND DELIVERED TO ADMINISTRATIVE AGENT AND EACH BORROWER. ONCE EFFECTIVE, THIS AGREEMENT AND THE RELATED AGREEMENTS AND SUPPLEMENTAL DOCUMENTS SHALL, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, BE DEEMED TO HAVE BEEN NEGOTIATED AND ENTERED INTO IN, AND SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF, THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, CHOICE OF LAW, AND IN ALL OTHER RESPECTS, INCLUDING BUT NOT LIMITED TO THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF SECURITY INTERESTS AND LIENS WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION.

                 11.13.   Consent to Jurisdiction.

                 To induce each Agent and each Lender to accept this Agreement, each Borrower irrevocably agrees that, subject to Administrative Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS, OR THE SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS

WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

                 11.14.   Subsidiary Reference.

                 Any reference herein to a Subsidiary or Subsidiaries of either Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to either Borrower and its Subsidiaries or either Borrower and the Designated Subsidiaries, or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent such Borrower has any Subsidiaries.

                 11.15.   Borrowers' Documentation.

                 Each Borrower hereby acknowledges and agrees that Agents and Lenders shall have no obligation to return any due diligence reports, schedules, financial statements or any other disclosure documents furnished to any Agent or any Lender by either Borrower, any other Company or any third party in connection with the Credit.

                 11.16.   Waiver of Jury Trial.

                 EACH BORROWER, EACH AGENT AND EACH LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 11.17.   Counterparts.

                 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 11.18.   Language.

                 The undersigned have expressly requested that this agreement be drawn up in the English language. Les soussignes ont expressement demande que ce document soit redige en langue anglaise.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PIONEER AMERICAS ACQUISITION CORP.


                                       By  /s/ Kent R. Stephenson
                                         --------------------------------------
                                       Title    Vice President
                                            -----------------------------------

                                       Address:         700 Louisiana Street
                                                        Suite 4300
                                                        Houston, Texas  77002

                                       Telecopier Number:  (713) 225-4426
                                       Attention:       Chief Financial Officer
                                                        and Corporate Secretary


                                       PCI CHEMICALS CANADA INC./PCI CHIMIE
                                       CANADA INC.


                                       By  /s/ Kent R. Stephenson
                                         --------------------------------------
                                       Title    Vice President
                                            -----------------------------------

                                       Address:         630 Rene-Levesque
                                                          Boulevard West
                                                        31st Floor
                                                        Montreal, Quebec
                                                        Canada  H3B 1S6

                                       Telecopier Number:  (504) 397-6109
                                       Attention: Vice President and Controller
                                                  -----------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION, FORMERLY
                                         KNOWN AS BANK OF AMERICA ILLINOIS,
                                         as Administrative Agent and as U.S.
                                         Funding Agent

                                       By        /s/ DAVID A. JOHANSON
                                         --------------------------------------
                                       Title         Vice President
                                            -----------------------------------

                                       Address:      231 South LaSalle Street
                                                     Chicago, Illinois  60697

                                       Telecopier Number:   (312) 974-9102
                                       Attention:    Agency Management Services


                                       BANK OF AMERICA CANADA,
                                         as Canadian Funding Agent

                                       By         /s/ RICHARD J. HALL
                                         --------------------------------------
                                       Title          Vice President
                                            -----------------------------------

                                       Address:       200 Front Street West,
                                                      Toronto, Ontario,
                                                      Canada  M5V 3L2

                                       Telecopier Number:  (416) 349-4282
                                       Attention:    Nelson Lam
                                                   ----------------------------

                                       BANK AMERICA ROBERTSON STEPHENS,
                                         as Arranger

                                       By         /s/ COLLEEN KRAMER
                                         --------------------------------------
                                       Title          Managing Director
                                            -----------------------------------

                                       Address:       231 South LaSalle Street
                                                      Chicago, Illinois  60697

                                       BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION, FORMERLY
                                         KNOWN AS BANK OF AMERICA ILLINOIS,
                                         as a U.S. Lender

                                       By       /s/ RICHARD A. BEUTEL
                                         --------------------------------------
                                       Title        Managing Director
                                            -----------------------------------

                                       Address:     231 South LaSalle Street
                                                    Chicago, Illinois  60697

                                       Telecopier Number:  (312) 974-0761
                                       Attention:          Richard Beutel

                                       Maximum Loan Amount:  US$5,000,000

                                       TRANSAMERICA BUSINESS
                                         CREDIT CORPORATION,
                                         as a U.S. Lender

                                       By       /s/ MICHAEL W. KEMPEL
                                         --------------------------------------
                                       Title        Senior Account Executive
                                            -----------------------------------

                                       Address:     8750 West Bryn Mawr Ave.,
                                                    Suite 720
                                                    ---------------------------
                                                    Chicago, IL 60631
                                                    ---------------------------

                                       Telecopier Number:  (773) 380-6179
                                       Attention:     Michael Kempel
                                                   ----------------------------

                                       Maximum Loan Amount:  US$15,000,000

                                       SANWA BUSINESS CREDIT CORPORATION,
                                         as a U.S. Lender

                                       By       /s/ STANLEY KAMINSKI
                                         --------------------------------------
                                       Title        Vice President
                                            -----------------------------------

                                       Address:     One South Wacker
                                                    Chicago, IL  60606

                                       Telecopier Number:  (312) 853-1410
                                       Attention:       Stan Kaminski
                                                   ----------------------------

                                       Maximum Loan Amount:  US$15,000,000

                                       BANK OF AMERICA CANADA,
                                         as a Canadian Lender

                                       By       /s/ RICHARD J. HALL
                                         --------------------------------------
                                       Title        Vice President
                                            -----------------------------------

                                       Address:     200 Front Street West,
                                                    Toronto, Ontario,
                                                    Canada  M5V 3L2

                                       Telecopier Number:  (416) 349-4282
                                       Attention:       Nelson Lam
                                                   ----------------------------

                                       Maximum Loan Amount:
                                         U.S. Dollar Equivalent of $20,000,000

                                       CREDIT LYONNAIS CANADA
                                         as a Canadian Lender

                                       By:      /s/ [ILLEGIBLE]
                                          -------------------------------------
                                       Title:       First Vice-President and
                                                    Manager, Eastern Region

                                       By:      /s/ CYNTHIA HANSEN
                                          -------------------------------------
                                       Title:       Assistant Vice-President
                                                    Corporate Banking

                                       Address:     2000 Mansfield Street
                                                    Suite 1610
                                                    Montreal, Quebec H3A 3A4

                                       Telecopier Number:  (514) 288-9683
                                       Attention:    Cynthia Hansen
                                                   ----------------------------

                                       Maximum Loan Amount:
                                         U.S. Dollar Equivalent of $10,000,000